UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

Your vote is important
Please vote online, by telephone, or by signing, dating, and returning the enclosed proxy card by mail.

Table of Contents

Notice of Annual Meeting of Shareholders	P1
Proxy Statement Summary	P2
Governance	P8
Item 1 - Election of Directors	P8
Board Operations and Governance	P9
Director Qualifications and Nomination Process	P18
Director Compensation	P19
Director Independence	P21
Committees of the Board of Directors	P22
Membership and Meetings of the Board and Its Committees	P23
Board Oversight of Compliance and Risk Management	P25
Highlights of the Company's Corporate Governance	P25
Shareholder Engagement on Governance Issues	P29
Prior Management Proposals to Eliminate Classified Board and Supermajority Voting Provisions	P29
Shareholder Proposals and Nominations	P29
Ownership of Company Stock	P31
Compensation	P32
Item 2 - Advisory Vote on Compensation Paid to Named Executive Officers	P32
Compensation Discussion and Analysis	P33
Executive Compensation	P52
Compensation Committee Matters	P63
Audit Matters	P65
Item 3 - Proposal to Ratify the Appointment of Principal Independent Auditor	P65
Management Proposals	P67
Item 4 - Proposal to Amend the Company’s Articles of Incorporation to Eliminate the Classified Board Structure	P67
Item 5 - Proposal to Amend the Company's Articles of Incorporation to Eliminate All Supermajority Voting Provisions	P68
Shareholder Proposals	P70
Item 6 - Requesting Implementation of a Policy to Not Fund, Conduct, or Commission the Use of the Forced Swim Test	P72
Item 7 - Requesting a Report Regarding Direct and Indirect Political Expenditures	P72
Other Information	P73
Meeting and Voting Logistics	P73
Other Matters	P76
Appendix A - Summary of Adjustments Related to the Annual Cash Bonus and Performance Award	P77
Appendix B - Proposed Amendments to the Company's Articles of Incorporation	P79
Directions and Parking	P83

Notice of 2019 Annual Meeting of Shareholders

To the holders of Common Stock of Eli Lilly and Company:
The 2019 Annual Meeting of Shareholders of Eli Lilly and Company will be held as shown below:

TIME AND DATE	LOCATION	WHO CAN VOTE
11:00 a.m. EDT, Monday, May 6, 2019	The Lilly Center Auditorium Lilly Corporate Center Indianapolis, Indiana 46285	Shareholders of record at close of business on February 26, 2019
This proxy statement is dated March 22, 2019, and is first being sent or given to our shareholders on or about that date.

ITEMS OF BUSINESS

Management Proposals		Board Voting Recommendation	Page Reference
Item 1	Election of the four directors listed in the proxy statement to serve three-year terms	FOR each of the Director Nominees
Item 2	Approval, by non-binding vote, of the compensation paid to the company's named executive officers	FOR
Item 3	Ratification of Ernst & Young LLP as the principal independent auditors for 2019	FOR
Item 4	Approve amendments to the Articles of Incorporation to eliminate the classified board structure	FOR
Item 5	Approve amendments to the Articles of Incorporation to eliminate all supermajority voting provisions	FOR
Shareholder Proposals
Item 6	Shareholder proposal requesting implementation of a policy to not fund, conduct, or commission the use of the forced swim test	AGAINST
Item 7	Shareholder proposal requesting a report regarding direct and indirect political expenditures	AGAINST

There is a new admission procedure for attending the annual meeting this year. To gain admission, you must have an admission ticket. You must pre-register for the meeting to receive your admission ticket. Your request for an admission ticket must be received before 5:00 p.m. EDT on April 30, 2019. For further details on the new admission process and for information regarding how to attend the meeting, see the section titled "Meeting and Voting Logistics" for more information.

Every shareholder vote is important. If you are unable to attend the meeting in person, please sign, date, and return your proxy card or voting instructions by mail, or vote by telephone or online promptly so that a quorum may be represented at the meeting.

By order of the Board of Directors,

Bronwen L. Mantlo
Secretary
March 22, 2019
Indianapolis, Indiana

Important notice regarding the availability of proxy materials for the shareholder meeting to be held May 6, 2019: The annual report and proxy statement are available at lilly.com/2018-annual-report.

P1

Proxy Statement Summary

What is New in This Year's Proxy Statement
In May 2018, R. David Hoover retired from the board and in December 2018, we welcomed Karen Walker to the board. Ms. Walker is the senior vice president and chief marketing officer at Cisco Systems. Her 20-plus years in the information technology industry have included senior field and marketing leadership roles in Europe, North America, and the Asia Pacific region. Ellen Marram will be retiring from the board in May 2019 and as of that time, Juan Luciano will serve as the board’s lead independent director.

The board has approved, and recommends that the shareholders approve, the following management proposals at this year's meeting. The board recommends approval of amendments to the company’s articles of incorporation to eliminate the classified board structure (see Item 4 herein) and to eliminate supermajority voting provisions (see Item 5 herein). The board believes these two proposals balance shareholder interests and demonstrate its accountability and willingness to take steps that address shareholder-expressed concerns.

This year the board updated its conflict of interest policy to clarify that a director must disclose his or her relationship with Lilly to the director’s employer and any other organization with which the director has a relationship of trust and where the relationship with our company is relevant. In addition, the policy clarifies that directors must follow the internal conflict of interest policies and procedures of each such organization.

Highlights of 2018 Company Performance
The following provides a brief look at our 2018 performance in three dimensions: operating performance, progress with our innovation pipeline; and shareholder return (both absolute and relative). See our 2018 annual report on Form 10-K for more details.

Operating Performance
Performance highlights:

•	2018 revenue increased 7 percent to approximately $24.6 billion.

•	2018 earnings per share (EPS) on a reported basis were $3.13, compared to a 2017 EPS loss on a reported basis of $0.19.

•	2018 EPS increased 30 percent on a non-GAAP basis to $5.55.

A reconciliation of measures prepared in accordance with generally accepted accounting principles (GAAP) and externally reported non-GAAP measures is included in Appendix A.

2018 Innovation and Business Development Progress
We made significant pipeline advances in 2018, including:

•	U.S. and EU approval of Emgality™ (galcanezumab-gnlm) for the preventive treatment of migraine in adults.

•	EU approval of Verzenio™ (abemaciclib) and approval in Japan of Verzenio® for the treatment of certain types of advanced or metastatic breast cancer.

•	U.S. approval of the 2-mg dose of Olumiant® (baricitinib) for the treatment of adults with moderately-to-severely active rheumatoid arthritis.

We also had significant business development engagement in 2018, including:

•	Launched an initial public offering of Elanco Animal Health, Inc.

•
A number of licenses, research collaborations, and acquisitions that will strengthen our pipeline, including the acquisition of ARMO BioSciences, an immuno-oncology company, and its lead product candidate pegilodecakin, which has demonstrated clinical benefit as a single agent, and in combination with both chemotherapy and checkpoint inhibitor therapy, across several tumor types.

P2

Shareholder Returns
We generated strong s (share price appreciation plus dividends, reinvested quarterly) through year-end 2018. Our returns significantly exceeded both the compensation peer group and the S&P 500 across the time periods presented below:

P3

Governance

Item 1: Election of Directors
Further information see page --

Name and principal occupation	Public boards	Management recommendation	Vote required to pass
Ralph Alvarez, 63	Lowe's Companies, Inc. Dunkin' Brands Group, Inc.	Vote FOR	Majority of votes cast
Operating Partner, Advent International Corporation
Director since 2009

Carolyn R. Bertozzi, Ph.D., 52	Catalent	Vote FOR	Majority of votes cast
Professor of Chemistry and Investigator of the Howard Hughes Medical Institute, Stanford University
Director since 2017

Juan R. Luciano, 57	Archer Daniels Midland Company Wilmar International (alternate director)	Vote FOR	Majority of votes cast
Chairman and Chief Executive Officer, Archer Daniels Midland Company
Director since 2016

Kathi P. Seifert, 69	Investors Community Bank	Vote FOR	Majority of votes cast
Retired Executive Vice President, Kimberly-Clark Corporation
Director since 1995

Our Corporate Governance Policies Reflect Best Practices
✓ Our board membership is characterized by leadership, experience, and diversity.
✓ 13 of our 14 directors, and the members of all board committees, are independent.
✓ We have a strong, independent, clearly defined lead independent director role.
✓ Updated conflict of interest policy clarifies when Lilly board service must be disclosed.
✓ We are committed to board refreshment and seek to balance continuity and fresh perspectives.
✓ We conduct orientation and continuing education programs for directors.
✓ We have an annual cap on director compensation.
✓ Our board conducts a robust annual assessment of board performance, including an annual assessment of each individual director.
✓ We have a majority voting standard and resignation policy for the election of directors in uncontested elections.
✓ Our board values active shareholder engagement. As a result, we have put forward for consideration at this year's annual meeting management proposals to eliminate our classified board structure and supermajority voting provisions.
✓ We have no shareholder rights plan (“poison pill”).
✓ The charters of the committees of the board clearly establish the committees’ respective roles and responsibilities.
✓ Our board holds executive sessions of the independent directors at every regular board meeting and most committee meetings.
✓ Our independent directors have direct access to management and sole discretion to hire independent advisors at the company’s expense.

P4

✓ Our independent directors select and evaluate our CEO and ensure we have a strong succession plan for executive officer roles. Our Compensation Committee determines the compensation for our CEO and other executive officers.
✓ Our board actively oversees and approves our corporate strategy.
✓ Our board has a longstanding commitment to corporate responsibility.
✓ Our board oversees compliance and enterprise risk management practices.
✓ We have a comprehensive code of ethical and legal business conduct applicable to our board and all employees worldwide. This code is reviewed and approved annually by the board.
✓ We have a supplemental code for our CEO and all members of financial management, in recognition of their unique responsibilities to ensure proper accounting, financial reporting, internal controls, and financial stewardship.
✓ We have strong governance and disclosure of corporate political spending.
✓ We have transparent public policy engagement.
✓ We have meaningful stock ownership and retention guidelines for our directors and executive officers.

Compensation

Item 2: Advisory Vote on Compensation Paid to Named Executive Officers Further information see page --	Management recommendation Vote FOR	Vote required to pass Majority of votes cast

Our Executive Compensation Programs Reflect Best Practices

✓	We have had strong shareholder support of our compensation practices: in 2018, over 97 percent of shares cast voted in favor of our executive compensation programs.

✓	Our compensation programs are designed to align with shareholder interests and link pay to performance through a blend of short- and long-term performance measures.

✓
Our Compensation Committee annually reviews our compensation programs to ensure they provide incentives to deliver long-term, sustainable business results while discouraging excessive risk-taking or other adverse behaviors.

✓	We have a broad compensation recovery policy that applies to all executives and covers a wide range of misconduct.

✓	Our executive officers are subject to robust stock ownership and retention guidelines and are prohibited from hedging or pledging their company stock.

✓	We do not have "top hat" retirement plans—supplemental plans are open to all employees and are limited to restoring benefits lost due to IRS limits on qualified plans.

✓	We do not provide tax gross-ups to executive officers (except for limited gross-ups related to international assignments).

✓	We have a very restrictive policy on perquisites.

✓	Our severance plans related to change-in-control generally require a double trigger.

✓	We do not have employment agreements with any of our executive officers.

Executive Compensation Summary for 2018
At the time the total target compensation was established at the end of 2017, target compensation for our named executive officers (the six officers whose compensation is disclosed in this proxy statement) was in the middle range of the company's peer group. Incentive compensation payouts exceeded target, consistent with the company's strong performance in 2018.

Pay for Performance
As described in the Compensation Discussion and Analysis (CD&A), we link our incentive pay programs to a balanced mix of measures on three dimensions of company performance: operating performance; progress with our innovation pipeline; and shareholder return (both absolute and relative).

The summary below highlights how our incentive pay programs are intended to align with company performance. Please also see Appendix A for any adjustments that were made to EPS for incentive compensation programs.

P5

2018 Cash Bonus Plan Multiple
The company exceeded its annual cash bonus targets for revenue, EPS, and pipeline progress.

*Performance multiples are capped at 2.0.

2017-2018 Performance Award Multiple
We exceeded the EPS growth targets under our Performance Award program, which has targets based on expected EPS growth of peer companies over a two-year period. This performance resulted in a performance award payout above target.

2016-2018 Shareholder Value Award Multiple
Our stock price growth exceeded the target range (17.7% to 30.2%) under our Shareholder Value Award program, which is based on expected large-cap company returns over a three-year period. This performance resulted in a Shareholder Value Award payout above target.

P6

Audit Matters

Item 3: Ratification of Appointment of Principal Independent Auditor Further information see page --	Management recommendation Vote FOR	Vote required to pass Majority of votes cast

Management Proposals

Item 4: Approval of Amendments to the Articles of Incorporation to Eliminate the Classified Board Structure Further information see page --	Management recommendation Vote FOR	Vote required to pass 80% of outstanding shares

Item 5: Approval of Amendments to the Articles of Incorporation to Eliminate Supermajority Voting Provisions Further information see page --	Management recommendation Vote FOR	Vote required to pass 80% of outstanding shares

P7

Shareholder Proposals

Item 6: Shareholder Proposal Requesting Implementation of a Policy to Not Fund, Conduct or Commission the Use of the Forced Swim Test Further information see page --	Management recommendation Vote AGAINST	Vote required to pass Majority of votes cast

Item 7: Shareholder Proposal Requesting a Report Regarding Direct and Indirect Political Contributions Further information see page --	Management recommendation Vote AGAINST	Vote required to pass Majority of votes cast

Voting

How to Vote in Advance of the Meeting
Even if you plan to attend the 2019 annual meeting in person, we encourage you to vote prior to the meeting via one of the methods described below.

ONLINE	BY TELEPHONE	BY MAIL
Visit the website listed on your proxy card or voting instruction form	Call the telephone number on your proxy card or voting instruction form	Sign, date, and return your proxy card or voting instruction form

Further information on how to vote is provided at the end of the proxy statement under "Other Information."

Voting at our 2019 Annual Meeting
You may also opt to vote in person at the 2019 annual meeting, which will be held on Monday, May 6, 2019, at the Lilly Corporate Center, Indianapolis, IN 46285, at 11:00 a.m., EDT. See the section titled "Other Information" for more information.

Governance
Item 1. Election of Directors

Under the company’s articles of incorporation, the board is divided into three classes with approximately one-third of the directors standing for election each year. The term for directors to be elected this year will expire at the annual meeting of shareholders held in 2022. Each of the director nominees listed below has agreed to serve that term. The following sections provide information about our directors, including their qualifications, the director nomination process, and director compensation.

P8

Board Recommendation on Item 1

The board recommends that you vote FOR each of the following nominees:

•	Ralph Alvarez

•	Carolyn R. Bertozzi, Ph.D.

•	Juan R. Luciano

•	Kathi P. Seifert

Board Operations and Governance

Board of Directors
Each of our directors is elected to serve until his or her successor is duly elected and qualified. If a bona fide nominee set forth in this proxy statement is unable to serve or for good cause will not serve, proxy holders may vote for another nominee proposed by the board or, as an alternative, the board may reduce the number of directors to be elected at the annual meeting.

Director Biographies
Set forth below is information as of March 8, 2019, regarding the nominees for election, which has been confirmed by each of them for inclusion in this proxy statement. We have provided the most significant experiences, qualifications, attributes, and skills that led to the conclusion that each director or director nominee should serve as a director in light of our business and structure. Full biographies for each of our directors are available on our website at lilly.com/about/board-of-directors/Pages/board-of-directors.aspx.

No family relationship exists among any of our directors, director nominees, or executive officers. To the best of our knowledge, there are no pending material legal proceedings in which any of our directors or nominees for director, or any of their associates, is a party adverse to us or any of our affiliates, or has a material interest adverse to us or any of our affiliates. Additionally, to the best of our knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments, sanctions, or injunctions during the past 10 years that are material to the evaluation of the ability or integrity of any of our directors or nominees for director. There is no arrangement between any director or director nominee and any other person pursuant to which he or she was or is to be selected as a director or director nominee.

P9

Class of 2019
The following four directors will seek election at this year's annual meeting. Three of these directors are standing for reelection; Carolyn Bertozzi is seeking election for the first time. See “Item 1. Election of Directors” above for more information.

Ralph Alvarez Age: 63, Director since 2009, Board Committees: Compensation (chair); Science and Technology

PUBLIC BOARDS	PRIOR PUBLIC BOARDS	MEMBERSHIPS + OTHER ORGANIZATIONS
Lowe's Corporation, Inc.;	McDonald's Corporation; KeyCorp;	University of Miami: President's Council;
Dunkin' Brand Group, Inc.	Skylark Co., Ltd; Realogy Holdings Corp.	School of Business Administration Board of
Overseers
CAREER HIGHLIGHTS
• Advent International Corporation, a leading global private equity firm
- Operating Partner (2017 - present)
• Skylark Co. Ltd., a leading restaurant operator in Japan
- Chairman of the Board (2013 - 2018)
• McDonald's Corporation
- President and Chief Operating Officer (2006 - 2009)
QUALIFICATIONS
Through his positions at Skylark Co., Ltd., and McDonald's Corporation, as well as with other global restaurant businesses, Mr. Alvarez has extensive experience in consumer marketing, global operations, international business, and strategic planning. His international experience includes a special focus on Japan and emerging markets. He also has extensive corporate governance experience through his service on other public company boards.

P10

Carolyn R. Bertozzi, Ph.D. Age: 52, Director since 2017, Board Committees: Public Policy and Compliance; Science and Technology

PUBLIC BOARDS	NON-PROFIT BOARDS	MEMBERSHIPS + OTHER ORGANIZATIONS
Catalent	Grace Science Foundation;	American Chemical Society; American Society for Biochemistry and
Glenn Foundation	Molecular Biology; American Chemical Society Publications, Editor-in-
Chief of ACS Central Science; National Academy of Medicine; National
Academy of Sciences; American Academy of Arts and Sciences; National
Academy of Inventors; German Academy of Sciences Leopoldina; Foreign
Fellow of the Royal Society
HONORS
MacArthur Genius Award; Lemelson MIT Prize; Heinrich Wieland Prize; National Academy of Sciences Award in the
Chemical Sciences
CAREER HIGHLIGHTS
• Stanford University
- Anne T. and Robert M. Bass Professor of Chemistry, Professor of Chemical and Systems Biology and
Radiology by courtesy (2015 - present)
- Baker Family Co-Director of Stanford ChEM-H (2017 - present)
• Howard Hughes Medical Institute
- Investigator (2000 - present)
• University of California, Berkeley
- T.Z. and Irmgard Chu Professor of Chemistry and Professor of Molecular and Cell Biology (1996 - 2015)
QUALIFICATIONS
Dr. Bertozzi is a prominent researcher and academician. She has extensive experience at Stanford University and the
University of Berkeley, California, two major research institutions. Her deep expertise spans the disciplines of chemistry and biology, with an emphasis on studies of cell surface glycosylation associated with cancer, inflammation, and bacterial infection and exploiting this knowledge for development of diagnostic and therapeutic approaches.

P11

Juan R. Luciano Age: 57, Director since 2016, Board Committees: Finance (chair); Public Policy and Compliance

PUBLIC BOARDS	NON-PROFIT BOARDS	MEMBERSHIPS + OTHER ORGANIZATIONS
Archer Daniels Midland Company;	Intersect Illinois;	Economic Club of Chicago; Commercial Club of Chicago
Wilmar International	Boys and Girls Clubs of America;
(alternate director)	Kellogg School of Management,
Northwestern University
CAREER HIGHLIGHTS
• Archer Daniels Midland Company, a global food-processing and commodities-trading company
- Chairman (January 2016 - present)
- CEO and President (2015 - present)
- President (2014 - 2015)
- Executive Vice President and Chief Operating Officer (2011 - 2014)
• The Dow Chemical Company, a multinational chemical company
- Executive Vice President and President, Performance Division (2010 - 2011)
QUALIFICATIONS
Mr. Luciano has CEO and global business experience with Archer Daniels Midland Company, where he has established a reputation for strong result-oriented and strategic leadership, as well as many years of global leadership at The Dow
Chemical Company. He brings to the board a strong technology and operations background, along with expertise in the highly-regulated food and agriculture sectors.

Kathi P. Seifert Age: 69, Director since 1995, Board Committees: Audit; Compensation

PUBLIC BOARDS	PRIOR PUBLIC BOARDS	NON-PROFIT BOARDS
Investors Community Bank	Albertsons;	Community Foundation for the Fox Valley Region;
	Revlon Consumer Products Co.;	Fox Cities Building for the Arts;
	Supervalu Inc.;	Fox Cities Chamber of Commerce; New North;
	Lexmark International, Inc.	Greater Fox Cities Area Habitat for Humanity;
Riverview Gardens;
CAREER HIGHLIGHTS
• Katapult, LLC, a provider of pro bono mentoring and consulting services to nonprofit organizations
- Chairman (2004 - present)
• Kimberly-Clark Corporation, a global consumer products company
- Executive Vice President (1999 - 2004)
QUALIFICATIONS
Ms. Seifert is a retired senior executive of Kimberly-Clark. She has strong expertise in consumer marketing and brand management, having led sales and marketing for several worldwide brands, with a special focus on consumer health.
She has extensive corporate governance experience through her other board positions.

P12

Class of 2020
The following five directors are serving terms that will expire in May 2020.

Michael L. Eskew Age: 69, Director since 2018, Board Committees: Audit (chair); Compensation; Directors and Corporate Governance

PUBLIC BOARDS	NON-PROFIT BOARDS
3M Corporation;	Chairman of the board of trustees of The Annie E. Casey Foundation
IBM Corporation;
Allstate Insurance Company
CAREER HIGHLIGHTS
• United Parcel Service, Inc., a global shipping and logistics company
- UPS Board of Directors (1998 - 2014)
- Chairman and CEO (2002 - 2007)
- Vice Chairman (2000 - 2002)
QUALIFICATIONS
Mr. Eskew has CEO experience with UPS, where he established a record of success in managing complex worldwide operations, strategic planning, and building a strong consumer brand focus. He is an audit committee financial expert, based on his CEO experience and his service on other U.S. public company audit committees. He has extensive corporate governance experience through his service on the boards of other companies.

William G. Kaelin, Jr., M.D. Age: 61, Director since 2012, Board Committees: Finance; Science and Technology (chair)

INDUSTRY MEMBERSHIPS	HONORS
National Academy of Medicine;	Canada Gairdner International Award;
National Academy of Sciences;	Lefoulon-Delalande Prize - Institute of France
Association of American Physicians;
American Society of Clinical Investigation
CAREER HIGHLIGHTS
• Dana-Farber/Harvard Cancer Center
- Professor of Medicine (2002 - present)
• Brigham and Women's Hospital
- Professor (2002 - present)
• Howard Hughes Medical Institute
- Investigator (2002 - present)
- Assistant Investigator (1998 - 2002)
QUALIFICATIONS
Dr. Kaelin is a prominent medical researcher and academician. He has extensive experience at Harvard Medical School, a major medical institution, as well as special expertise in oncology, a key component of Lilly's business. He also has deep expertise in basic science, including mechanisms of drug action, and experience with pharmaceutical discovery research.

P13

David A. Ricks Age: 51, Director since 2017, Board Committees: none

PUBLIC BOARDS	NON-PROFIT BOARDS	INDUSTRY MEMBERSHIPS
Adobe; Elanco	Board of Governors for Riley Children's Foundation;	International Federation of Pharmaceutical
	Central Indiana Community Partnership	Manufacturers & Associations (IFPMA);
Pharmaceutical Research and Manufacturers
of America (PhRMA)
CAREER HIGHLIGHTS
• Eli Lilly and Company
- Chairman of the Board, President and CEO (2017- present)
- Senior Vice President and President, Lilly Bio-Medicines (2012 - 2016)
QUALIFICATIONS
Mr. Ricks was named President and CEO on January 1, 2017, and Chairman on June 1, 2017. Mr. Ricks joined Lilly in 1996 and most recently served as President of Lilly Bio-Medicines. He has deep expertise in product development, global sales and marketing, as well as public policy. He has significant global experience in leading the company's commercial operations.

Marschall S. Runge, M.D., Ph.D. Age: 64, Director since 2013, Board Committees: Public Policy and Compliance; Science and Technology

NON-PROFIT BOARDS	MEMBERSHIPS + OTHER ORGANIZATIONS
Michigan Medicine	Experimental Cardiovascular Sciences Study Section of the National Institutes of Health
CAREER HIGHLIGHTS
• University of Michigan
- CEO, Michigan Medicine (2015 - present)
- Executive Vice President for Medical Affairs (2015 - present)
- Dean, Medical School (2015 - present)
• University of North Carolina, School of Medicine
- Executive Dean (2010 - 2015)
- Chair of the Department of Medicine (2000 - 2015)
- Principal Investigator and Director of the North Carolina Translational and Clinical Sciences Institute (2010 - 2015)
QUALIFICATIONS
Dr. Runge brings the unique perspective of a practicing physician who has a broad background in health care and academia. He has extensive experience as a practicing cardiologist, a strong understanding of health care facility systems, and deep expertise in biomedical research and clinical trial design.

P14

Karen Walker Age: 57, Director since 2018, Board Committees: Audit; Public Policy and Compliance

NON-PROFIT BOARDS	MEMBERSHIPS + OTHER ORGANIZATIONS
Salvation Army Advisory Board of Silicon Valley	Association of National Advertisers; IT Services Marketing Association;
CMO Council; Marketers that Matter
CAREER HIGHLIGHTS
• Cisco Systems, a provider of packaging products, aerospace and other technologies and services to commercial and governmental customers
- Senior Vice President and Chief Marketing Officer (2015 - present)
- Senior Vice President, Marketing (2013 - 2015)
- Senior Vice President of Segment, Services and Partner Marketing (2012 - 2013)
- Vice President of Services Marketing (2008 - 2012)
QUALIFICATIONS
Ms. Walker brings extensive marketing and digital expertise. She has valuable commercial experience developed through her business and consumer leadership positions in the information technology industry and is a recognized industry authority on both technology and marketing. Her business expertise includes senior field and marketing roles in Europe, North America, and the Asia Pacific region.

Class of 2021
With the exception of Ellen Marram, who will retire in May 2019, the following five directors are serving terms that will expire in May 2021.

Katherine Baicker, Ph.D. Age: 47, Director since 2011, Board Committees: Audit, Public Policy and Compliance (chair)

MEMBERSHIPS + OTHER ORGANIZATIONS
Panel of Health Advisers to the Congressional Budget Office; Editorial Board of Health Affairs; Research Associate of the
National Bureau of Economic Research; Member of the National Academy of Medicine; and American Academy of
of Arts and Sciences
CAREER HIGHLIGHTS
• Harris School of Public Policy, University of Chicago
- Dean and the Emmett Dedmon Professor (2017 - present)
• Harvard T.H. Chan School of Public Health, Department of Health Policy and Management
- C. Boyden Gray Professor (2014 -2017)
- Acting Chair (2014 - 2016)
- Professor of health economics (2007 - 2017)
• Council of Economic Advisers, Executive Office of the President
- Member (2005 - 2007)
- Senior Economist (2001 - 2002)
QUALIFICATIONS
Dr. Baicker is a leading researcher in the fields of health economics, public economics, and labor economics. As a valued adviser to numerous health care-related commissions and committees, her expertise in health policy and health care delivery is recognized in both academia and government.

P15

J. Erik Fyrwald Age: 59, Director since 2005, Board Committees: Public Policy and Compliance; Science and Technology

PUBLIC BOARDS	PRIVATE BOARDS	NON-PROFIT BOARDS
Bunge Limited	Syngenta International AG	UN World Food Program Farm to Market Initiative;
Crop Life International; Swiss-American Chamber of Commerce
CAREER HIGHLIGHTS
• Syngenta International AG, a global Swiss-based agriculture technology company that produces agrochemicals and seeds
- CEO (2016 - present)
• Univar, Inc., a leading distributor of chemicals and provider of related services
- President and CEO (2012 - 2016)
• Ecolab, a leading provider of cleaning, sanitization, and water products and services
- President (2012)
• Nalco Company, a leading provider of water treatment products and services
- Chairman and Chief Executive Officer (2008 - 2011)
• E.I. duPont de Nemours and Company, a global chemical company
- Group Vice President, agriculture and nutrition (2003 - 2008)
QUALIFICATIONS
Mr. Fyrwald has a strong record of operational and strategic leadership in three complex worldwide businesses with a focus on technology and innovation. He is an engineer by training and has significant CEO experience with Syngenta,
Univar, and Nalco.

Jamere Jackson Age: 50, Director since 2016, Board Committees: Audit; Finance

CAREER HIGHLIGHTS
• Hertz Global Holdings, Inc., a global vehicle rental, leasing, and fleet management business.
- Chief Financial Officer (2018 - present)
• Nielsen Holdings plc, a global measurement and data analytics company
- Chief Financial Officer (2014 - 2018)
• GE
- Vice President and CFO, GE Oil & Gas, drilling and surface division (2013 - 2014)
- Senior Executive, Finance, GE Aviation (2007 - 2013)
- Finance Executive, GE Corporate (2004 - 2007)
QUALIFICATIONS
Through his senior financial roles at Nielsen and GE, Mr. Jackson brings to the board significant global financial expertise and strong background in strategic planning, having spent his professional career in a broad range of financial and strategic planning roles. He is an audit committee financial expert, based on his CFO experience and his training as a certified public accountant.

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Ellen R. Marram Age: 72, Director since 2002, lead independent director since 2012, Board Committees: Compensation; Directors and Corporate Governance (chair)

PUBLIC BOARDS	PRIOR PUBLIC BOARDS	PRIVATE BOARDS	NON-PROFIT BOARDS
Ford Motor Company	Cadbury plc;	Newman's Own, Inc.	Wellesley College;
	The New York Times Company		New York-Presbyterian Hospital;
Lincoln Center Theater;
Newman's Own Foundation
CAREER HIGHLIGHTS
• The Barnegat Group LLC, provider of business advisory services
- President (2006 - present)
• North Castle Partners, LLC, private equity firm
- Managing Director (2000 - 2006)
• Tropicana Beverage Group
- President and Chief Executive Officer (1993 - 1998)
• Nabisco Biscuit Company, a unit of Nabisco, Inc.
- President and Chief Executive Officer (1988 - 1993)
QUALIFICATIONS
Ms. Marram is a former CEO with a strong marketing and consumer-brand background. Through her non-profit and private company activities, she has a special focus and expertise in wellness and consumer health. Ms. Marram has extensive corporate governance experience through service on other public company boards in a variety of industries.

Jackson P. Tai Age: 68, Director since 2013, Board Committees: Audit; Directors and Corporate Governance; Finance

PUBLIC BOARDS	PRIOR PUBLIC BOARDS	PRIVATE BOARD	NON-PROFIT BOARDS
MasterCard Incorporated;	The Bank of China Limited;	Canada Pension Plan	Metropolitan Opera;
Royal Phillips NV	Singapore Airlines;	Investment Board	Rensselaer Polytechnic Institute
(until March 31, 2019);	NYSE Euronext;	(until March 31, 2019)
HSBC Holdings	ING Groep NV;
CapitaLand (Singapore);
DBS Holdings and DBS Bank
CAREER HIGHLIGHTS
• DBS Group Holdings and DBS Bank (formerly the Development Bank of Singapore), one of the largest financial services groups in Asia
- Vice Chairman and Chief Executive Officer (2002 - 2007)
- President and Chief Operating Officer (2001 - 2002)
• J.P. Morgan & Co. Incorporated, a leading global financial institution
QUALIFICATIONS
Mr. Tai is a former CEO with extensive experience in international business and finance, and is an audit committee financial expert. He has deep expertise in the Asia-Pacific region, an important growth market for Lilly. He also has broad corporate governance experience from his service on public company boards in the U.S., Europe, and Asia.

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Director Qualifications and Nomination Process
Director Qualifications

Experience: Our directors are responsible for overseeing the company's business consistent with their fiduciary duties. This significant responsibility requires highly skilled individuals with various qualities, attributes, and professional experience. We believe the board is well-rounded, with a balance of relevant perspectives and experience, as illustrated in the following chart:

CEO Experience:				6
Financial Expertise:				6
Relevant Scientific/Academic Expertise:		4
Healthcare Experience:			5
Operational/Strategic Expertise:						9
International Experience:					7
Marketing and Sales Expertise:					7
Digital Expertise:	1

Board Tenure: As the following chart demonstrates, our director composition reflects a mix of tenure on the board, which provides an effective balance of historical perspective and an understanding of the evolution of our business with fresh perspectives and insights.

In 2018, Karen Walker joined the board and David Hoover retired from the board. Ellen Marram, who joined the board in 2002, will retire in May 2019.

3 Years or Less:			4
3-5 Years:		3
6-10 Years:	2
More than 10 Years:				5

Diversity: The board strives to achieve diversity in the broadest sense, including persons diverse in geography, gender, ethnicity, age, and experiences. Although the board does not establish specific diversity goals or have a standalone diversity policy, the board's overall diversity is an important consideration in the director selection and nomination process. The Directors and Corporate Governance Committee assesses the effectiveness of board diversity efforts in connection with the annual nomination process as well as in new director searches. The company's 14 directors range in age from 46 to 72 and include five women and four ethnically diverse members.

Character: Board members should possess the personal attributes necessary to be an effective director, including unquestioned integrity, sound judgment, a collaborative spirit, and commitment to the company, our shareholders, and other constituencies.

Director Refreshment
The Directors and Corporate Governance Committee performs periodic assessments of the overall composition and skills of the board in order to ensure that the board and management are actively engaged in succession planning for directors, and that our board reflects the viewpoints, diversity, and expertise necessary to support our complex and evolving business. The Directors and Corporate Governance Committee, with input from all board members, also considers the contributions of the individual directors.

The results of these assessments inform the board's recommendations on nominations for directors at the annual meeting each year and help provide us with insight on the types of experiences, skills, and other characteristics we should be seeking for future director candidates. Based on this assessment, the Directors and Corporate Governance Committee has recommended that the directors in the 2019 class be elected at the 2019 annual meeting.

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The board delegates the director screening process to the Directors and Corporate Governance Committee, which receives input from other board members. Director candidates are identified from several sources, including executive search firms retained by the committee, incumbent directors, management, and shareholders.

The Directors and Corporate Governance committee employs the same process for evaluating all candidates, including those submitted by shareholders. The committee initially evaluates a candidate based on publicly available information and any additional information supplied by the party recommending the candidate. If the candidate appears to satisfy the selection criteria and the committee’s initial evaluation is favorable, the committee, assisted by management or a search firm, gathers additional data on the candidate’s qualifications, availability, probable level of interest, and any potential conflicts of interest. If the committee’s subsequent evaluation continues to be favorable, the candidate is contacted by the Chairman of the Board and one or more of the independent directors, including the lead independent director, for direct discussions to determine the mutual level of interest in pursuing the candidacy. If these discussions are favorable, the committee recommends that the board nominate the candidate for election by the shareholders (or elects the candidate to fill a vacancy, as applicable).

Director Compensation

Director compensation is reviewed and approved annually by the board, on the recommendation of the Directors and Corporate Governance Committee. Directors who are employees receive no additional compensation for serving on the board.

Cash Compensation
The following table shows the retainers and meeting fees for all non-employee directors in effect in 2018.

Board Retainers (annual, paid in monthly installments)		Committee Retainers (annual, paid in monthly installments)

Annual Board Retainer	$110,000	Audit Committee; Science and Technology Committee members (including the chairs)	$6,000

Annual Retainers (in addition to annual board retainer):		Compensation Committee; Directors and Corporate Governance Committee; Finance Committee; Public Policy and Compliance Committee members (including the chairs)	$3,000
Lead Independent Director	$35,000	Audit Committee Chair	$18,000
Compensation Committee Chair; Directors and Corporate Governance Committee Chair; Finance Committee Chair; Public Policy and Compliance Committee Chair	$12,000	Science and Technology Committee Chair	$15,000

Directors are reimbursed for customary and usual travel expenses in connection with their travel to and from board meetings and other company events. Directors may also receive additional cash compensation for serving on ad hoc committees that may be formed from time to time.

Stock Compensation
Directors are required to hold meaningful equity ownership positions in the company, and may not sell the equity compensation they earn as a director until after leaving the board. A significant portion of director compensation is in the form of deferred Lilly stock payable after they leave the board. Directors are required to hold Lilly stock, directly or through company plans, valued at not less than five times their annual board retainer; new directors are allowed five years to reach this ownership level. All directors serving at least five years have satisfied these guidelines, and all other directors are making progress toward these requirements.

In 2018, non-employee directors received $175,000 of equity compensation (but no more than 7,500 shares), deposited annually in a deferred stock account in the Lilly Directors’ Deferral Plan (as described below). This award is prorated for time served and payable beginning the second January following the director's departure from board service.

Annual Compensation Cap for Directors
In 2018, the board approved a cap to the total annual compensation (cash and equity compensation) for non-employee directors of $800,000.  The cap is intended to avoid excessive director compensation and is included in

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both our Directors' Deferral Plan and in the Amended and Restated 2002 Lilly Stock Plan approved by shareholders at the 2018 annual shareholders' meeting.

Lilly Directors’ Deferral Plan: The Lilly Directors' Deferral Plan allows non-employee directors to defer receipt of all or part of their cash compensation until after their service on the board has ended. Each director can choose to invest the amounts deferred in one or both of the following two accounts:

Deferred Stock Account. This account allows the director, in effect, to invest his or her deferred cash compensation in company stock. Funds in this account are credited as hypothetical shares of company stock based on the closing stock price on pre-set monthly dates. In addition, the annual stock compensation award as described above is also credited to this account. The number of shares credited is calculated by dividing the $175,000 annual compensation figure by the closing stock price on a pre-set annual date. Hypothetical dividends are “reinvested” in additional shares based on the market price of the stock on the date dividends are paid. Actual shares are issued on the second January following the director's departure from board service.

Deferred Compensation Account. Funds in this account earn interest each year at a rate of 120 percent of the applicable federal long-term rate, compounded monthly, as established the preceding December by the U.S. Treasury Department under Section 1274(d) of the Internal Revenue Code of 1986 (the Internal Revenue Code). The aggregate amount of interest that accrued in 2018 for the participating directors was $143,381, at a rate of 3.1 percent. The rate for 2019 is 3.9 percent.

Both accounts may generally only be paid out in a lump sum or in annual installments for up to 10 years, beginning the second January following the director’s departure from board service. Amounts in the deferred stock account are paid in shares of company stock.

2018 Compensation for Non-Employee Directors

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	All Other Compensation and Payments ($)[2]	Total ($)[3]
Mr. Alvarez	$131,000	$175,000		$306,000
Dr. Baicker	$127,000	$175,000		$302,000
Dr. Bertozzi	$119,000	$175,000		$294,000
Mr. Eskew	$140,000	$175,000		$315,000
Mr. Fyrwald	$123,000	$175,000		$298,000
Mr. Jackson	$119,000	$175,000		$294,000
Dr. Kaelin	$134,000	$175,000		$309,000
Mr. Luciano	$124,000	$175,000		$299,000
Ms. Marram	$163,000	$175,000		$338,000
Dr. Runge	$119,000	$175,000		$294,000
Ms. Seifert	$119,000	$175,000		$294,000
Mr. Tai	$121,000	$175,000		$296,000
Ms. Walker	$9,917	$14,583		$24,500
Retired
Mr. Hoover	$53,333	$72,917		$126,250

1 Each non-employee director received an award of stock valued at $175,000 (approximately 1,511 shares), except Mr. Hoover (who retired from the board in May 2018) and Ms. Walker (who joined the board in December 2018), who each received a pro-rated award for a partial year of service. This stock award and all prior stock awards are fully vested; however, the shares are not issued until the second January following the director's departure from board service, as described above under “Lilly Directors’ Deferral Plan.” The column shows the grant date fair value for each director’s stock award computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. See Note 11 of the consolidated financial statements in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for additional detail regarding assumptions underlying the valuation of equity awards. Aggregate outstanding stock awards are shown in the “Common Stock Ownership by Directors and Executive Officers” table in the “Stock Units Not Distributable Within 60 Days” column.

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[2]
This column consists of amounts donated by the Eli Lilly and Company Foundation, Inc. ("Foundation") under its matching gift program, which is generally available to U.S. employees as well as non-employee directors. Under this program, the Foundation matched 100 percent of charitable donations over $25 made to eligible charities, up to a maximum of $30,000 per year for each individual. The Foundation matched these donations via payments made directly to the recipient charity. The amounts for XXXXXXXXXX .

[3]	Directors do not participate in a company pension plan or non-equity incentive plan.

2019 Director Compensation
In 2018, the Directors and Corporate Governance Committee reviewed the company’s compensation for independent directors, including a peer group analysis which showed total director compensation slightly above the median. As a result of this analysis, the committee recommended no changes to independent director compensation for 2019.

Director Independence

The board annually determines the independence of directors based on a review by the Directors and
Corporate Governance Committee. No director is considered independent unless the board has determined that he or she has no material relationship with the company, either directly or as a partner, significant shareholder, or officer of an organization that has a material relationship with the company. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. To evaluate the materiality of any such relationship, the board has adopted categorical independence standards consistent with the New York Stock Exchange (NYSE) listing standards, except that the “look-back period” for determining whether a director’s prior relationship(s) with the company impairs independence is extended from three to four years.
The company's process for determining director independence is set forth in our Standards for Director Independence, which can be found on our website at lilly.com/who-we-are/governance, along with our Corporate Governance Guidelines.
On the recommendation of the Directors and Corporate Governance Committee, the board determined that each current non-employee director is independent. Prior to his retirement in 2018, the board reached the same conclusions regarding Dr. Hoover, and determined that the members of each committee also meet our independence standards. The board determined that none of the non-employee directors has had during the last four years (i) any of the relationships identified in the company’s categorical independence standards or (ii) any other material relationship with the company that would compromise his or her independence. The table that follows includes a description of categories or types of transactions, relationships, or arrangements the board considered in reaching its determinations.

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Director	Organization	Type of Organization	Director Relationship to Organization	Primary Type of Transaction/ Relationship/ Arrangement between Lilly and Organization	2018 Aggregate Percentage of Organization's Revenue
Dr. Baicker	University of Chicago	Educational Institution	Employee	Research grants	Less than 0.1 percent
Dr. Bertozzi	Stanford University	Educational Institution	Employee	Research grants	Less than 0.1 percent
Mr. Fyrwald	Syngenta International AG	For-profit Corporation	Executive Officer	Purchase of products	Less than 0.1 percent
Mr. Jackson	Hertz Global Holdings Inc	For-profit Corporation	Executive Officer	Purchase of products	Less than 0.1 percent
	Nielsen Holdings plc	For-profit Corporation	Former Executive Officer	Purchase of products	Less than 0.1 percent
Dr. Kaelin	Harvard University	Educational Institution	Employee	Research grants	Less than 0.1 percent
	Brigham and Women's Hospital	Health Care Institution	Employee	Research grants	Less than 0.1 percent
	Dana-Farber Cancer Institute	Health Care Institution	Employee	Research grants	Less than 0.1 percent
Mr. Luciano	Archer Daniels Midland	For-profit Corporation	Executive Officer	Purchase of products	Less than 0.1 percent
				Sale of products	Less than 0.1 percent of Lilly's revenue
Dr. Runge	University of Michigan Medical School	Educational Institution	Executive Officer	Research grants	Less than 0.1 percent
Ms. Walker	Cisco Systems Inc	For-profit Corporation	Employee	Purchase of products	Less than 0.1 percent

All of the transactions described above were entered into at arm’s length in the normal course of business and, to the extent they are commercial relationships, have standard commercial terms. Aggregate payments to each of the organizations, in each of the last four fiscal years, did not exceed the greater of $1 million or 2 percent of that organization's consolidated gross revenues in a single fiscal year for the relevant four-year period. No director had any direct business relationships with the company or received any direct personal benefit from any of these transactions, relationships, or arrangements.

Committees of the Board of Directors

The duties and membership of the six board-appointed committees are described below. All committee members are independent as defined in the NYSE listing requirements and Lilly's independence standards. The members of the Audit and Compensation Committees each meet the additional independence requirements applicable to them as members of those committees.

The Directors and Corporate Governance Committee makes recommendations to the board regarding director committee membership and selection of committee chairs. The board has no set policy for rotation of committee members or chairs but annually reviews committee memberships and chair positions, seeking the best blend of continuity and fresh perspectives.

The chair of each committee determines the frequency and agenda of committee meetings. The Audit, Compensation, and Public Policy and Compliance Committees meet alone in executive session on a regular basis; all other committees meet in executive session as needed.

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Membership and Meetings of the Board and Its Committees

In 2018, each director attended at least 80 percent of the total number of meetings of the board and the committees on which he or she served during his or her tenure as a board or committee member. In addition, all board members are expected to attend the 2019 annual meeting, and all directors then serving attended the annual meeting in 2018. Current committee membership and the number of meetings of the board and each committee in 2018 are shown in the table below.

Name	Board	Audit	Compensation	Directors and Corporate Governance	Finance	Public Policy and Compliance	Science and Technology
Mr. Alvarez	✓		C				✓
Dr. Baicker	✓	✓				C
Dr. Bertozzi	✓					✓	✓
Mr. Eskew	✓	C	✓	✓
Mr. Fyrwald	✓					✓	✓
Mr. Jackson	✓	✓			✓
Dr. Kaelin	✓				✓		C
Mr. Luciano	✓				C	✓
Ms. Marram	LD		✓	C
Mr. Ricks	✓
Dr. Runge	✓					✓	✓
Ms. Seifert	✓	✓	✓
Mr. Tai	✓	✓		✓	✓
Ms. Walker	✓	✓				✓
Number of 2018 Meetings	6	10	6	6	8	4	5

C    Committee Chair

LD
Lead Independent Director: Ms. Marram will be the lead independent director until May 2019, at which time she will retire from serving on the board. Mr. Luciano has been appointed as the new lead independent director starting in May 2019, pending his reelection at the 2019 annual meeting.

All six committee charters are available online at lilly.com/who-we-are/governance, or upon request to the company's corporate secretary. Key responsibilities of each committee are set forth below.

Audit Committee
The Audit Committee assists the board in fulfilling its oversight responsibilities by monitoring:

•	the integrity of financial information provided to the shareholders and others

•	management's systems of internal controls and disclosure controls

•	the performance of internal and independent audit functions

•	the company's compliance with legal and regulatory requirements.

The committee has sole authority to appoint or replace the independent auditor, subject to shareholder ratification.

The Board of Directors has determined that Mr. Eskew, Mr. Jackson, and Mr. Tai are audit committee financial experts, as defined in the SEC rules.

Compensation Committee
The Compensation Committee:
•oversees the company’s global compensation philosophy and policies
•establishes the compensation of our CEO and other executive officers

•	acts as the oversight committee with respect to the company’s deferred compensation plans, management stock plans, and other management incentive compensation programs

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•	reviews succession plans for the CEO and other key senior leadership positions.

•	reviews, monitors, and oversees stock ownership guidelines for executive officers.

Compensation Committee Interlocks and Insider Participation
None of the Compensation Committee members:
•has ever been an officer or employee of the company

•
is or has been a participant in a related person transaction with the company (see “Review and Approval of Transactions with Related Persons” for a description of our policy on related person transactions)

•	has any other interlocking relationships requiring disclosure under applicable SEC rules.

Directors and Corporate Governance Committee
The Directors and Corporate Governance Committee:

•	leads the process for director recruitment, together with the lead independent director

•	recommends to the board candidates for membership on the board and its committees, as well as for the role of lead independent director

•	oversees matters of corporate governance, including board performance, director independence and compensation, corporate governance guidelines, and shareholder engagement on governance matters.

Finance Committee
The Finance Committee reviews and makes recommendations to the board regarding financial matters, including:

•	capital structure and strategies

•	dividends

•	stock repurchases

•	capital expenditures

•	investments, financing, and borrowings

•	benefit plan funding and investments

•	financial risk management

•	significant business development opportunities.

Public Policy and Compliance Committee
The Public Policy and Compliance Committee:

•
reviews, identifies and when appropriate, brings to the attention of the board political, social, and legal trends and issues, and compliance and quality matters that may have an impact on the business operations, financial performance or public image of the company

•	reviews, monitors and makes recommendations to the board on corporate policies and practices that relate to public policy and compliance.

Science and Technology Committee
The Science and Technology Committee:

•	reviews and makes recommendations regarding the company’s strategic research goals and objectives

•	reviews new developments, technologies, and trends in pharmaceutical research and development

•	reviews the progress of the company's product pipeline

•	reviews the scientific aspects of significant business development opportunities

•	oversees matters of scientific and medical integrity and risk management.

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Board Oversight of Compliance and Risk Management

The board, together with its committees, oversees the processes by which the company conducts its business to ensure the company operates in a manner that complies with laws and regulations and reflects the highest standards of integrity. On an annual basis, the full board reviews the company's overall state of compliance.

The company also has an enterprise risk management program directed by its chief ethics and compliance officer, who reports directly to the CEO. Enterprise risks are identified and prioritized by management through both top-down and bottom-up processes. The risk management program is overseen by the full board and certain prioritized risks are reviewed by a board committee or the full board. Company management is charged with managing risk through robust internal processes and controls. The enterprise risk management program as a whole is reviewed annually at a full board meeting, and enterprise risks are also addressed in periodic business function reviews and at the annual board and senior management strategy session.

Code of Ethics
The board approves the company's code of ethics, which is set out in:

The Red Book: a comprehensive code of ethical and legal business conduct applicable to all employees worldwide and to our Board of Directors. The Red Book is reviewed and approved annually by the board.

Code of Ethical Conduct for Lilly Financial Management: a supplemental code for our CEO and all members of financial management, in recognition of their unique responsibilities to ensure proper accounting, financial reporting, internal controls, and financial stewardship.

These documents are available online at: lilly.com/who-we-are/governance/ethics-and-compliance-program and lilly.com/ethical-conduct-for-financial-management, or upon request to the company's corporate secretary. In the event of any amendments to, or waivers from, a provision of the code affecting the CEO, chief financial officer, chief accounting officer, controller, or persons performing similar functions, we intend to post on the above website within four business days after the event a description of the amendment or waiver as required under applicable SEC rules, and we will maintain that information on our website for at least 12 months.

Highlights of the Company’s Corporate Governance

The company is committed to good corporate governance, which promotes the long-term interests of shareholders and other company stakeholders, builds confidence in our company leadership, and strengthens accountability by the board and company management. The board has adopted corporate governance guidelines that set forth the company's basic principles of corporate governance. The section that follows outlines key elements of the guidelines and other governance matters. Investors can learn more by reviewing the corporate governance guidelines, which are available online at lilly.com/who-we-are/governance or upon request to the company’s corporate secretary.

Role of the Board
The directors are elected by the shareholders to oversee the actions and results of the company’s management. The board exercises oversight over a broad range of areas, but the board's key responsibilities include the following (certain of which are carried out through the board's committees):

•	providing general oversight of the business

•	approving corporate strategy

•	approving major management initiatives

•	selecting, compensating, evaluating, and, when necessary, replacing the CEO, and compensating other key senior leadership positions

•	ensuring that an effective succession plan is in place for all key senior leadership positions and reviewing the broader talent management process, including diversity and inclusion

•	overseeing the company’s ethics and compliance program and management of significant business risks

•	nominating, compensating, and evaluating directors

•	overseeing the company's enterprise risk management program

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The board takes an active role in its oversight of our corporate strategy. Each year, the board and executive management closely examine the company's strategy, including key risks and decisions facing the company. Decisions reached in this session are updated throughout the year, including as the board discusses the company's financial performance, the performance of our business units, and progress in our pipeline.

Board Composition and Requirements
Mix of Independent Directors and Officer-Directors
We believe there should always be a substantial majority (75 percent or more) of independent directors. The CEO should be a member of the board.

Voting for Directors
In an uncontested election, directors are elected by a majority of votes cast. An incumbent nominee who fails to receive a greater number of votes “for” than “against” his or her election will tender his or her resignation from the board (following the certification of the shareholder vote). The board, on recommendation of the Directors and Corporate Governance Committee, will decide whether to accept the resignation. The company will promptly disclose the board's decision, including, if applicable, the reasons the board rejected the resignation.

Director Tenure and Retirement Policy
Non-employee directors must retire no later than the date of the annual meeting that follows their seventy-second birthday, although the Directors and Corporate Governance Committee has authority to recommend exceptions to this policy. The Directors and Corporate Governance Committee, with input from all board members, also considers the contributions of the individual directors annually, with a more robust assessment at least every three years when considering whether to nominate directors to new three-year terms. The company has not adopted term limits because the board believes that arbitrary term limits on a director’s service are not appropriate.

Other Board Service
In general, no director may serve on more than three other public company boards. The Directors and Corporate Governance Committee may approve exceptions if it determines that the additional service will not impair the director's effectiveness on the Lilly board.

Board Confidentiality Policy
The board has adopted a Confidentiality Policy, applicable to all current and future members of the board. The policy prohibits a director from sharing confidential information obtained in his or her role as a director with any outside party except under limited circumstances where the director is seeking legal advice or is required to disclose information by order of law. The Confidentiality Policy can be viewed on the company's website: lilly.com/about/corporate-governance/Pages/corporate-governance.aspx.

Leadership Structure; Oversight of Chairman, CEO, and Senior Management
Leadership Structure
The board currently believes that combining the role of Chairman of the Board and CEO, coupled with a strong lead independent director position (see the description of the role below), is the most efficient and effective leadership model for the company, fostering clear accountability, effective decision making, and alignment on corporate strategy. The board periodically reviews its leadership structure and developments in the area of corporate governance to ensure that this approach continues to strike the appropriate balance for the company and our stakeholders. Such a review was conducted most recently during the succession-management process relating to the appointment of Mr. Ricks as chairman, effective June 2017.

Board Independence
The board has put in place a number of governance practices to ensure effective independent oversight, including:

•Executive sessions of the independent directors: held after every regular board meeting.

•Annual performance evaluation of the chairman and CEO: conducted by the independent directors, the results of which are reviewed with the CEO and considered by the Compensation Committee in establishing the CEO’s compensation for the next year.

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•A strong, independent, clearly defined lead independent director role: The lead Independent director's responsibilities include:
◦leading the board’s processes for selecting and evaluating the CEO
◦presiding at all meetings of the board at which the chairman is not present
◦serving as a liaison between the chairman and the independent directors
◦if requested by major shareholders, ensuring that he/she is available for consultation and direct communication
◦approving meeting agendas and schedules and generally approving information sent to the board,
◦conducting executive sessions of the independent directors
◦overseeing the independent directors' annual performance evaluation of the chairman and CEO
◦together with the Directors and Corporate Governance Committee, leading the director recruitment process.

•The lead independent director also has authority to call meetings of the independent directors and to retain advisors for the independent directors.

•The lead independent director is appointed annually by the board. Currently Ms. Marram is the lead independent director. Ms. Marram will retire from the board in May 2019 at which time Mr. Luciano, contingent upon his reelection at the 2019 annual meeting, will become the new lead independent director.

•
Director access to management and independent advisors: Independent directors have direct access to members of management whenever they deem it necessary, and the company's executive officers attend part of each regularly scheduled board meeting. The independent directors and all committees are also free to retain their own independent advisors, at the company's expense, whenever they feel it would be desirable to do so.

CEO Succession Planning
The Compensation Committee, board, and CEO annually review the company's succession plans for the CEO and other key senior leadership positions. The independent directors also meet without the CEO to discuss CEO succession planning.

During these reviews, the CEO and directors discuss:

•	future candidates for the CEO and other senior leadership positions

•	succession timing

•	development plans for the highest-potential candidates.

The independent directors and the CEO maintain a confidential plan for the timely and efficient transfer of the CEO's responsibilities in the event of an emergency or his sudden departure, incapacitation, or death.

The company ensures that the directors have multiple opportunities to interact with the company's top leadership talent in both formal and informal settings to allow them to most effectively assess the candidates' qualifications and capabilities.

Board Education and Annual Performance Assessment

The company engages in a comprehensive orientation process for incoming new directors. Directors also attend ongoing continuing educational sessions on areas of particular relevance or importance to our company, and we hold periodic mandatory training sessions for the Audit Committee.

Every year the Directors and Corporate Governance Committee conducts a robust assessment of the board's performance, board committee performance, and all board processes, based on input from all directors. We also conduct an annual assessment of each individual director performance and every three years we conduct a detailed review of individual director performance when considering whether to nominate the director to a new three-year term.

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Conflicts of Interest and Transactions with Related Persons
Conflicts of Interest
Occasionally a director's business or personal relationships may give rise to an interest that conflicts, or appears to conflict, with the interests of the company. As outlined in the company's corporate governance guidelines, directors must disclose to the company all relationships that could create a conflict or an appearance of a conflict. The board, after consultation with counsel, takes appropriate steps to identify actual or apparent conflicts and ensure that all directors voting on an issue are disinterested with respect to that issue. A director may be excused from board discussions and decisions on an issue related to an actual or apparent conflict, as appropriate.

In addition, a director’s relationship with Lilly may give rise to an interest that conflicts, or appears to conflict, with the interests of another company, institution, or other stakeholder. A director must disclose his or her relationship with Lilly in connection with any scientific publication, using the International Committee of Medical Journal Editors (ICMJE) conflict of interest form for this purpose when possible. Each director must disclose his or her service on the board to his or her employer and any other organization with which the director has a relationship of trust and where the relationship with the company is relevant. In addition, directors must follow the internal conflict of interest policies and procedures of each such organization.

Review and Approval of Transactions with Related Persons
The board has adopted a policy and procedures for review, approval, and monitoring of transactions involving the company and related persons (directors and executive officers, their immediate family members, or shareholders of more than 5 percent of the company’s outstanding stock). The policy covers any related-person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Policy:
Related-person transactions must be approved by the board or by a committee of the board consisting solely of independent directors, who will approve the transaction only if the board or committee determines that it is in the best interests of the company. In considering the transaction, the board or committee will consider all relevant factors, including:

•	the company’s business rationale for entering into the transaction

•	the alternatives to entering into a related-person transaction

•	whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally

•	the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts

•	the overall fairness of the transaction to the company.

Procedures:

•
Management or the affected director or executive officer will bring the matter to the attention of the chairman, the lead independent director, the chair of the Directors and Corporate Governance Committee, or the corporate secretary.

•
The chairman and the lead independent director shall jointly determine (or, if either is involved in the transaction, the other shall determine) whether the matter should be considered by the board or by one of its existing committees.

•	If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.

•	The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified, if appropriate, as promptly as practicable.

•	The board or relevant committee will review the transaction annually to determine whether it continues to be in the company’s best interests.

The Directors and Corporate Governance Committee has approved the following employment relationships that are considered related-party transactions under the SEC rules.

Dr. John Bamforth is the spouse of Dr. Susan Mahony, a former executive officer. Dr. Bamforth, who retired as vice president, global marketing, received cash and equity payments totaling $1,220,000, and he participated in the company’s benefit programs generally available to U.S. employees while he was an active employee.

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Communication with the Board of Directors

You may send written communications to members of the board, including independent directors, addressed to:
Board of Directors
Eli Lilly and Company
c/o Corporate Secretary
Lilly Corporate Center
Indianapolis, IN 46285

Shareholder Engagement on Governance Issues

Each year, the company engages large shareholders and other key constituents to discuss areas of interest or concern related to corporate governance, as well as any specific issues for the coming proxy season. In 2018, we spoke with a number of our largest investors on topics such as eliminating the company's classified board and supermajority voting requirements, board composition and succession planning, the company's executive compensation, environmental and social responsibility, drug pricing, and shareholders' ability to amend the bylaws, among other topics. The overall tone of these conversations was productive and positive, and the investors with whom we spoke were generally supportive of our performance and our overall compensation and governance policies, although a few shareholders communicated differing views on some of our governance practices. This feedback has been discussed with our CEO and chairman, the lead independent director, our Compensation Committee, and our Directors and Corporate Governance Committee, and it was a key input into board discussions on corporate governance topics. As a result of these discussions and its own deliberations, the board decided to put forward the two management proposals described below. We are committed to continuing to engage with our investors to ensure their diverse perspectives on corporate governance issues are thoughtfully considered.

Management Proposals to Eliminate Classified Board and Supermajority Voting Requirements
Each year between 2007 and 2012, and again in 2018, our management put forward proposals to eliminate the company's classified board structure. The proposals did not pass because they failed to receive a “supermajority vote” of 80 percent of the outstanding shares of our common stock, as required in the company's articles of incorporation. In addition, in 2010, 2011, 2012, and 2018, we submitted management proposals to eliminate the supermajority voting requirements themselves. Those proposals also fell short of the required 80 percent vote.

Prior to 2012, these proposals received support ranging from 72 to 77 percent of the outstanding shares. In 2012, the vote in support of these proposals was approximately 63 percent of the outstanding shares, driven in part by a 2012 NYSE rule revision prohibiting brokers from voting their clients' shares on corporate governance matters absent specific instructions from such clients. In 2018, the vote in support was approximately 62 percent of the outstanding shares.

After considering the interests of the company and our shareholders, we have resubmitted management proposals to eliminate the classified board and supermajority voting requirements for consideration at the 2019 annual meeting (see Items 4 and 5). We will continue to engage with our shareholders on these and other topics to ensure that we continue to demonstrate strong corporate governance and accountability to shareholders.

Shareholder Proposals
If a shareholder wishes to have a proposal considered for inclusion in next year’s proxy statement, he or she must submit the proposal in writing so that we receive it by November 23, 2019. Proposals should be addressed to the company’s corporate secretary, Lilly Corporate Center, Indianapolis, Indiana 46285. In addition, the company’s bylaws provide that any shareholder wishing to propose any other business at the 2020 annual meeting must give the company written notice by November 23, 2019, and no earlier than September 24, 2019. That notice must provide certain other information as described in the bylaws. Copies of the bylaws are available online at lilly.com/who-we-are/governance or upon request to the company’s corporate secretary.

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Shareholder Recommendations and Nominations for Director Candidates
A shareholder who wishes to recommend a director candidate for evaluation should forward the candidate's name and information about the candidate's qualifications to:

Chair of the Directors and Corporate Governance Committee
c/o Corporate Secretary
Lilly Corporate Center
Indianapolis, IN 46285

The candidate must meet the selection criteria described above under "Director Qualifications and Nomination Process - Director Qualifications" and must be willing and expressly interested in serving on the board.

Under Section 1.9 of the company’s bylaws, a shareholder who wishes to directly nominate a director candidate at the 2020 annual meeting (i.e., to propose a candidate for election who is not otherwise nominated by the board through the recommendation process described above) must give the company written notice by November 23, 2019, and no earlier than September 24, 2019. The notice should be addressed to the corporate secretary at the address provided above. The notice must contain prescribed information about the candidate and about the shareholder proposing the candidate as described in more detail in Section 1.9 of the bylaws. A copy of the bylaws is available online at lilly.com/who-we-are/governance. The bylaws will also be provided by mail upon request to the corporate secretary.

We have not received any notice regarding shareholder nominations for board candidates or other shareholder business to be presented at the 2019 shareholders' meeting.

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Ownership of Company Stock

Common Stock Ownership by Directors and Executive Officers
The following table sets forth the number of shares of company, including company subsidiaries, common stock, beneficially owned by the directors, the named executive officers, and all directors and executive officers as a group, as of February 15, 2019. None of the stock or stock units owned by any of the listed individuals has been pledged as collateral for a loan or other obligation.

Beneficial Owners	Common Stock [1]			Stock Units Not Distributable Within 60 Days [4]
	Shares Owned [2]		Stock Units Distributable Within 60 Days [3]
Ralph Alvarez	—		—	43,373
Katherine Baicker, Ph.D.	—		—	16,872
Carolyn R Bertozzi, Ph.D.	—		—	3,317
Enrique A. Conterno	138,147		—	55,012
Michael L. Eskew	—		—	39,420
J. Erik Fyrwald	100		—	61,600
Michael J. Harrington	126,745		—	18,765
Jamere Jackson	—		—	4,029
William G. Kaelin, Jr., M.D.	—		—	15,351
Juan R. Luciano	—		—	8,208
Ellen R. Marram	1,000		—	55,200
David A. Ricks	170,367	[5]	—	69,350
Marschall S. Runge, M.D., Ph.D.	—		—	11,061
Kathi P. Seifert	3,533		—	68,135
Jeffrey N. Simmons	179,858	[6]	—	162,246	[6]
Daniel Skovronsky, M.D., Ph.D.	70,818		—	—
Joshua L. Smiley	31,951		—	7,947
Jackson P. Tai	43,709		—	10,538
Karen Walker	—		—	211
All directors and executive officers as a group (28 people):	1,159,748		—	703,611

[1]
The sum of the "Shares Owned" and "Stock Units Distributable Within 60 Days" columns represents the shares considered "beneficially owned" for purposes of disclosure in the proxy statement. Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting and sole investment power with respect to their shares. No person listed in the table owns more than 0.02 percent of the outstanding common stock of the company. The directors and executive officers as a group own approximately 0.11 percent of the outstanding common stock of the company.

2 This column includes the number of shares of common stock held individually as well as the number of
401(k) Plan shares held by the beneficial owners indirectly through the 401(k) Plan.

[3]	This column sets forth restricted stock units that vest within 60 days of February 15, 2019.
4 For the executive officers, this column reflects restricted stock units that will not vest within 60 days of February 15, 2019. For the independent directors, this column includes the number of stock units credited to the directors' accounts in the Lilly Directors' Deferral Plan.
5 The shares shown for Mr. Ricks include 11,389 shares that are owned by a family foundation for which he is a director. Mr. Ricks has shared voting power and shared investment power with respect to the shares held by the foundation.
6 The shares shown for Mr. Simmons include 22,000 shares of Elanco common stock and 145,929 Elanco stock units not distributable within 60 days.

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Principal Holders of Stock
Based on reports filed with the SEC pursuant to Regulation 13D-G of the Securities Exchange Act of 1934 (the Exchange Act), the only beneficial owners of more than 5 percent of the outstanding shares of the company’s common stock, as of December 31, 2018, are the shareholders listed below:

Name and Address	Number of Shares Beneficially Owned	Percent of Class
Lilly Endowment Inc. (the Endowment) 2801 North Meridian Street Indianapolis, IN 46208	118,015,304	11.1%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	75,658,219	7.1%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	68,956,519	6.5%

The Endowment has sole voting and sole dispositive power with respect to all of its shares. The Board of Directors of the Endowment is composed of N. Clay Robbins, chairman, president & CEO; Mary K. Lisher; William G. Enright; Daniel P. Carmichael; Charles E. Golden; Eli Lilly II; David N. Shane; Craig Dykstra; Jennett M. Hill; and John C. Lechleiter.

The Vanguard Group provides investment management services for various clients. It has sole voting power with respect to 1,145,235 of its shares and sole dispositive power with respect to 74,302,105 of its shares.

BlackRock, Inc. provides investment management services for various clients. It has sole voting power with respect to 60,041,509 of its shares and sole dispositive power with respect to all of its shares.

Compensation

Item 2. Advisory Vote on Compensation Paid to Named Executive Officers

Section 14A of the Securities Exchange Act of 1934 provides the company's shareholders with the opportunity to approve, on an advisory basis, the compensation of the company's named executive officers as disclosed in the proxy statement. Our compensation philosophy is designed to attract, engage, and retain highly talented individuals and motivate them to create long-term shareholder value by achieving top-tier corporate performance while embracing the company’s values of integrity, excellence, and respect for people.

The Compensation Committee and the Board of Directors believe that our executive compensation aligns well with our philosophy and with corporate performance. Executive compensation is an important matter for our shareholders. We routinely review our compensation practices and engage in ongoing dialogue with our shareholders to ensure our practices are aligned with stakeholder interests and reflect best practices.

We request shareholder approval, on an advisory basis, of the compensation of the company’s named executive officers as disclosed in this proxy statement. As an advisory vote, this proposal is not binding on the company. However, the Compensation Committee values input from shareholders and will consider the outcome of the vote when making future executive compensation decisions.

Board Recommendation on Item 2

The board recommends that you vote FOR the approval, on an advisory basis, of the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis (CD&A), the compensation tables, and related narratives provided below in this proxy statement.

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Compensation Discussion and Analysis

This CD&A describes our executive compensation philosophy, the Compensation Committee’s process for setting executive compensation, the elements of our compensation program, the factors the Compensation Committee considered when setting executive compensation for 2018, and how the company’s results affected incentive payouts for 2018 performance. This CD&A provides compensation information for the CEO, chief financial officer, and the three other most highly compensated executive officers who were serving as executive officers on December 31, 2018. It also provides compensation information for one former executive officer, Jeffrey Simmons. On September 20, 2018, Lilly launched an initial public offering of Elanco Animal Health, Inc. (“Elanco”). At that time, Mr. Simmons ceased being an executive officer of Lilly and became the CEO of Elanco.

Our Philosophy on Compensation
At Lilly, our purpose is to unite caring with discovery to create medicines that make life better for people around the world. In order to do this, we must attract, engage, and retain highly talented individuals who are committed to our core values of integrity, excellence, and respect for people. Our compensation programs are designed to help us achieve these goals while balancing the long-term interests of our shareholders and customers.

Objectives
Our compensation and benefits programs are based on the following objectives:

•
Reflect individual and company performance: We reinforce a high-performance culture by linking pay with individual and company performance. As employees assume greater responsibilities, the proportion of total compensation based on company performance and shareholder returns increases. We perform annual reviews to ensure our programs provide an incentive to deliver long-term, sustainable business results while discouraging excessive risk-taking or other adverse behaviors.

•
Attract and retain talented employees: Compensation opportunity should be market competitive and reflect the level of job impact and responsibilities. Retention of talent is an important factor in the design of our compensation and benefit programs.

•
Implement broad-based programs: While the amount of compensation paid to employees varies, the overall structure of our compensation and benefit programs is broadly similar across the organization to encourage and reward all employees who contribute to our success.

•
Consider shareholder input: Management and the Compensation Committee consider the results of our annual Say-on-Pay vote and other sources of shareholder feedback when designing executive compensation and benefit programs.

Say-on-Pay Results for 2018
At last year's annual meeting, more than 97 percent of the shares cast voted in favor of the company's say-on-pay proposal on executive compensation. Management and the Compensation Committee view this vote as supportive of the company's overall approach toward executive compensation.

Compensation Committee's Processes and Analyses
Setting Compensation
The Compensation Committee considers individual performance assessments, compensation recommendations from the CEO, company performance, peer group data, input from its compensation consultant, and its own judgment when determining compensation for its executive officers.

•
Individual performance: Generally, the independent directors, under the direction of the lead independent director, meet with the CEO at the beginning of each year to agree upon the CEO's performance objectives. At the end of the year, the independent directors meet to assess the CEO's achievement of those objectives along with other factors, ethics, and integrity. This evaluation is used in setting the CEO's compensation for the next year.

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The Compensation Committee receives individual performance assessments and compensation recommendations from the CEO for each of the remaining executive officers. Each executive officer’s performance assessment is based on the achievement of objectives established between the executive officer and the CEO at the start of the year, as well as other factors, including the demonstration of Lilly values and leadership behaviors. The Compensation Committee considers these inputs, its knowledge of and interactions with each executive officer and its judgement to develop a final individual performance assessment. For new executive officers, compensation is set by the Compensation Committee at the time of promotion or offer.

•	Company performance: Lilly performance and, with respect to Mr. Simmons, Elanco performance is considered in two ways:

•	Overall performance for the prior year based on a variety of metrics, which is a factor in establishing target compensation for the coming year.

•	Specific performance goals are established at the beginning of each performance year to determine payouts under cash and equity incentive programs.

•
Peer group analysis: The Compensation Committee uses data from the peer group described below as a market check for compensation decisions, but does not use this data as the sole basis for its compensation targets and does not target a specific position within that range of market data.

•
Input from an independent compensation consultant concerning executive pay: Lilly’s Compensation Committee considers the advice of its independent compensation consultant, Frederic W. Cook & Co., Inc., when setting executive officer compensation.

•
Elanco Animal Health: Prior to the Elanco initial public offering, the Compensation Committee reviewed and approved how the already granted bonus and equity elements of Mr. Simmons’ Lilly compensation would transition to Elanco. Lilly management, working with an independent consultant, proposed an Elanco compensation structure for Mr. Simmons’ to the Elanco board of directors, including base salary, target bonus, target equity compensation, and a one-time founders award comprised of stock options and RSUs. The Elanco board of directors reviewed and approved the recommended compensation.

Competitive Pay Assessment
Lilly’s peer group is comprised of companies that directly compete with Lilly, use a similar business model, and employ people with the unique skills required to operate an established biopharmaceutical company. Lilly’s Compensation Committee selects a peer group whose median market cap and revenue are broadly similar to Lilly. The Compensation Committee reviews the peer group at least every three years. Lilly’s Compensation Committee established the following peer group in June 2015 for purposes of assessing competitive pay:

Abbvie	Celgene	Merck
Amgen	Gilead	Novartis
AstraZeneca	GlaxoSmithKline	Pfizer
Baxter	Hoffman-LaRoche	Sanofi-Aventis
Biogen	Johnson & Johnson	Shire
Bristol-Myers Squibb	Medtronic

At the time of the review in June 2015, all peer companies were no greater than three times our revenue or market cap except Johnson & Johnson, Novartis, and Pfizer. The Compensation Committee included these three companies despite their size because they compete directly with Lilly, have similar business models, and seek to hire from the same pool of management and scientific talent.

When determining pay levels for target compensation, the Compensation Committee considers an analysis of peer group pay for each executive officer position (except CEO) along with internal factors such as the performance and experience of each executive officer. The independent compensation consultant for the Compensation Committee provides a similar analysis when recommending pay levels for the CEO. The CEO analysis includes a comparison of our CEO actual total direct compensation in the prior year to company performance on an absolute basis and on a relative basis to the peer group. The analysis also includes a comparison of current target total direct compensation

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for our CEO to the most recently available market data on CEO target total direct compensation for our peer companies. In the aggregate, the company’s target total compensation to named executive officers was in the middle range of the peer group at the end of 2018.

Components of Our Compensation
Our executive compensation is primarily composed of three components:

•	base salary

•	annual cash bonus, which is generally calculated based on company performance relative to internal targets for revenue, earnings per share (EPS), and the progress of our pipeline

•	two different forms of equity incentives:

◦
performance awards, which are performance-based equity awards that vest over three years and have a performance component measuring the company's two-year growth in EPS relative to the expected peer group growth followed by a 13-month service-vesting period

◦
shareholder value awards, which are performance-based equity awards that pay out based on absolute company stock price growth and total shareholder return (TSR) relative to peers, both measured over a three-year period, followed by a one-year holding period.

Executives also receive a company benefits package, described below under "Other Compensation Practices and Information - Employee Benefits."

When Lilly divests its remaining interest in Elanco, Mr. Simmons’ unvested Lilly equity awards will terminate in accordance with their terms for no consideration. Prior to the Elanco initial public offering, the Compensation Committee reviewed and approved how the bonus and equity elements of Mr. Simmons’ 2018 Lilly compensation would transition to Elanco. Lilly management, working with an independent consultant, proposed a compensation structure for 2018 for Mr. Simmons’ to the Elanco board of directors, including base salary, target bonus, target equity compensation, and a one-time founders’ award comprised of stock options and RSUs. The Elanco board of directors reviewed and approved the recommended compensation, as described in more detail below. It is anticipated that the Elanco compensation committee will authorize the issuance of Elanco equity awards of a value and duration similar to Mr. Simmons’ unvested Lilly equity awards, subject to the requirements of applicable law and terms of applicable equity incentive plans and award agreements.

Adjustments to Reported Financial Results
The Compensation Committee has authority to adjust the company's reported revenue and EPS upon which incentive compensation payouts are determined to eliminate the distorting effect of unusual income or expense items. These items may affect year-over-year growth percentages or comparability with peer companies. The Compensation Committee considers the adjustments approved by the Audit Committee for reporting non-GAAP EPS and other adjustments, based on guidelines approved by the Compensation Committee prior to the performance period. The Compensation Committee considers adjustments on a quarterly basis and may adjust payouts to eliminate the benefit of share repurchases, large swings in foreign exchange rates, or the impact of price adjustments significantly above the business plan. For 2018 compensation, the Compensation Committee eliminated the benefit of share repurchases in excess of a pre-established collar from the bonus payout. The Compensation Committee has also removed the positive impact of tax reform from our 2017-2018 performance award results to avoid artificial uplift that was not considered at the time goals were established. Further details on the adjustments for 2018 and the rationale for making these adjustments are set forth in Appendix A, "Summary of Adjustments Related to the Annual Cash Bonus and Performance Award." For ease of reference, throughout the CD&A and the other compensation disclosures, we refer simply to "revenue" and "EPS" but we encourage you to review the information in Appendix A to understand the adjustments from reported revenue and EPS that were approved.

The Compensation Committee also has general authority to apply downward (but not upward) discretion to bonus, performance award, and shareholder value award payouts for individual executive officers.

1.	Base Salary

In setting salaries, Lilly seeks to retain, motivate, and reward successful performers while maintaining affordability within the company's business plan. Base salaries are reviewed and established annually and may be adjusted upon promotion, following a change in job responsibilities, or to maintain market competitiveness. Salaries are based on

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each person's level of contribution, responsibility, expertise, and competitiveness and are compared annually with peer group data.

Base salary increases for 2018, if any, were established based upon a corporate budget for salary increases, which is set considering company performance over the prior year, expected company performance for the following year, and general external trends.

2.	Annual Cash Bonus

The Eli Lilly and Company Bonus Plan (Lilly bonus plan) is designed to reward the achievement of the company’s annual financial plans and innovation objectives. The named executive officers, except Mr. Simmons, participated in the Lilly bonus plan during 2018. Mr. Simmons participated in the Elanco Corporate Bonus Plan (Elanco bonus plan).

Lilly Bonus Plan
The Compensation Committee sets performance goals and individual bonus targets for the Lilly bonus plan at the beginning of each year. The bonus is based on three areas of company performance measured relative to internal targets: revenue, EPS, and innovation progress. The annual cash bonus payout is calculated as follows:

(bonus plan multiple) x (individual bonus target) x (base salary earnings) = payout

Actual payouts can range from 0 to 200 percent of an individual's bonus target. The Compensation Committee references the annual operating plan to establish performance targets and to assess the relative weighting for each objective. The 2018 weightings remain unchanged from the prior year:

Lilly Goals	Weighting
Revenue performance	25%
EPS performance	50%
Pipeline progress	25%

Based on this weighting, the company bonus multiple is calculated as follows:

Bonus Plan Multiple

(0.25 x revenue multiple) + (0.50 x EPS multiple) + (0.25 x pipeline multiple)

Executive officer bonuses are also subject to the terms of the Executive Officer Incentive Plan (EOIP). Under the EOIP, the maximum annual cash bonus allowable is calculated based on non-GAAP net income (generally described in "Adjustments to Reported Results" in Appendix A) for the year. For Mr. Ricks, the maximum amount for 2018 is 0.3 percent of non-GAAP net income. For other executive officers except Dr. Skovronsky, the maximum amount is 0.15 percent of non-GAAP net income. Dr. Skovronsky’s maximum amount is 0.15 percent of non-GAAP net income prorated for the time served as a Lilly executive officer. In addition, none of the executive officers receives an annual cash bonus payment unless the company has positive non-GAAP net income for the year.

Under the EOIP, the Compensation Committee has the discretion to reduce (but not to increase) the amount to be paid. In exercising this discretion, the Compensation Committee intends to award the lesser of (i) the bonus the executive officer would have received under the Lilly bonus plan, or (ii) the EOIP maximum payout.

Elanco Corporate Bonus Plan
Mr. Simmons’ bonus was aligned with the Elanco bonus plan for all of 2018, which is designed to reward the achievement of Elanco’s financial goals, innovation objectives, and contributions to Lilly’s overall financial success for the year. Prior to the Elanco initial public offering, the Elanco bonus plan was approved by Lilly management and Mr. Simmons’ EOIP participation and payout alignment with the Elanco bonus plan was approved by the Compensation Committee. The compensation committee of Elanco’s board of directors approved the 2018 Elanco bonus plan of which Mr. Simmons is a participant.

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The annual Elanco bonus plan payout is calculated as follows:

(Elanco bonus plan multiple) x (individual bonus target) x (base salary earnings) = payout

The bonus is based on four areas of Elanco and Lilly performance measured relative to internal targets: Elanco revenue, Elanco operating margin, Elanco innovation progress, and Lilly corporate objectives as measured under the Lilly bonus plan. The weighting for the Elanco bonus plan objectives for 2018 were:

Elanco Goals	Weighting
Elanco Revenue performance	25%
Elanco Operating Margin performance	25%
Elanco Innovation progress	25%
Lilly Bonus Plan Multiple	25%

Based on this weighting, the Elanco bonus multiple is calculated as follows:

Elanco Bonus Plan Multiple

(0.25 x revenue multiple) + (0.25 x operating margin multiple) + (0.25 x innovation multiple) + (0.25 x Lilly bonus plan multiple)

For the time period from January 1 through September 20, 2018, Mr. Simmons will receive the lesser of (i) the bonus he would have received under the Elanco bonus plan or (ii) an EOIP maximum payout prorated for service through September 20, 2018. For the period from September 20 through December 31, 2018, Mr. Simmons will receive a prorated bonus under the Elanco bonus plan as approved by the compensation committee of Elanco's board of directors.

3.	Equity Incentives

The company grants two types of equity incentives to executives and certain other employees: performance awards and shareholder value awards are designed to focus its leaders on multi‑year operational performance relative to peer companies. Shareholder value awards are intended to align earned compensation with long‑term growth in shareholder value and relative TSR performance within our industry. The Compensation Committee has the discretion to adjust any payout from an equity award granted to an executive officer downward (but not upward) from the amount yielded by the applicable formula.

Performance Awards
Performance awards vest over three years. Payouts are based on achieving EPS growth targets over a two-year performance period, followed by an additional 13-month service-vesting period for executive officers, during which the award is held in the form of restricted stock units. The growth-rate targets are set relative to the median expected EPS growth for our peer group over the same performance period. These awards do not accumulate dividends during the two-year performance period, but they do accumulate dividend equivalent units during the service-vesting period.

The Compensation Committee believes EPS growth is an effective measure of operational performance because it is closely linked to shareholder value, is broadly communicated to the public, is easily understood by Lilly employees, and allows for objective comparisons to performance of Lilly's peer group. Consistent with its compensation objectives, Lilly company performance exceeding the expected peer group median results in above‑target payouts, while Lilly company performance lagging the expected peer group median results in below‑target payouts. Possible payouts range from 0 percent to 150 percent of the target, depending on Lilly EPS growth over the performance period.

The measure of EPS used in the performance award program differs from the measure used in the Lilly bonus plan in two ways. First, the EPS goal in the Lilly bonus plan is set with reference to internal goals that align to our annual operating plan for the year, while the EPS goal in the performance award program is set based on the expected growth rates of our peer group. Second, the Lilly bonus plan measures EPS over a one-year period, while the

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performance award program measures EPS over a two-year period. In a given year, the Lilly bonus plan may pay above target while the performance award pays below target (or vice versa).

Because Mr. Smiley and Dr. Skovronsky were not executive officers when their 2017-2018 performance awards were granted, those awards were not subject to the additional 13-month service-vesting period and vested in full as of December 31, 2018.

Shareholder Value Awards
Shareholder value awards are earned based on Lilly's share price and relative TSR performance. Shareholder value awards pay above target if Lilly's stock outperforms an expected rate of return and below target if Lilly's stock underperforms that expected rate of return. The expected rate of return is based on the three-year TSR that a reasonable investor would consider appropriate when investing in a basket of large-cap U.S. companies, as determined by the Compensation Committee. The minimum target price to achieve is calculated by multiplying the starting share price of Lilly's stock by the three-year compounded expected rate of return less Lilly's dividend yield. Shareholder value awards have a three-year performance period, and any shares paid are subject to a one-year holding requirement. No dividends are accrued during the performance period. Executive officers receive no payout if Lilly's TSR for the three-year period is zero or negative. Possible payouts are based on share price growth and range from 0 to 150 percent of the target.

A modifier based on Lilly's three-year cumulative TSR relative to our peer companies' median TSR performance is applied to executive officer payouts. The committee added the relative TSR modifier to the shareholder value award program to align executive officers' rewards with shareholder experience while also encouraging strong performance within the industry. If Lilly's TSR is above the median of our peers, the payout is increased by 1 percent for every percentage point that Lilly's TSR exceeds the median (up to a maximum of 20 percent). Likewise, if Lilly's TSR is below the median, the payout will be reduced by up to a maximum of 20 percent.

Because Dr. Skovronsky was not an executive officer at the time of the grant, his 2016-2018 shareholder value award is not subject to the relative TSR modifier.

Other Equity Awards
In addition to his performance award and shareholder value award grants in 2018, Mr. Simmons received a founders’ award shortly after Elanco’s initial public offering which was approved by the compensation committee of the Elanco board of directors. This award is comprised of 50 percent Elanco stock options and 50 percent Elanco time-based restricted stock units, and is intended to tie a significant portion of Mr. Simmons' compensation to Elanco’s performance and the interests of Elanco shareholders. The Elanco stock options will vest over three years, at which point Mr. Simmons will have seven additional years to exercise. The Elanco restricted stock units will vest over three years.

Pay for Performance
The mix of compensation for our named executive officers reflects Lilly’s desire to link executive compensation with company performance. As reflected in the charts below, a substantial portion of the target pay for executive officers is performance-based. The annual cash bonus and equity payouts are contingent upon company performance, with the bonus factoring in performance over a one-year period, and equity compensation factoring in performance over two- and three- year periods (as described above). The charts below depict the annualized mix of target compensation for Lilly’s CEO and the average for the other named executive officers, excluding Mr. Simmons.

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* The pay mix for the other named executive officers would have been 22% base salary, 20% bonus, and 58% equity with Mr. Simmons’ annualized base pay, blended bonus, and annual equity award. The mix does not include his one-time founders’ award.

2018 Target Total Compensation
Performance Review Process
In setting target compensation for the named executive officers in 2018, the Compensation Committee considered individual contributions, Lilly and Elanco (as appropriate) performance during 2017, internal pay equity, peer group data, and input from the CEO to establish executive officer compensation for 2018. Dr. Skovronsky’s pay was adjusted on June 1, 2018, when he became senior vice president and chief scientific officer. Mr. Simmons' pay was adjusted during the annual review based on 2017 performance and further adjusted by the Elanco board of directors when he was appointed as the president, CEO, and director of Elanco Animal Health, Inc.

2017 Individual Named Executive Officer Performance
A summary of the Compensation Committee's review of individual named executive officer performances is provided below:

David Ricks, Chairman, President and Chief Executive Officer: In accordance with the company’s Corporate Governance Guidelines, the lead independent director conducted an assessment of Mr. Ricks’ performance during his first year as CEO, which was discussed by the independent directors during an executive session of the board. The independent directors believe the company largely met or exceeded its combined financial and strategic goals for 2017 under Mr. Ricks’ leadership. Mr. Ricks and his team:

•	delivered on the company's financial commitments

•
continued implementation of next generation research and development leading to the launch of Verzenio in the United States, Olumiant in Europe and nine other product approvals around the world which deliver value to patients and provide continued future growth for the company. Numerous potential medicines entered phase one and two clinical development from both internal research efforts and external sources

•	drove a cross-company productivity agenda resulting in savings that funded increased investment in research and development and allowed above-plan capital return to shareholders

•	announced the strategic review of the Elanco animal health business

•	appointed several new members to the leadership team while improving the team’s diversity profile

•
implemented a strategy that improved diversity and inclusion across the company, increased the representation of women and minorities in management, and demonstrated the company’s commitment to pay equity

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•	progressed Lilly 30x30, a program to improve access to quality health care in resource-limited settings for 30 million people on an annual basis by 2030

•	improved certain environmental performance areas, such as greenhouse gas emissions, energy efficiency, waste efficiency, and wastewater.
In addition, the company was named one of the world’s most ethical companies by Ethisphere Institute.

Joshua Smiley, Senior Vice President and Chief Financial Officer: Mr. Smiley became senior vice president and CFO on January 1, 2018. Prior to becoming CFO, Mr. Smiley led the company’s treasury function throughout 2017, where he played a critical role in:

•	development and implementation of the company’s productivity agenda during the 2017 strategic plan and 2018 operating plan process

•	leadership of the capital allocation process allowing for the investment in several in-licensing deals and increased funding for the advancement of new medicines

•	co-leadership of the Elanco strategic review ultimately leading to the Elanco initial public offering in 2018

•	engagement with legislation leading to U.S. tax reform

•	establishment of an excellent rapport with the investment community

•	leadership and executive sponsorship of Lilly’s Indian Network, an employee resource group focused on supporting and advancing people of Indian heritage in the company.

Michael Harrington, Senior Vice President and General Counsel: Mr. Harrington was effective and influential in his role as General Counsel in 2017, and he was a productive partner with the executive team. Key performance contributions by Mr. Harrington included:

•	defending several key patents, including patents for Alimta in the United States, Europe, and Japan

•	developing and implementing legal strategies across the company

•	working to ensure the company has robust compliance around the world

•	leading a company initiative to increase protection of Lilly's intellectual property assets and improve cyber security

•	leading and serving as an executive sponsor of the company’s PRIDE organization (Lilly’s employee resource group focused on supporting and advancing lesbian, gay, bisexual, and transgender employees).

Enrique Conterno, Senior Vice President and President, Lilly Diabetes and President, Lilly USA: Mr. Conterno demonstrated strong leadership of Lilly Diabetes and across the company. In 2017, he:

•	drove volume growth within the diabetes business unit, primarily from newer products

•	championed the development of new insulin delivery devices incorporating digital technology to provide patients with better diabetes control

•	led the company’s U.S. commercial business, which is the company's largest market, as well as the company's human pharmaceutical commercial operations in China, Japan, and Canada

•	served as executive sponsor of WILL (Women’s Initiative for Leading at Lilly), the company’s employee resource group focused on supporting and advancing the development of women across the company.

Daniel Skovronsky, M.D., Ph.D., Senior Vice President and Chief Scientific Officer: Dr. Skovronsky became senior vice president and chief scientific officer on June 1, 2018. Prior to this promotion, Dr. Skovronsky was senior vice president for product development. In 2017, Dr. Skovronsky led efforts including:

•
transformation of the company’s drug research and drug development function by creating program teams that act as small biotech companies, modifying traditional governance structures to enable agile decision making, and creating boards that oversee each program

•	efforts that significantly reduced the time drug candidates spend in development, leading to earlier product launch

•	sponsorship of an increase in Lilly’s external research efforts, including expansion of key research hubs in Boston and San Francisco

•	leadership and executive sponsorship of Lilly’s Japanese Network, an employee resource group focused on support and advancing people of Japanese heritage in the company.

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Jeffrey Simmons, President, Chief Executive Officer and Director Elanco Animal Health, Inc.: Mr. Simmons became the President and CEO of Elanco in September 2018, after leading Lilly’s animal health business since 2008. During his tenure Elanco grew from a small business to one with more than $3 billion in annual revenue. This growth came from innovative new products providing strong organic growth and successfully integrating numerous acquired businesses, the largest being Novartis’s animal health business. Mr. Simmons' key accomplishments in 2017 included:

•	completion of several business development transactions, including the integration of Boehringer Ingelheim’s Vetmedica business into Elanco’s business operations

•	implementation of a broad productivity agenda that increased margins and operating income

•	co-leadership of the Elanco strategic review, ultimately leading to the Elanco initial public offering in 2018, while ensuring strong operational performance of the business

•	launch of new products for food animals and companion animals that are expected to drive future growth

•	improvements in operational performance across the Elanco business, including improving ethics and compliance processes.

2018 Target Compensation
The information below reflects total compensation at target for named executive officers for 2018. The actual compensation received in 2018 is summarized below in "2018 Compensation Results."

Rationale for Changes to Named Executive Officer Target Compensation
The Compensation Committee established 2018 target total compensation opportunities for each named executive officer based on the named executive officer's 2017 performance, internal relativity, and peer group data. For Mr. Smiley and Dr. Skovronsky, the Compensation Committee established initial pay based on market data and internal relativity.

Base Salary
The following table shows the approved annualized salary effective at the beginning of March for each named executive officer, except for Mr. Smiley, Dr. Skovronsky, and Mr. Simmons. Mr. Smiley’s salary is reflected as of January 1, 2018, when he became senior vice president and chief financial officer. Dr. Skovronsky’s salary is reflected as of June 1, 2018, when he became senior vice president and chief scientific officer. Mr. Simmons’ annual base salary was $688,118 from January 1, 2018 through September 19, 2018. When Mr. Simmons assumed his new responsibilities as the president, CEO and director of Elanco on September 20, 2018, his annual base salary was adjusted to $1,000,000 by the Elanco board of directors. Mr. Conterno’s base salary increase reflects his additional responsibility as head of Lilly USA and the importance of his leadership of the diabetes business unit and across the company. Each named executive officer's actual base salary earned during 2018 is reflected in the Summary Compensation Table in the "Executive Compensation" section of this proxy.

Name	2017 Annual Base Salary	2018 Annual Base Salary	Increase (effective March 1, 2018)
Mr. Ricks	1,400,000	$1,400,000	-
Mr. Smiley	N/A1	$875,000	-
Mr. Harrington	$860,300	$860,300	-
Mr. Conterno	$768,100	$800,000	4%
Dr. Skovronsky	N/A1	$900,000	-

1 Mr. Smiley and Dr. Skovronsky became executive officers in 2018.

Annual Cash Bonus Targets
Based on a review of internal relativity, peer group data, and individual performance, the Compensation Committee decided to retain the same bonus targets for Mr. Ricks, Mr. Harrington, and Mr. Conterno as in 2017. Mr. Simmons’ bonus target was 80% from January 1, 2018 through September 19, 2018. When Mr. Simmons assumed his new responsibilities as the president, CEO, and director of Elanco on September 20, 2018, his bonus target was adjusted to 120% by the Elanco board of directors. Bonus targets are shown in the table below as a percentage of each named executive officer’s base salary earnings:

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Name	2017 Bonus Target	2018 Bonus Target
Mr. Ricks	150%	150%
Mr. Smiley	N/A1	95%
Mr. Harrington	80%	80%
Mr. Conterno	80%	80%
Dr. Skovronsky	N/A1	95%

1 Mr. Smiley and Dr. Skovronsky became executive officers in 2018.

Equity Incentives - Target Grant Values
For 2018 equity grants, the Compensation Committee set the total target values for named executive officers based on peer group data, individual performance, and internal relativity. Named executive officers, except Dr. Skovronsky, have 60 percent of their equity target allocated to shareholder value awards and 40 percent to performance awards. Because Dr. Skovronsky was not an executive officer at the time of annual grants, 50 percent of his equity target was allocated to shareholder value awards and 50 percent was allocated to performance awards. Total target values for the 2017 and 2018 equity grants to the named executive officers were as follows:

Name	2017 Annual Equity Grant	2018 Annual Equity Grant[2]
Mr. Ricks	$8,500,000	$9,000,000
Mr. Smiley	N/A1	$2,300,000
Mr. Harrington	$2,300,000	$2,550,000
Mr. Conterno	$2,500,000	$2,600,000
Dr. Skovronsky	N/A1	$2,300,000
Mr. Simmons*	N/A	$1,200,000

1 Mr. Smiley and Dr. Skovronsky became executive officers in 2018.

* Mr. Simmons’ 2018 annual equity grant from Lilly was $1,200,000; this amount excludes the founders’ awards Mr. Simmons received as part of the Elanco initial public offering as described in the "Grants of Plan-Based Awards During 2018" table below. Mr. Simmons' annual equity grants from Lilly will terminate in accordance with their teams when Lilly divests its remaining interest in Elanco.

Performance Goals for 2018 Incentive Programs

Annual Cash Bonus Goals
The Compensation Committee established the company performance targets using the company's 2018 corporate operating plan, which was approved by the Board of Directors in 2017. These targets are described below under "2018 Compensation Results." Management established the Elanco bonus plan performance targets, and Mr. Simmons’ bonus plan alignment, which was approved by the Compensation Committee in 2017 and later approved by the Elanco board of directors.

2018-2020 Performance Award
In February 2018, the Compensation Committee established a compounded two-year EPS growth target of 8.1 percent per year based on investment analysts’ EPS growth estimates for our peer group companies at that time. Payouts for the 2018-2020 performance award could range from 0 to 150 percent of target, as shown below:

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			50% payout

						Target

Payout Multiple		0.00		0.50	0.75	1.00	1.25		1.50
Cumulative 2-Year EPS	≤	$4.28		$8.57	$9.09	$9.63	$10.18	≥	$10.74
EPS Growth				0.1%	4.1%	8.1%	12.1%	≥	16.1%

2018-2020 Shareholder Value Award
For purposes of establishing the stock price target for the shareholder value awards, the starting price was $84.70 per share, the average closing stock price for all trading days in November and December 2017. The target share price was established using the expected annual rate of return for large-cap companies (8 percent), less an assumed Lilly dividend yield of 2.66 percent. To determine payout, the ending price will be the average closing price of company stock for all trading days in November and December 2020. The award is designed to deliver no payout to executive officers if the shareholder return (including projected dividends) is zero or negative. Possible payouts based on share price ranges are illustrated in the grid below (and apply to all named executive officers other than Dr. Skovronsky).

Ending Stock Price	Less than $77.38	$77.38 - $88.19	$88.20 -$99.01	$99.02-$109.83	$109.84 -$120.65	Greater than $120.65
Compounded Annual Share Price Growth Rate (excluding dividends)	Less than (3.0%)	(3.0%)-1.4%	1.4%-5.3%	5.3%-9.0%	9.1% -12.5%	Greater than 12.5%
Percent of Target	0%	50%	75%	100%	125%	150%

Executive officer awards are subject to a relative TSR modifier, as shown in the grid below. The number of shares to be paid will increase or decrease by 1 percent for every percentage point Lilly's three-year TSR deviates from our peer group's median three-year TSR, capped at 20 percent (applies to all named executive officers other than Dr. Skovronsky).

Because Dr. Skovronsky was not an executive officer when his award was granted, his award does not include the TSR modifier described above, and has a lower threshold stock price hurdle. Otherwise, the payout grid for his shareholder value award, as illustrated below is the same as for the other named executive officers.

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Ending Stock Price	Less than $42.35	$42.35 - $88.19	$88.20 -$99.01	$99.02-$109.83	$109.84 -$120.65	Greater than $120.65
Compounded Annual Share Price Growth Rate (excluding dividends)	Less than (20.6%)	(20.6%)-1.4%	1.4%-5.3%	5.3%-9.0%	9.1% -12.5%	Greater than 12.5%
Percent of Target	0%	50%	75%	100%	125%	150%

2018 Compensation Results
The information in this section reflects the amounts paid to named executive officers under the Lilly bonus plan or the Elanco bonus plan, as applicable, and for equity awards granted in prior years for which the relevant performance period ended in 2018.

Lilly Performance
In 2018 we exceeded both our annual revenue and EPS targets. We also made significant progress on our pipeline, meeting or exceeding all of our pipeline targets. Key pipeline highlights include first regulatory approval for Emgality and eleven other new approvals, indications, or line extensions.

Lilly Bonus Plan
The company's performance compared to targets for revenue, EPS, and pipeline progress, as well as the resulting Lilly bonus multiple, is illustrated below.  In 2018, the Non-GAAP EPS for Lilly Bonus was adjusted by $(0.06) to eliminate the benefit of share repurchases in excess of a pre-established collar.

	2018 Corporate Target	Adjusted Results*	Multiple
Revenue	$23.457 billion	$24.556 billion	1.48
EPS	$4.91	$5.49	2.00
Pipeline score	3.00	3.9	1.45
Lilly Bonus Multiple			1.73

*See Appendix A, “Summary of Adjustments Related to the Annual Cash Bonus and Performance Award.”

The Science and Technology Committee's assessment of the company's progress toward achieving product pipeline goals is detailed below:

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Activity	Objective	Achievement
Approvals	1-2 new drug first approval 9 other approvals	1 new drug first approvals 10 other approvals
Potential new drug Phase 3 starts	2	3
Potential new drug Phase 1 starts	9-11	11
Potential new indication or line extension Phase 3 starts	3	5
Plan Boldly	Meet industry benchmark for speed of development	Plans exceeded industry benchmark
Deliver to Launch	Meet planned project timelines	Delivered much faster than planned timelines
Qualitative Assessment	Chief scientific officer's assessment of performance against strategic objectives

Based on the recommendation of the Science and Technology Committee, the Compensation Committee approved a pipeline score of 3.90, resulting in a pipeline multiple of 1.45.

When combined, the revenue, EPS, and pipeline multiples yielded a bonus multiple of 1.73.
(0.25 x 1.48) + (0.50 x 2.00) + (0.25 x 1.45) = 1.73 bonus multiple

The 2018 bonuses paid to the applicable named executive officers under the Lilly bonus plan were as follows:

Name	2018 Bonus ($)
Mr. Ricks	$3,633,000
Mr. Smiley	$1,438,063
Mr. Harrington	$1,190,655
Mr. Conterno	$1,099,842
Dr. Skovronsky	$1,376,431

Elanco Bonus Plan
Elanco’s performance compared to targets for Elanco revenue, Elanco operating margin, Elanco innovation progress and the Lilly bonus multiple, as well as the resulting Elanco bonus multiple, is illustrated below.

	2018 Elanco Target	2018 Elanco Results	Multiple
Elanco Revenue	$3.171 billion	$3.143 billion	0.85
Elanco Operating Margin	20.0%	20.2%	1.10
Elanco Innovation	3.00	3.60	1.30
Lilly Company Bonus Multiple			1.73
Resulting Elanco Bonus Multiple			1.24
*See Appendix A, “Summary of Adjustments Related to the Annual Cash Bonus and Performance Award.”

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Elanco’s 2018 innovation target was 3.0 on a scale of 1.0 to 5.0. Elanco’s innovation multiple comprises the following factors: (i) achievement of product approvals, (ii) entrants into early and late-stage development, (iii) adherence to approval timelines, and (iv) a qualitative assessment by Elanco’s head of R&D of overall performance. Based on the weighted outcomes of these factors, Elanco achieved a 3.6 score, which correlates to a 1.30 innovation multiple for use in the Elanco bonus calculation.

When combined, the Elanco revenue, Elanco operating margin, Elanco innovation and Lilly bonus multiple yielded a 2018 Elanco bonus plan multiple of 1.24.

(0.25 x 0.85) + (0.25 x 1.10) + (0.25 x 1.30) + (0.25 x 1.73) = 1.24 bonus multiple

The 2018 bonus paid to Mr. Simmons under the Elanco bonus plan is as follows:

Name	2018 Bonus ($)
Mr. Simmons	$907,450

2017-2019 Performance Awards
The target cumulative EPS for the 2017-2019 performance award was set in the first quarter of 2017 reflecting expected industry growth of 5.3 percent each year over the two-year performance period of 2017-2018.  The company's actual annual EPS growth for the two-year period was 22.5 percent, after an adjustment to Non-GAAP EPS of $(0.24) to eliminate the benefit to our effective tax rate resulting from the implementation of U.S. tax reform in 2018. The actual EPS growth over the 2017-2018 performance period was largely driven by volume growth from our newer products.

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For the named executive officers other than Mr. Smiley and Dr. Skovronsky, shares earned for the 2017-2018 performance period are subject to an additional 13-month service-vesting period and are shown in the table below as restricted stock units (RSUs). Mr. Smiley and Dr. Skovronsky’s 2017-2018 performance awards were paid in shares of Lilly common stock.

Name	Target Shares	Shares Earned	RSUs Earned
Mr. Ricks	46,233	N/A	69,350
Mr. Smiley	4,759	7,139	N/A
Mr. Harrington	12,510	N/A	18,765
Mr. Conterno	13,598	N/A	20,397
Dr. Skovronsky	8,839	13,259	N/A
Mr. Simmons	10,878	N/A	16,317

2016-2018 Shareholder Value Award
The target stock price range of $98.55 to $109.06 (17.7 percent to 30.2 percent total stock price growth) for the 2016-2018 shareholder value award was set in 2016 based on a beginning stock price of $83.74, which was the average closing price for Lilly stock for all trading days in November and December 2015. The ending stock price of $112.38 represents stock price growth of approximately 34.2 percent over the relevant three-year period. The company’s performance compared to target (and the resulting payout multiple) for this award is shown below.

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The performance multiple of 1.25 was modified for all the named executive officers other than Mr. Smiley and Dr. Skovronsky by the relative TSR metric. The cumulative TSR median for the company’s peer group was 16.6 percent, and Lilly’s TSR over the same period was 44.9 percent as depicted in the chart below:

Given this positive relative performance, the shareholder value award payout multiple was increased by 20 percent, making the final performance multiple for these named executive officers 1.50.

The number of shares paid to each of our named executive officers for the 2016-2018 performance period were as follows:

Name	Target Shares	Shares Paid Out
Mr. Ricks	32,109	48,164
Mr. Smiley*	6,744	8,430
Mr. Harrington	33,568	50,352
Mr. Conterno	32,109	48,164
Dr. Skovronsky*	12,042	15,053
Mr. Simmons	29,190	43,785

*The TSR modifier did not apply to Mr. Smiley’s and Dr. Skovronky’s 2016-2018 shareholder value award payouts since neither one was an executive officer at the time of grant.

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Other Compensation Practices and Information
Employee Benefits
The company offers core employee benefits coverage to:

•	provide our workforce with a reasonable level of financial support in the event of illness or injury

•	provide post-retirement income

•	enhance productivity and job satisfaction through benefit programs that focus on overall well-being.

The benefit programs available to executive officers are offered to all U.S. employees and include medical and dental coverage, disability insurance, and life insurance. In addition, The Lilly Employee 401(k) plan (401(k) Plan) and The Lilly Retirement Plan (the Retirement Plan) provide U.S. employees a reasonable level of retirement income reflecting employees’ careers with the company. To the extent that any employee’s retirement benefit exceeds Internal Revenue Service (IRS) limits for amounts that can be paid through a qualified plan, the company also offers a nonqualified pension plan and a nonqualified savings plan. These plans provide only the difference between the calculated benefits and the IRS limits, and the formula is the same for all U.S. employees. The cost of employee benefits is partially borne by the employee, including each executive officer.

Perquisites
The company provides very limited perquisites to executive officers. The company generally does not allow personal use of the corporate aircraft. In rare cases when the security and efficiency benefits outweigh the expense, the corporate aircraft is made available to Mr. Ricks for personal use. The company did not incur any expenses for personal use of its aircraft in 2018 by Mr. Ricks, and he did not receive any other perquisites. Depending on seat availability, family members and personal guests may accompany executive officers who are traveling for business on the company aircraft. There is no incremental cost to the company for these trips by family members and personal guests.

The Lilly Deferred Compensation Plan
Members of senior management may defer receipt of part or all of their cash compensation under The Lilly Deferred Compensation Plan (Deferred Compensation Plan), which allows executives to save for retirement in a tax-effective way at minimal cost to the company. Under this unfunded plan, amounts deferred by the executive are credited at an interest rate of 120 percent of the applicable federal long-term rate, as described in more detail following the “Nonqualified Deferred Compensation in 2018” table.

Severance Benefits
Except in the case of a change in control of the company, the company is not obligated to pay severance to executive officers upon termination of their employment; any such payments are at the discretion of the Compensation Committee.

The company has adopted change-in-control severance pay plans for nearly all employees, including executive officers. The plans are intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control. In addition, the plans are intended to align executive and shareholder interests by enabling executives to evaluate corporate transactions that may be in the best interests of the shareholders and other constituents of the company without undue concern over whether the transactions may jeopardize the executives’ own employment.

Highlights of Our Change-in-Control Severance Plans

•	all regular employees are covered

•	double trigger generally required

•	no tax gross-ups

•	up to two-year pay protection

•	18-month benefit continuation

Although benefit levels may differ depending on the employee’s job level and seniority, the basic elements of the plans are comparable for all eligible employees:

•
Double trigger: Unlike “single trigger” plans that pay out immediately upon a change in control, our plans require a “double trigger” -- a change in control followed by an involuntary loss of employment within two years. This is consistent with the plan's intent to provide employees with financial protection upon loss of employment. With respect to unvested equity, performance to the date of the change in control will be used to

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determine the number of shares earned under an award, but vesting does not accelerate immediately upon a change in control. Rather, the performance-adjusted awards will convert to time-based restricted stock units that continue to vest with the new company. Shares will pay out upon the earlier of the completion of the original award period; upon a covered termination; or if the successor entity does not assume, substitute, or otherwise replace the awards.

•
Covered terminations: Employees are eligible for payments if, within two years of the change in control, their employment is terminated (i) without cause by the company or (ii) for good reason by the employee, each as is defined in the plan. See “Executive Compensation - Payments Upon Termination or Change in Control” for a more detailed discussion, including a discussion of what constitutes a change in control.

•
Employees who suffer a covered termination receive up to two years of pay and 18 months of benefits protection: These provisions ensure employees a reasonable period of protection of their income and core employee benefits.

•
Severance payment. Eligible terminated employees would receive a severance payment ranging from six months’ to two years’ base salary. Executives are all eligible for two years’ base salary plus two times the then-current year’s target bonus.

•
Benefit continuation. Basic employee benefits such as health and life insurance would continue for 18 months following termination of employment, unless the individual becomes eligible for coverage with a new employer. All employees would receive an additional two years of both age and years-of-service credit for purposes of determining eligibility for retiree medical and dental benefits.

•	Accelerated vesting of equity awards: Any unvested equity awards would vest at the time of a covered termination.

•
Excise tax: In some circumstances, the payments or other benefits received by the employee in connection with a change in control could exceed limits established under Section 280G of the Internal Revenue Code. The employee would then be subject to an excise tax on top of normal federal income tax. The company does not reimburse employees for these taxes. However, the amount of change in control-related benefits will be reduced to the 280G limit if the effect would be to deliver a greater after-tax benefit than the employee would receive with an unreduced benefit.

Elanco has adopted a similar severance plan that covers Mr. Simmons.

Share Ownership and Retention Guidelines; Prohibition on Hedging and Pledging Shares
Share ownership and retention guidelines help to foster a focus on long-term growth. The CEO is required to own company stock valued at least six times annual base salary. During 2018, the holding requirement for other executive officers ranged from two to four times annual base salary depending on the position. Until the required number of shares is reached, an executive officer must retain 50 percent of shares net of taxes received from new equity payouts. Our executives have a long history of maintaining significant levels of company stock. As of December 31, 2018, Mr. Ricks held shares valued at approximately 11 times his base salary. The following table shows the share requirements for the named executive officers:

Name	Share Requirement	Meets Requirement
Mr. Ricks	six times base salary	Yes
Mr. Smiley*	four times base salary	No
Mr. Harrington	four times base salary	Yes
Mr. Conterno	four times base salary	Yes
Dr. Skovronsky	four times base salary	Yes
Mr. Simmons	four times base salary	Yes

* Mr. Smiley was compliant with the annual share retention guideline as he builds toward his ownership requirement.

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Executive officers are also required to hold all shares received from equity program payouts, net of acquisition costs and taxes, for at least one year, even once share ownership requirements have been met. For performance awards awarded to executive officers, this holding requirement is met by the 13-month service-vesting period that applies after the end of the performance period.

Non-employee directors and employees, including executive officers, are not permitted to hedge their economic exposures to company stock through short sales or derivative transactions. Non-employee directors and all members of senior management (approximately 150 employees in 2018) are prohibited from pledging any company stock (i.e., using company stock as collateral for a loan or trading shares on margin).

Executive Compensation Recovery Policy
All incentive awards are subject to forfeiture upon termination of employment prior to the end of the performance or vesting period or for disciplinary reasons. In addition, the Compensation Committee has adopted an executive compensation recovery policy that gives the Compensation Committee broad discretion to claw back incentive payouts from any member of senior management whose misconduct results in a material violation of law or company policy that causes significant harm to the company or who fails in his or her supervisory responsibility to prevent such misconduct by others.

Additionally, the company can recover all or a portion of any incentive compensation from an executive officer in the case of materially inaccurate financial statements or material errors in the performance calculation, whether or not such inaccuracies or errors result in a restatement and whether or not the executive officer has engaged in wrongful conduct.

The recovery policy covers any incentive compensation awarded or paid to a member of senior management during the last three years. Subsequent changes in status, including retirement or termination of employment, do not affect the company’s rights to recover compensation under the policy.

Looking Ahead to 2019 Compensation
The Compensation Committee reviewed our peer group in 2018 to ensure it continues to include the companies that compete with us, operate in a similar business model, and employ people with the unique skills required to operate an established biopharmaceutical company. The Compensation Committee selected companies whose median market cap and revenues are broadly similar to Lilly. During this review, the Compensation Committee chose to add Allergan, Novo Nordisk and Takeda while removing Baxter and Medtronic.

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Executive Compensation

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) [1]		Option Awards ($) [2]	Non-Equity Incentive Plan Compensation ($) [3]	Change in Pension Value ($) [4]	All Other Compensation ($) [5]	Total Compensation ($)
David A. Ricks	2018	$1,400,000	$0	$10,584,000		$0	$3,633,000	$1,529,337	$84,000	$17,230,337
Chairman, President, and Chief Executive Officer	2017	$1,400,000	$0	$10,200,000		$0	$2,814,000	$1,347,991	$84,000	$15,845,991
	2016	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A
Joshua L. Smiley	2018	$875,000	$0	$2,704,800		$0	$1,438,063	$174,980	$52,500	$5,245,343
Senior Vice President and Chief Financial Officer	2017	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A
	2016	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A
Michael J. Harrington	2018	$860,300	$0	$2,998,800		$0	$1,190,655	$338,947	$51,618	$5,440,320
Senior Vice President and General Counsel	2017	$856,130	$0	$2,760,000		$0	$917,771	$1,657,718	$51,368	$6,242,987
	2016	$827,400	$0	$2,300,000		$0	$774,446	$1,441,954	$49,644	$5,393,444
Enrique A. Conterno	2018	$794,683	$0	$3,057,600		$0	$1,099,842	$0	$47,681	$4,999,806
Senior Vice President and President, Lilly Diabetes and President, Lilly USA	2017	$762,002	$0	$6,000,000		$0	$816,866	$999,426	$45,720	$8,624,014
	2016	$727,960	$0	$2,200,000		$0	$681,371	$935,408	$43,678	$4,588,417
Daniel M. Skovronsky, M.D., Ph.D.	2018	$837,500	$0	$2,806,000		$0	$1,376,431	$75,717	$50,250	$5,145,898
Senior Vice President and Chief Scientific Officer	2017	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A
	2016	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A
Jeffrey N. Simmons	2018	$775,185	$0	$2,530,654	[2]	$1,119,445	$907,450	$0	$46,511	$5,379,245
President, Chief Executive Officer and Director Elanco Animal Health, Inc.	2017	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A
	2016	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A

1 This column shows the grant date fair value of performance awards and shareholder value awards computed in accordance with FASB ASC Topic 718. See Note 11 of the consolidated financial statements in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for additional detail regarding assumptions underlying the valuation of equity awards. All values in the “Stock Awards” column were based upon the probable outcome of performance conditions as of the grant date, which vary year to year.

For purposes of comparison, the supplemental table below shows the total target grant values approved by the Compensation Committee:

Name	2016 Total Equity	2017 Total Equity	2018 Total Equity
Mr. Ricks	N/A	$8,500,000	$9,000,000
Mr. Smiley	N/A	N/A	$2,300,000
Mr. Harrington	$2,300,000	$2,300,000	$2,550,000
Mr. Conterno	$2,200,000	$2,500,000	$2,600,000
Dr. Skovronsky	N/A	N/A	$2,300,000
Mr. Simmons	N/A	N/A	$1,200,000

For Mr. Simmons, in addition to the Lilly grant values shown above, the “Stock Awards” column also includes a founders’ award for Elanco restricted stock unites for Mr. Simmons. This award was granted after the Elanco IPO on October 20, 2018, and it will vest on October 20, 2021. The grant date fair value was $1,119,454 for Mr. Simmons.

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The table below shows the minimum, target, and maximum payouts (using the grant date fair value) for the 2018-2019 performance award and the 2018-2020 performance award included in the Summary Compensation Table.

Name	Payout Date	Minimum Payout	Target Payout	Maximum Payout
Mr. Ricks	January 2021	$0	$3,600,000	$5,400,000
Mr. Smiley	January 2021	$0	$920,000	$1,380,000
Mr. Harrington	January 2021	$0	$1,020,000	$1,530,000
Mr. Conterno	January 2021	$0	$1,040,000	$1,560,000
Dr. Skovronsky	January 2021	$0	$1,150,000	$1,725,000
Mr. Simmons	January 2021	$0	$480,000	$720,000

The table below shows the minimum, target, and maximum payouts (using the grant date fair value) for the 2018-2020 shareholder value award in the Summary Compensation Table. As described above in the “Performance Goals for 2018 Incentive Programs” section, since Dr. Skovronsky was not an executive officer at the time of the annual grant, his maximum payout is 150 percent, while the other named executive officers’ maximum payouts are 180 percent.

Name	Payout Date	Minimum Payout	Target Payout	Maximum Payout
Mr. Ricks	January 2021	$0	$5,400,000	$9,720,000
Mr. Smiley	January 2021	$0	$1,380,000	$2,484,000
Mr. Harrington	January 2021	$0	$1,530,000	$2,754,000
Mr. Conterno	January 2021	$0	$1,560,000	$2,808,000
Dr. Skovronsky	January 2021	$0	$1,150,000	$1,725,000
Mr. Simmons	January 2021	$0	$720,000	$1,296,000

2 Following Elanco's initial public offering, Elanco leadership received founders' awards. Mr. Simmons received Elanco stock options, which are Elanco nonqualified stock options with a three year vesting period followed by a seven year exercise period.

3 Payments under the Lilly bonus plan or, with respect to Mr. Simmons Elanco bonus plan, for performance in the years represented.

4 The amounts in this column reflect the change in pension value for each individual, calculated by our actuary, and are affected by additional service accruals and pay earned, as well as actuarial assumption changes. The changes in pension values in 2018 were driven to a large extent by a higher discount rate which decreased the net present value of pensions. The design of the pension benefit plan did not change. See the Pension Benefits in 2018 table below for information about the standard actuarial assumptions used. No named executive officer received preferential or above-market earnings on deferred compensation. In 2018, the net present value of the pension benefits for Mr. Conterno and Mr. Simmons reflect no change from the previous year due to an increase in the discount rate over the prior year. For the other named executive officers, increases in pensionable earnings offset the impact of the 2018 increased discount rate.

5 The amounts in this column are company matching contributions into each individual's 401(k) and nonqualified savings plan contributions. The company does not reimburse executives for taxes outside of the limited circumstance of taxes related to employee relocation or a prior international assignment. There were no reportable perquisites or personal benefits.

Grants of Plan-Based Awards During 2018
The compensation plans under which the grants in the following table were made are described in the CD&A above and consist of the Lilly and Elanco bonus plans (each, a non-equity incentive plan), the Amended and Restated 2002 Lilly Stock Plan (which provides for performance awards, shareholder value awards, and restricted stock units), and the 2018 Elanco Stock Plan.

To receive a payout under the performance award or the shareholder value award, a participant must remain employed with the company through the end of the relevant award period (except in the case of death, disability, retirement, or plant closing or reduction in workforce). No dividends accrue on either performance awards or shareholder value awards during the performance period. For performance awards, non-preferential dividends accrue during the 13-month service-vesting period (following the two-year performance period) and are paid upon vesting.

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Name	Award		Grant Date[2]	Compensation Committee Action Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Possible and Future Payouts Under Equity Incentive Plan Awards			All Other Stock or Option Awards: Number of Shares of Stock, Options, or Units	Exercise or Base Price of Option Awards	Grant Date Fair Value of Equity Awards
					Threshold ($)	Target ($)	Maximum ($)	Threshold (# shares)	Target (# shares)	Maximum (# shares)
Mr. Ricks			__	__	$525,000	$2,100,000	$4,200,000
	2018-2020 PA	[3]	2/9/2018	12/11/2017				25,129	50,258	75,387			$5,184,000
	2018-2020 SVA	[4]	2/9/2018	12/11/2017				52,414	131,036	235,865			$5,400,000
											0
Mr. Smiley			__	__	$207,813	$831,250	$1,662,500
	2018-2020 PA	[3]	2/9/2018	12/11/2017				6,422	12,844	19,266			$1,324,800
	2018-2020 SVA	[4]	2/9/2018	12/11/2017				13,395	33,487	60,277			$1,380,000
											0
Mr. Harrington			__	__	$172,060	$688,240	$1,376,480
	2018-2020 PA	[3]	2/9/2018	12/11/2017				7,120	14,240	21,360			$1,468,800
	2018-2020 SVA	[4]	2/9/2018	12/11/2017				14,851	37,127	66,829			$1,530,000
											0
Mr. Conterno			__	__	$158,937	$635,747	$1,271,493
	2018-2020 PA	[3]	2/9/2018	12/11/2017				7,260	14,519	21,779			$1,497,600
	2018-2020 SVA	[4]	2/9/2018	12/11/2017				15,142	37,855	68,139			$1,560,000
											0
Dr. Skovronsky			__	__	$198,906	$795,625	$1,591,250
	2018-2020 PA	[3]	2/9/2018	12/11/2017				8,028	16,055	24,083			$1,656,000
	2018-2020 SVA	[4]	2/9/2018	12/11/2017				11,231	22,461	33,692			$1,150,000
											0
Mr. Simmons			__	__	$182,954	$731,815	$1,463,629
	2018-2020 PA	[3]	2/9/2018	12/11/2017				3,351	6,701	10,052			$691,200
	2018-2020 SVA	[4]	2/9/2018	12/11/2017				6,988	17,471	31,448			$720,000
	Elanco RSU	[5]	10/20/2018	9/5/2018							36,287		$1,119,454
	Elanco Option	[5]	10/20/2018	9/5/2018							109,642	$31.61	$1,119,445

1    These columns show the threshold, target, and maximum payouts for performance under the Lilly bonus plan or the Elanco bonus plan. Bonus payouts range from 0 to 200 percent of target. The Lilly bonus plan payment for 2018 performance was 173 percent of target. The Elanco bonus plan payment, for Mr. Simmons, for 2018 performance was 124 percent. Actual payouts are shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

2    To assure grant timing is not manipulated for employee gain, the annual grant date is established in advance by the Compensation Committee. Equity awards to new hires and other off-cycle grants are generally effective on the first trading day of the following month.

3 This row shows the possible payouts for the 2018-2020 performance awards ranging from 0 to 150 percent of target. This performance award will pay out in January 2021. Dr. Skovronsky was not in an executive officer position during the annual granting cycle, so he received a 2018-2019 performance award that is not subject to a 13-month service-vesting period;

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accordingly, his performance award for 2018-2019 will vest in full as of December 31, 2019.

4 This row shows the range of payouts for the 2018-2020 shareholder value awards. This shareholder value award will pay out in January 2021, with payouts ranging from 0 to 180 percent of target. We measure the fair value of the shareholder value award on the grant date using a Monte Carlo simulation model. Dr. Skovronsky was not in an executive officer position during the annual granting cycle, so he received a 2018-2020 shareholder value award which is not subject to the TSR modifier; as accordingly, his payout will range from 0 to 150 percent of target.

5 After Elanco’s initial public offering, Mr. Simmons received a founders' award in the form of 50 percent Elanco stock options and 50 percent Elanco restricted stock units. The Elanco stock options vest over three years, followed by a seven-year exercise period. The Elanco restricted stock units will vest on October 20, 2021.

Outstanding Equity Awards at December 31, 2018
The 2018 closing stock price used to calculate the values in the table below was $115.72 for Lilly and $31.53 for Elanco.

		Option Awards				Stock Awards
Name	Award	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Mr. Ricks	2018-2020 SVA								235,865	[1]	$27,294,298
	2017-2019 SVA								140,561	[2]	$16,265,719
	2018-2020 PA								75,387	[3]	$8,723,784
	2017-2019 PA					69,350	[4]	$8,025,182
	2016-2018 PA					12,222	[5]	$1,414,330
Mr. Smiley	2018-2020 SVA								60,277	[1]	$6,975,254
	2017-2019 SVA								7,887	[2]	$912,684
	2018-2020 PA								19,266	[3]	$2,229,462
	2010 RSU Award					7,947	[6]	$919,627
Mr. Harrington	2018-2020 SVA								66,829	[1]	$7,733,452
	2017-2019 SVA								38,034	[2]	$4,401,294
	2018-2020 PA								21,360	[3]	$2,471,779
	2017-2019 PA					18,765	[4]	$2,171,486
	2016-2018 PA					12,778	[5]	$1,478,670
Mr. Conterno	2018-2020 SVA								68,139	[1]	$7,885,045
	2017-2019 SVA								41,341	[2]	$4,783,981
	2018-2020 PA								21,779	[3]	$2,520,266
	2017-2019 PA					20,397	[4]	2,360,341
	2016-2018 PA					12,222	[5]	$1,414,330
	2017 RSU Award					34,615	[7]	$4,005,648
Dr. Skovronsky	2018-2020 SVA								33,692	[1]	$3,898,838
	2017-2019 SVA								14,646	[2]	$1,694,835
	2018-2019 PA								24,083	[3]	$2,786,885
Mr. Simmons	2018-2020 SVA								31,448	[1]	$3,639,163
	2017-2019 SVA								33,074	[2]	$3,827,323
	2018-2020 PA								10,052	[3]	$1,163,217
	2017-2019 PA					16,317	4	$1,888,203
	2016-2018 PA					11,111	[5]	$1,285,765
	Elanco RSU					36,287	[8]	$1,144,129
	Elanco stock option	109,642	[9]	$31.61	10/20/2028

1 Shareholder value awards granted for the 2018-2020 performance period will vest on December 31, 2020. The number of shares reported reflects the maximum payout, which will be made if the average closing stock price in November and

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December 2019 is over $120.65. Actual payouts may vary from 0 to 180 percent of target. Net shares from any payout must be held by executive officers for a minimum of one year. Had the performance period ended December 31, 2018, the payout would have been at 150 percent of target. Dr. Skovronsky was not an executive officer at the time of grant, so he received a 2018-2020 shareholder value award which is not subject to the TSR modifier. As a result, his payout will range from 0 to 150 percent of target. Had the performance period ended December 31, 2018, the payout of Dr. Skovronsky's award would have been at 125 percent of target.

2 Shareholder value awards granted for the 2017-2019 performance period will vest on December 31, 2019. The number of shares reported reflects the maximum payout, which will be made if the average closing stock price in November and December 2019 is over $101.79. Actual payouts may vary from 0 to 180 percent of target. Net shares from any payout must be held by executive officers for a minimum of one year. Had the performance period ended December 31, 2018, the payout would have been 180 percent of target. Mr. Smiley and Dr. Skovronsky were not executive officers at the time of grant, so they received a 2017-2019 shareholder value award which is not subject to the TSR modifier. As a result, their payouts will range from 0 to 150 percent of target. Had the performance period ended December 31, 2018, the payout of Mr. Smiley’s and Dr. Skovronsky’s awards would have been at 150 percent of target.

3    This number represents the maximum value of performance award shares that could pay out for the 2018-2019 performance period, provided performance goals are met. Once the combined cumulative EPS result and associated payout level are determined at the end of the performance period, the associated number of shares will be granted as restricted stock units, vesting in February 2021. Because Dr. Skovronsky was not an executive officer at the time of the annual award cycle, he received a performance award in 2018 that does not include the 13-month vesting period; accordingly, his performance award for 2018-2019 will vest in full as of December 31, 2019. Actual payouts may vary from 0 to 150 percent of target. The number of shares recorded in the table reflects the payout if the combined cumulative EPS for 2018 and 2019 is at least $10.74.

4    The performance period ended December 31, 2018 for the 2017-2019 performance award resulting in the issuance of restricted stock units for 150 percent of target shares for Mr. Ricks, Mr. Harrington, Mr. Conterno, and Mr. Simmons. These restricted stock units will vest in February 2020. Mr. Smiley and Dr. Skovronsky were not executive officers at the time of grant and are not subject to the 13-month service-vesting holding period; their awards will payout in Lilly stock in February 2019.

5    Restricted stock units vested from the 2016-2018 performance award in February 2019.

6 This grant was made outside of the normal annual cycle in 2010, before Mr. Smiley became an executive officer, and will vest on October 1, 2020.

7 This grant was made in 2017 and will vest on December 11, 2021.

8 Elanco restricted stock units granted on October 20, 2018 to Mr. Simmons as a founders’ award shortly after Elanco’s initial public offering.

9 Elanco stock options granted on October 20, 2018 to Mr. Simmons as a founders’ award shortly after Elanco’s initial public offering.

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Options Exercised and Stock Vested in 2018

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)[1]
Mr. Ricks	0	$0	21,326	[2]	$1,737,003
			48,164	[3]	$5,787,868
Mr. Smiley	$0	0	8,430	[3]	$1,013,033
			7,139	[4]	$857,894
Mr. Harrington	0	$0	24,524	[2]	$1,997,480
			50,352	[3]	$6,050,800
Mr. Conterno	0	$0	21,326	[2]	$1,737,003
			48,164	[3]	$5,787,868
			20,000	[5]	$1,621,400
Dr. Skovronsky	0	$0	15,053	[3]	$1,808,919
			13,259	[4]	$1,593,334
Mr. Simmons	0	$0	21,326	[2]	$1,737,003
			43,785	[3]	$5,261,643
			20,000	[6]	$1,621,400

1 Amounts reflect the market value of Lilly stock on the day the stock vested.

2 Restricted stock units resulting from the 2015-2017 performance award that vested in February 2018.

3 Payout of the 2016-2018 shareholder value award at 125 percent of target, adjusted by Lilly’s three-year cumulative TSR (44.9 percent) relative to its peer companies’ median cumulative TSR of 16.6 percent, resulting in a maximum TSR modifier of 20 percent and a final payout of 150 percent of target. Since Dr. Skovronsky and Mr. Smiley were not executive officers when the 2016-2018 shareholder value award was granted, their awards were not subject to the TSR modifier. As a result, their payout multiple was 125 percent of target.

4 Payout of the 2017-2018 performance award at target for Mr. Smiley and Dr. Skovronsky. Neither were executive officers in 2017 at time of grant; therefore, no additional 13-month service-vesting period applied.

5 This grant was made in 2008 before Mr. Conterno became an executive officer.

6 This grant was made in 2008 before Mr. Simmons became an executive officer.

Retirement Benefits
We provide retirement income to eligible U.S. employees, including executive officers, through the following plans:

•
The 401(k) Plan, a defined contribution plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code. Participants may elect to contribute a portion of their base salary to the plan, and the company provides matching contributions on employees’ contributions up to 6 percent of base salary up to IRS limits. The employee contributions, company contributions, and earnings thereon are paid out in accordance with elections made by the participant. See the "All Other Compensation" column in the Summary Compensation Table for information about company contributions under the 401(k) Plan for the named executive officers.

•
The Retirement Plan, a tax-qualified defined benefit plan that provides monthly benefits to retirees. See the Pension Benefits in 2018 table below for additional information about the value of these pension benefits.

Sections 401 and 415 of the Internal Revenue Code generally limit the amount of annual pension that can be paid from a tax-qualified plan ($275,000 in 2018 and $280,000 in 2019) as well as the amount of annual earnings that can be used to calculate a pension benefit. However, since 1975 the company has maintained a nonqualified pension plan that pays retirees the difference between the amount payable under the Retirement Plan and the amount they would have received without the Internal Revenue Code limits. The nonqualified pension plan is unfunded and subject to forfeiture in the event of bankruptcy. Likewise the company maintains a nonqualified savings plan that allows participants to contribute up to 6 percent of base salary exceeding the IRS limit. The company matches these contributions in the same manner as described in the 401(k) Plan. For more information, see footnote 3 to the Nonqualified Deferred Compensation in 2018 table.

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The following table shows benefits that the named executive officers have accrued under the Retirement Plan and the nonqualified pension plan.

Pension Benefits in 2018

Name	Plan	Number of Years of Credited Service	Present Value of Accumulated Benefit ($) [1]	Payments During Last Fiscal Year ($)
Mr. Ricks	retirement plan (pre-2010)	14	$527,812
	retirement plan (post-2009)	9	$207,040
	nonqualified plan (pre-2010)	14	$3,853,382
	nonqualified plan (post-2009)	9	$1,512,159
	total		$6,100,393	$0
Mr. Smiley	retirement plan (pre-2010)	14	$559,569
	retirement plan (post-2009)	9	$181,324
	retirement plan (post-2009)	14	$1,285,869
	nonqualified plan (post-2009)	9	$407,780
	total		$2,434,542	$0
Mr. Harrington	retirement plan (pre-2010)	18	$890,707
	retirement plan (post-2009)	9	$247,087
	nonqualified plan (pre-2010)	18	$4,737,581
	nonqualified plan (post-2009)	9	$1,270,411
	total		$7,145,786	$0
Mr. Conterno	retirement plan (pre-2010)	17	$798,663
	retirement plan (post-2009)	9	$216,397
	nonqualified plan (pre-2010)	17	$3,933,824
	nonqualified plan (post-2009)	9	$1,018,051
	total		$5,966,935	$0
Dr. Skovronsky	retirement plan (post-2009)	6	$111,749
	nonqualified plan (post-2009)	6	$318,896
	total		$430,645	$0
Mr. Simmons	retirement plan (pre-2010)	21	$1,019,096
	retirement plan (post-2009)	9	$207,040
	nonqualified plan (pre-2010)	21	$4,344,461
	nonqualified plan (post-2009)	9	$849,148
	total		$6,419,745	$0

1    The following standard actuarial assumptions were used to calculate the present value of each individual’s accumulated pension benefit:

Discount rate:	4.52 percent for the qualified plan and 4.36 percent for non-qualified plan
Mortality (post-retirement decrement only):	RP2006 with generational projection using Scale MP2018
Pre-2010 joint and survivor benefit (% of pension):	50% until age 62; 25% thereafter
Post-2009 benefit payment form:	life annuity
The Retirement Plan benefits shown in the table are net present values. The benefits are not payable as a lump sum; they are generally paid as a monthly annuity for the life of the retiree and, if elected, any qualifying survivor. The annual benefit under the retirement plan is calculated using years of service and the average of the annual earnings (salary plus bonus) for the highest five out of the last 10 calendar years of service (final average earnings).

Post-2009 Plan Information: Following amendment of our Retirement Plan formulas, employees hired on or after February 1, 2008, have accrued retirement benefits only under the new plan formula. Employees hired before that date have accrued benefits under both the old and new plan formulas. All eligible employees, including those hired on or after February 1, 2008, can retire at age 65 with at least five years of service and receive an unreduced benefit. The annual benefit under the new plan formula is equal to 1.2 percent of final average earnings multiplied by years of service. Early

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retirement benefits under this plan formula are reduced 6 percent for each year under age 65. Transition benefits were afforded to employees with 50 points (age plus service) or more as of December 31, 2009. These benefits were intended to ease the transition to the new retirement formula for those employees who were closer to retirement or had been with the company longer at the time the plan was changed. For the transition group, early retirement benefits are reduced 3 percent for each year from age 65 to age 60 and 6 percent for each year under age 60. All named executive officers except Dr. Skovronsky are in this transition group.

Pre-2010 Plan Information: Employees hired prior to February 1, 2008, accrued benefits under both plan formulas. For these employees, benefits that accrued before January 1, 2010, were calculated under the old plan formula. The amount of the benefit is calculated using actual years of service through December 31, 2009, while total years of service is used to determine eligibility and early retirement reductions. The benefit amount is increased (but not decreased) proportionately, based on final average earnings at termination compared to final average earnings at December 31, 2009. Full retirement benefits are earned by employees with 90 or more points (the sum of his or her age plus years of service). Employees electing early retirement receive reduced benefits as described below:

•	The benefit for employees with between 80 and 90 points is reduced by 3 percent for each year under 90 points or age 62.

•
The benefit for employees who have fewer than 80 points, but who reached age 55 and have at least 10 years of service, is reduced as described above and is further reduced by 6 percent for each year under 80 points or age 65.

Nonqualified Deferred Compensation in 2018

Name	Plan	Executive Contributions in Last Fiscal Year ($)[1]	Registrant Contributions in Last Fiscal Year ($)[2]	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)[3]
Mr. Ricks	nonqualified savings	$67,500	$67,500	$215,811	$0	$972,448
	deferred compensation	$0		$0		$0
	total	$67,500	$67,500	$215,811	$0	$972,448
Mr. Smiley	nonqualified savings	$36,000	$36,000	($2,151)	$0	$278,829
	deferred compensation	$0		$0		$0
	total	$36,000	$36,000	($2,151)	$0	$278,829
Mr. Harrington	nonqualified savings	$35,118	$35,118	($24,042)	$0	$565,716
	deferred compensation	$25,000		$6,274		$211,951
	total	$60,118	$35,118	($17,768)	$0	$777,667
Mr. Conterno	nonqualified savings	$31,181	$31,181	$53,012	$0	$1,018,044
	deferred compensation	$100,000		$42,826		$1,433,769
	total	$131,181	$31,181	$95,838	$0	$2,451,813
Dr. Skovronsky	nonqualified savings	$33,750	$33,750	($19,029)	$0	$294,714
	deferred compensation	$0		$0		$0
	total	$33,750	$33,750	($19,029)	$0	$294,714
Mr. Simmons	nonqualified savings	$30,011	$30,011	$21,215	$0	$803,403
	deferred compensation	$0		$54,151		$1,789,759
	total	$30,011	$30,011	$75,366	$0	$2,593,162

1    The amounts in this column are also included in the Summary Compensation Table, in the “Salary” column (nonqualified savings) or the “Non-Equity Incentive Plan Compensation” column (deferred compensation).

2    The amounts in this column are also included in the Summary Compensation Table, in the “All Other Compensation” column as a portion of the savings plan match.

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3    Of the totals in this column, the following amounts have previously been reported in the Summary Compensation Table for this year and for previous years:

Name	2018 ($)	Previous Years ($)	Total ($)
Mr. Ricks	$135,000	135,600	$270,600
Mr. Smiley	$72,000	N/A	$72,000
Mr. Harrington	$95,236	$346,924	$442,160
Mr. Conterno	$162,362	$919,640	$1,082,002
Dr. Skovronsky	$67,500	N/A	$67,500
Mr. Simmons	$60,022	$50,174	$110,196

The Nonqualified Deferred Compensation in 2018 table above shows information about two company programs: the nonqualified savings plan and the Deferred Compensation Plan. The nonqualified savings plan is designed to allow each employee to contribute up to 6 percent of his or her base salary and receive a company match, beyond the contribution limits prescribed by the IRS with regard to 401(k) plans. This plan is administered in the same manner as the 401(k) Plan, with the same participation and investment elections. Executive officers and other U.S. executives may also defer receipt of all or part of their cash compensation under the Deferred Compensation Plan. Amounts deferred by executives under this plan are credited with interest at 120 percent of the applicable federal long-term rate as established the preceding December by the U.S. Treasury Department under Section 1274(d) of the Internal Revenue Code with monthly compounding, which was 3.1 percent for 2018 and is 3.9 percent for 2019. Participants may elect to receive the funds in a lump sum or in up to 10 annual installments following termination of employment, but may not make withdrawals while employed by the company, except in the event of hardship as approved by the Compensation Committee. All deferral elections and associated distribution schedules are irrevocable. Both plans are unfunded and subject to forfeiture in the event of bankruptcy.

Payments Upon Termination or Change in Control (as of December 31, 2018)
The following table describes the potential payments and benefits under the company’s compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment. Except for certain terminations following a change in control of the company, as described below, there are no agreements, arrangements, or plans that entitle named executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment. Any agreement to provide such payments or benefits to a terminating executive officer (other than following a change in control) would be at the discretion of the Compensation Committee.

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		Cash Severance Payment [1]	Continuation of Medical / Welfare Benefits (present value) [2]	Acceleration and Continuation of Equity Awards (unamortized expense as of 12/31/18)		Total Termination Benefits
Mr. Ricks
•	Involuntary retirement or termination	$0	$0	$9,439,454		$9,439,454
•	Involuntary or good reason termination after change in control	$7,000,000	$41,386	$57,174,093		$64,215,479
Mr. Smiley
•	Involuntary retirement or termination	$0	$0	$919,627		$919,627
•	Involuntary or good reason termination after change in control	$3,412,500	$47,892	$9,874,445		$13,334,837
Mr. Harrington
•	Involuntary retirement or termination	$0	$0	$3,650,156	[3]	$3,650,156
•	Involuntary or good reason termination after change in control	$3,097,080	$35,919	$16,967,734		$20,100,733
Mr. Conterno
•	Involuntary retirement or termination	$0	$0	$7,780,318		$7,780,318
•	Involuntary or good reason termination after change in control	$2,880,000	$268,226	$21,655,332		$24,803,558
Dr. Skovronsky
•	Involuntary retirement or termination	$0	$0	$0		$0
•	Involuntary or good reason termination after change in control	$3,510,000	$41,386	$8,719,409		$12,270,795
Mr. Simmons
•	Involuntary retirement or termination	$0	$0	$4,318,097	[3]	$4,318,097
•	Involuntary or good reason termination after change in control	$4,400,000	$47,892	$12,341,104		$16,788,996

1    See “Change-in-Control Severance Pay Plan—Cash Severance Payment” below.

2    See “Accrued Pay and Regular Retirement Benefits” and “Change-in-Control Severance Pay Plan—Continuation of medical and welfare benefits” below.

3    Mr. Harrington and Mr. Simmons were retirement eligible at December 31, 2018, and therefore, would be entitled to payouts of their 2016-2018 performance awards vesting February 1, 2019, and their 2017-2019 performance awards vesting February 1, 2020, without any acceleration resulting from an involuntary retirement or termination. The value of those awards included in this amount using the December 31, 2018, closing price of $115.72 of $3,650,156 for Mr. Harrington and $3,173,968 for Mr. Simmons.

Accrued Pay and Regular Retirement Benefits: The amounts shown in the table above do not include certain payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	accrued salary and vacation pay.

•	regular pension benefits under the Retirement Plan and the nonqualified pension plan. See “Retirement Benefits” above.

•
welfare benefits provided to all U.S. retirees, including retiree medical and dental insurance. The amounts shown in the table above as “Continuation of Medical / Welfare Benefits” are explained below.

•
distributions of plan balances under the 401(k) Plan, the nonqualified savings plan, and the Deferred Compensation Plan. See the narrative following the Nonqualified Deferred Compensation in 2018 table for information about these plans.

Deferred Compensation: The amounts shown in the table do not include distributions of plan balances under the deferred compensation plan. Those balances are shown in the Nonqualified Deferred Compensation in 2018 table.

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Death and Disability: A termination of employment due to death or disability does not entitle named executive officers to any payments or benefits that are not available to U.S. salaried employees generally.

Termination for Cause: Executives terminated for cause receive no severance or enhanced benefits and forfeit any unvested equity grants.

Change-in-Control Severance Pay Plan: As described in the CD&A under “Severance Benefits,” the company maintains a change-in-control severance pay plan for nearly all employees, including the named executive officers. The change-in-control plan for executive officers defines a change in control very specifically, but generally the terms include the occurrence of one of the following: (i) acquisition of 20 percent or more of the company’s stock; (ii) replacement by the shareholders of one half or more of the Board of Directors; (iii) consummation of a merger, share exchange, or consolidation of the company (other than a transaction that results in the Lilly shareholders prior to the transaction continuing to hold more than 60 percent of the voting stock of the combined entity); or (iv) liquidation of the company or sale or disposition of all or substantially all of its assets. The amounts shown in the table for “involuntary or good-reason termination after change in control” are based on the following assumptions and plan provisions:

•
Covered terminations. The table assumes a termination of employment that is eligible for severance under the terms of the plan, based on the named executive officer’s compensation, benefits, age, and service credit at December 31, 2018. Eligible terminations include an involuntary termination for reasons other than for cause or a voluntary termination by the executive for good reason, within two years following the change in control.

•
A termination of an executive officer by the company is for cause if it is for any of the following reasons: (i) the employee’s willful and continued refusal to perform, without legal cause, his or her material duties, resulting in demonstrable economic harm to the company; (ii) any act of fraud, dishonesty, or gross misconduct resulting in significant economic harm or other significant harm to the business reputation of the company; or (iii) conviction of or the entering of a plea of guilty or nolo contendere to a felony.

•
A termination by the executive officer is for good reason if it results from: (i) a material diminution in the nature or status of the executive’s position, title, reporting relationship, duties, responsibilities, or authority, or the assignment to him or her of additional responsibilities that materially increase his or her workload; (ii) any reduction in the executive’s then-current base salary; (iii) a material reduction in the executive’s opportunities to earn incentive bonuses below those in effect for the year prior to the change in control; (iv) a material reduction in the executive’s employee benefits from the benefit levels in effect immediately prior to the change in control; (v) the failure to grant to the executive stock options, stock units, performance shares, or similar incentive rights during each 12-month period following the change in control on the basis of a number of shares or units and all other material terms at least as favorable to the executive as those rights granted to him or her on an annualized average basis for the three-year period immediately prior to the change in control; or (vi) relocation of the executive by more than 50 miles.

•
Cash severance payment. The cash severance payment amounts to two times the executive officer's annual base salary plus two times the executive officer’s bonus target for that year under the bonus plan.

•
Continuation of medical and welfare benefits. This amount represents the present value of the change-in-control plan’s provision, following a covered termination, of 18 months of continued coverage equivalent to the company’s current active employee medical, dental, life, and long-term disability insurance. Similar actuarial assumptions to those used to calculate incremental pension benefits apply to the calculation for continuation of medical and welfare benefits, with the addition of actual COBRA rates based on current benefit elections.

•
Acceleration of equity awards. Upon a covered termination, any unvested equity awards would convert into restricted stock units of the new company, with the number of shares earned under the awards based on accrued performance at the time of the transaction. The restricted stock units will continue to vest and pay out upon the earlier of the completion of the original award period; upon a covered termination; or if the successor entity does not assume, substitute, or otherwise replace the award. The amount in this column represents the value of the acceleration of unvested equity grants had a qualifying termination occurred on December 31, 2018.

•
Excise taxes. Upon a change in control, employees may be subject to certain excise taxes under Section 280G of the Internal Revenue Code. The company does not reimburse the affected employees for those excise taxes or any income taxes payable by the employee. To reduce the employee's exposure to excise taxes, the employee’s change-in-control benefit may be decreased to maximize the after-tax benefit to the individual.

Elanco has adopted a similar change-in-control severance plan that covers Mr. Simmons.

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Payments Upon Change in Control Alone. In general, the change-in-control plan is a “double trigger” plan, meaning payments are made only if the employee suffers a covered termination of employment within two years following the change in control, or in the case of equity awards, if the successor entity does not assume, substitute, or otherwise replace the awards.

Compensation Committee Matters

Background

Role of the Independent Consultant in Assessing Executive Compensation
The Compensation Committee has retained Cimi B. Silverberg of Frederic W. Cook & Co., Inc., as its independent compensation consultant. Ms. Silverberg reports directly to the Compensation Committee. Neither she nor her firm is permitted to have any business or personal relationship with management or the members of the Compensation Committee. The consultant’s responsibilities are to:

•	review the company’s total compensation philosophy, peer group, and target competitive positioning for reasonableness and appropriateness

•	review the company’s executive compensation program and advise the Compensation Committee of evolving best practices

•	provide independent analyses and recommendations to the Compensation Committee on the CEO’s pay

•	review draft CD&A and related tables for the proxy statement

•	proactively advise the Compensation Committee on best practices for board governance of executive compensation

•	undertake special projects at the request of the Compensation Committee chair.

Ms. Silverberg interacts directly with members of company management only on matters under the Compensation Committee’s oversight and with the knowledge and permission of the Compensation Committee chair.

Role of Executive Officers and Management in Assessing Executive Compensation
With the oversight of the CEO and the senior vice president of human resources and diversity, the company’s global compensation group formulates recommendations on compensation philosophy, plan design, and compensation for executive officers (other than the CEO, as noted below). The CEO provides the Compensation Committee with a performance assessment and compensation recommendation for each of the other executive officers. The Compensation Committee considers those recommendations with the assistance of its compensation consultant. The CEO and the senior vice president of human resources and diversity attend Compensation Committee meetings; they are not present for executive sessions or any discussion of their own compensation. Only non-employee directors and the Compensation Committee’s consultant attend executive sessions.

The CEO does not participate in the formulation or discussion of his pay recommendations. He has no prior knowledge of the recommendations that the consultant makes to the Compensation Committee.

Risk Assessment Process
As part of the company's overall enterprise risk management program, in 2018 the Compensation Committee reviewed the company’s compensation policies and practices and concluded that the programs and practices are not reasonably likely to have a material adverse effect on the company. The Compensation Committee noted numerous policy and design features of the company’s compensation programs and governance structure that reduce the likelihood of inappropriate risk-taking, including, but not limited to:

•	Only independent directors serve on the committee

•	The Compensation Committee engages its own independent compensation consultant

•	The Compensation Committee has downward discretion to lower compensation plan payouts

•	The Compensation Committee approves all adjustments to financial results that affect compensation calculations

•	Different measures and metrics are used across multiple incentive plans that appropriately balance cash/stock, fixed/variable pay, and short-term/long-term incentives

•	Incentive plans have predetermined maximum payouts

•	Performance objectives are challenging but achievable

•	Programs with operational metrics have a continuum of payout multiples based upon achievement of performance milestones, rather than "cliffs" that might encourage suboptimal or improper behavior

•	A compensation recovery policy is in place for all members of senior management; negative compensation consequences can result in cases involving serious compliance violations

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•	Meaningful share ownership and retention requirements are in place for all members of senior management and the board.

Compensation Committee Report
The Compensation Committee evaluates and establishes compensation for executive officers and oversees the deferred compensation plan, management stock plans, and other management incentive and benefit programs. Management has the primary responsibility for the company’s financial statements and reporting process, including the disclosure of executive compensation. With this in mind, the Compensation Committee has reviewed and discussed with management the CD&A above. The Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement for filing with the SEC.

Compensation Committee
Ralph Alvarez, Chair
Michael L. Eskew
Ellen R. Marram
Kathi P. Seifert

CEO Pay Ratio

Lilly’s compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure the pay of every Lilly employee reflects the level of their job impact and responsibilities and is competitive within our peer group. Compensation rates are benchmarked and set to be market-competitive in the country in which the jobs are performed. Lilly’s ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop, and contribute. As of November 1, 2018, Lilly employed approximately 40,000 people, with approximately 17,000 members of our workforce located in the U.S. and approximately 23,000 members of our workforce located outside of the U.S.

Under rules adopted pursuant to the Dodd-Frank Act of 2010, Lilly must calculate and disclose the total compensation paid to its median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to Lilly’s CEO. The paragraphs that follow describe our methodology and the resulting CEO pay ratio.

Measurement Date
We identified the median employee using our employee population on November 1, 2018.

Consistently Applied Compensation Measure (CACM)
Under the relevant rules, we identified the median employee by use of a “consistently applied compensation measure,” or CACM. We chose a CACM that closely approximates the annual total direct compensation of our employees. Specifically, we identified the median employee by looking at annual base pay, bonus opportunity at target, and the grant date fair value for standard equity awards. We did not adjust the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis.

De Minimis Exception
Lilly has employees in 87 countries. In identifying the median employee, we excluded workers in 9 countries totaling 447 workers (approximately 1.1 percent of our workforce). We excluded these employees because they are affiliated with joint ventures or third-party distributors, and Lilly does not set their compensation philosophy. We excluded the following number of workers from the following countries in the identification of the median employee:

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Countries Excluded	Workers Excluded
Bahrain	2
Greece	233
Indonesia	24
Kuwait	15
Oman	1
Pakistan	30
Qatar	7
United Arab Emirates	102
Vietnam	33
Total	447

Methodology and Pay Ratio
After applying our CACM and excluding the employees listed above, we identified the median paid employee. Once the median paid employee was identified, we calculated the median paid employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table.

Our median employee compensation as calculated using Summary Compensation Table requirements was $91,246. Our CEO’s compensation as reported in the Summary Compensation Table was $17,230,337. Therefore, our CEO to median employee pay ratio is 189:1.

Audit Matters

Item 3. Ratification of the Appointment of Principal Independent Auditor

Audit Committee Oversight of Independent Auditor
The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor, and oversees the process for selecting, reviewing, and evaluating the lead audit partner. Further information regarding the committee's oversight of the independent auditor can be found in the Audit Committee charter, available online at lilly.com/who-we-are/governance or upon request to the company's corporate secretary.

In connection with the decision regarding whether to reappoint the independent auditor each year (subject to shareholder ratification), the committee assesses the independent auditor's performance. This assessment examines three primary criteria: (1) the independent auditor's qualifications and experience; (2) the communication and interactions with the auditor over the course of the year; and (3) the auditor's independence, objectivity, and professional skepticism. These criteria are assessed against an internal and an external scorecard, and are discussed with management during a private session, as well as in executive session. The committee also periodically considers whether a rotation of the company's independent auditor is advisable.

Ernst & Young LLP (EY) has served as the principal independent auditor for the company since 1940. Based on the Audit Committee’s assessment of EY's performance during 2018, the Audit Committee believes that the continued retention of EY to serve as the company's principal independent auditor is in the best interests of the company and its shareholders, and has therefore reappointed EY as the company’s principal independent auditor for 2019. In addition to this year's favorable assessment of EY's performance, we recognize that there are several benefits of retaining a longer-tenured independent auditor. EY has gained institutional knowledge and expertise regarding the company's global operations, accounting policies and practices, and internal controls over financial reporting. Audit and other fees are also competitive with peer companies because of EY's familiarity with the company and its operations. In accordance with the bylaws, this appointment is being submitted to the shareholders for ratification.

Representatives of EY are expected to be present at the 2019 annual meeting and will be available to respond to questions. Those representatives will have the opportunity to make a statement if they wish to do so.

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Board Recommendation on Item 3

The board recommends that you vote FOR ratifying the appointment of Ernst & Young LLP as principal independent auditor for 2019.

Audit Committee Report

The Audit Committee reviews the company’s financial reporting process on behalf of the board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and disclosure controls. In this context, the Audit Committee has met and held discussions with management and the independent auditor. Management represented to the Audit Committee that the company’s consolidated financial statements for the year ended December 31, 2018 were prepared in accordance with generally accepted accounting principles (GAAP), and the committee has reviewed and discussed the audited financial statements and related disclosures with management and the independent auditor, including a review of the significant management judgments underlying the financial statements and disclosures.

The independent auditor reports to the Audit Committee, which has sole authority to appoint and to replace the independent auditor (subject to shareholder ratification).

The Audit Committee has discussed with the independent auditor matters required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board (PCAOB) and the NYSE, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable PCAOB rules regarding communications with the Audit Committee concerning independence, and has discussed with the independent auditor the auditor’s independence from the company and its management. In concluding that the auditor is independent, the Audit Committee determined, among other things, that the nonaudit services provided by EY (as described below) were compatible with its independence. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act), the Audit Committee has adopted policies to ensure the independence of the independent auditor, such as prior committee approval of non-audit services and required audit partner rotation.

The Audit Committee discussed with the company’s internal and independent auditors the overall scope and plans for their respective audits, including internal control testing under Section 404 of the Sarbanes-Oxley Act. The Audit Committee periodically meets with the internal and independent auditors, with and without management present, and in private sessions with members of senior management (such as the chief financial officer and the chief accounting officer) to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting. The Audit Committee also periodically meets in executive session.

In reliance on the reviews and discussions referred to above, the committee recommended to the board (and the board subsequently approved the recommendation) that the audited consolidated financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2018, for filing with the SEC. The Audit Committee has also appointed EY as the company’s independent auditor, subject to shareholder ratification, for 2019.

Audit Committee
Michael L. Eskew, Chair
Katherine Baicker, Ph.D.
Jamere Jackson
Kathi P. Seifert
Jackson P. Tai
Karen Walker

Services Performed by the Independent Auditor
The Audit Committee pre-approves all services performed by the independent auditor, in part to assess whether the provision of such services might impair the auditor’s independence. The Audit Committee’s policy and procedures are as follows:

•
Audit services: The Audit Committee approves the annual audit services engagement and, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope, company structure, or other matters. Audit services include internal controls attestation work under Section 404 of the Sarbanes-Oxley Act. The Audit Committee may also pre-approve other audit services, which are those services that only the independent auditor reasonably can provide.

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•
Audit-related services: Audit-related services are assurance and related services that are reasonably related to the performance of the audit or reviews of the financial statements, and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of these services does not impair the independence of the auditor.

•
Tax services: The Audit Committee believes that, in appropriate cases, the independent auditor can provide tax compliance services, tax planning, and tax advice without impairing the auditor’s independence.

•
Other services: The Audit Committee may approve other services to be provided by the independent auditor if (i) the services are permissible under SEC and PCAOB rules, (ii) the Audit Committee believes the provision of the services would not impair the independence of the auditor, and (iii) management believes that the auditor is the best choice to provide the services.

•
Approval process: At the beginning of each audit year, management requests pre-approval from the Audit Committee of the annual audit, statutory audits, and quarterly reviews for the upcoming audit year as well as any other services known at that time. Management will also present at that time an estimate of all fees for the upcoming audit year and known services. As specific engagements are identified thereafter that were not initially approved, they are brought forward to the Audit Committee for approval. To the extent approvals are required between regularly scheduled Audit Committee meetings, pre-approval authority is delegated to the committee chair.

For each engagement, management provides the Audit Committee with information about the services and fees, sufficiently detailed to allow the committee to make an informed judgment about the nature and scope of the services and the potential for the services to impair the independence of the auditor.

After the end of the audit year, management provides the committee with a summary of the actual fees incurred for the completed audit year.

Independent Auditor Fees
The following table shows the fees incurred for services rendered on a worldwide basis by EY in 2018 and 2017. All such services were pre-approved by the Audit Committee in accordance with the pre-approval policy.

		2018 ($ millions)	2017 ($ millions)
Audit Fees		$28.7	$14.8

Annual audit of consolidated and subsidiary financial statements, including Sarbanes-Oxley 404 attestation, as well as the 2018 audit of consolidated Elanco financial statements for its initial public offering

	Reviews of quarterly financial statements
	Other services normally provided by the auditor in connection with statutory and regulatory filings
Audit-Related Fees		$0.9	$0.5

Primarily related to assurance and related services reasonably related to the performance of the audit or reviews of the financial statements primarily related to employee benefit plan and other ancillary audits, and due diligence services on potential acquisitions

Tax Fees		$3.0	$4.8
	Tax compliance services, tax planning, tax advice Primarily related to consulting and compliance services
Total		$32.6	$20.1
Numbers may not add due to rounding

Management Proposals

Item 4. Proposal to Amend the Company’s Articles of Incorporation to Eliminate the Classified Board Structure

The company’s articles of incorporation provide that the board is divided into three classes, with each class elected every three years. On the recommendation of the Directors and Corporate Governance Committee, the board has approved, and recommends that the shareholders approve, amendments to eliminate the classified board structure in order to provide for the annual election of all directors. This proposal was brought before shareholders at each of the company’s annual meetings from 2007 through 2012 and in 2018, receiving the vote of a strong majority of the outstanding shares at each meeting; however, the proposal requires the vote of 80 percent of the outstanding shares to pass.

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If approved, this proposal would become effective upon the filing of amended and restated articles of incorporation with the Secretary of State of Indiana, which the company would do promptly after shareholder approval is obtained. Directors elected prior to the effectiveness of the amendments would stand for election for one-year terms once their then-current terms expire. This means that directors whose terms expire at the 2020 and 2021 annual meetings of shareholders would be elected for one-year terms, and beginning with the 2022 annual meeting, all directors would be elected for one-year terms at each annual meeting. In the case of any vacancy on the board occurring after the 2019 annual meeting created by an increase in the number of directors, the vacancy would be filled through an interim election by the board with the new director to serve a term ending at the next annual meeting. Vacancies created by resignation, removal or death would be filled by election by the board of a new director to serve until the end of the term of the director being replaced. This proposal would not change the present number of directors or the board’s authority to change that number and to fill any vacancies or newly created directorships.

Background of Proposal
As part of its ongoing review of corporate governance matters, the board, assisted by the Directors and Corporate Governance Committee, considered the advantages and disadvantages of maintaining the classified board structure and eliminating the supermajority voting provisions of the articles of incorporation (see Item 5 below). The board considered the view of certain shareholders who believe that classified boards have the effect of reducing the accountability of directors to shareholders because shareholders are unable to evaluate and elect all directors on an annual basis. The board gave considerable weight to the approval at the 2006 annual meeting of a shareholder proposal requesting that the board take all necessary steps to elect the directors annually, and to the favorable votes of a strong majority of the outstanding shares for management’s proposals in the following six years and again in 2018.

The board also considered benefits of retaining the classified board structure, which has a long history in corporate law. A classified structure may provide continuity and stability in the management of the business and affairs of the company because a majority of directors always has prior experience as directors of the company. In some circumstances classified boards may enhance shareholder value by forcing an entity seeking control of the company to initiate discussions at arm’s-length with the board of the company, because the entity cannot replace the entire board in a single election. The board also considered that even without a classified board (and without the supermajority voting requirements, which the board also recommends eliminating), the company has defenses that work together to discourage a would-be acquirer from proceeding with a proposal that undervalues the company and to assist the board in responding to such proposals. These defenses include other provisions of the company’s articles of incorporation and bylaws as well as certain provisions of Indiana corporation law.

The board believes it is important to maintain appropriate defenses to inadequate takeover bids, but also important to retain shareholder confidence by demonstrating that it is accountable and responsive to shareholders. After balancing these interests, the board has decided to resubmit this proposal to eliminate the classified board structure.

Text of Amendments
Article 9(b) of the company’s articles of incorporation contains the provisions that will be affected if this proposal is adopted. This article, set forth in Appendix B to this proxy statement, shows the proposed changes, with deletions indicated by strike-outs and additions indicated by underlining. The board has also adopted conforming amendments to the company’s bylaws, to be effective immediately upon the effectiveness of the amendments to the articles of incorporation.

Vote Required
The affirmative vote of at least 80 percent of the outstanding shares of common stock is needed to pass this proposal.

Board Recommendation on Item 4

The board recommends that you vote FOR amending the company's articles of incorporation to eliminate the classified board structure.

Item 5. Proposal to Amend the Company’s Articles of Incorporation to Eliminate All Supermajority Voting Provisions

Under the company’s articles of incorporation, nearly all matters submitted to a vote of shareholders can be adopted by a majority of the votes cast. However, our articles require a few fundamental corporate actions to be approved by the holders of 80 percent of the outstanding shares of common stock (a “supermajority vote”). Those actions are:

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•	amending certain provisions of the articles of incorporation that relate to the number and terms of office of directors:
-the company’s classified board structure (as described under Item 4)
-a provision that the number of directors shall be specified solely by resolution of the board

•	removing directors prior to the end of their elected term

•
entering into mergers, consolidations, recapitalizations, or certain other business combinations with a “related person”—a party who has acquired at least 5 percent of the company’s stock (other than the Endowment or a company benefit plan) without the prior approval of the board

•	modifying or eliminating any of the above supermajority voting requirements.

Background of Proposal
This proposal is the result of the board’s ongoing review of corporate governance matters. From 2007 through 2009, shareholder proposals requesting that the board take action to eliminate the supermajority voting provisions were supported by a majority of votes cast. From 2010 through 2012 and in 2018, the board submitted proposals seeking shareholder approval to eliminate these supermajority provisions. In all four years, the proposal received a strong majority of the outstanding shares, but fell short of the required 80 percent vote.

Assisted by the Directors and Corporate Governance Committee, the board considered the advantages and disadvantages of maintaining the supermajority voting requirements. The board considered that under certain circumstances, supermajority voting provisions can provide benefits to the company. The provisions can make it more difficult for one or a few large shareholders to take over or restructure the company without negotiating with the board. In the event of an unsolicited bid to take over or restructure the company, supermajority voting provisions may encourage bidders to negotiate with the board and increase the board’s negotiating leverage on behalf of the shareholders. They can also give the board time to consider alternatives that might provide greater value for all shareholders.

The board also considered the potential adverse consequences of opposing elimination of the supermajority voting requirements. While it is important to the company’s long-term success for the board to maintain appropriate defenses against inadequate takeover bids, it is also important for the board to maintain shareholder confidence by demonstrating that it is responsive and accountable to shareholders and committed to strong corporate governance. This requires the board to carefully balance sometimes competing interests. In this regard, the board gave considerable weight to the fact that a substantial majority of shares voted have supported eliminating the supermajority voting provisions. Many shareholders believe that supermajority voting provisions impede accountability to shareholders and contribute to board and management entrenchment.

The board also considered that even without the supermajority vote (and without the classified board, which the board also recommends eliminating), the company has defenses that work together to discourage a would-be acquirer from proceeding with a proposal that undervalues the company and to assist the board in responding to such proposals. These defenses include other provisions of the company’s articles of incorporation and bylaws as well as certain provisions of Indiana corporation law.

Therefore, the board believes the balance of interests is best served by recommending to shareholders that the articles of incorporation be amended to eliminate the supermajority voting provisions. By recommending these amendments, the board is demonstrating its accountability and willingness to take steps that address shareholder-expressed concerns.

Text of Amendments
Articles 9(c), 9(d), and 13 of the company’s articles of incorporation contain the provisions that will be affected if this proposal is adopted. These articles, set forth in Appendix B to this proxy statement, show the proposed changes with deletions indicated by strike-outs and additions indicated by underlining.

Vote Required
The affirmative vote of at least 80 percent of the outstanding shares of common stock is needed to pass this proposal.

Board Recommendation on Item 5

The board recommends that you vote FOR amending the company's articles of incorporation to eliminate all supermajority voting provisions.

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Shareholder Proposals

Item 6. Proposal Requesting Implementation of a Policy to Not Fund, Conduct or Commission the Use of the Forced Swim Test

People for the Ethical Treatment of Animals (PETA), 1536 16th Street N.W., Washington, D.C., beneficial owner of 56 shares of our common stock, has submitted the following proposal:

Reduce Animal Suffering in Eli Lilly Experiments Proposal

RESOLVED, given the animal suffering inherent in the “Forced Swim Test” (FST), its questionable scientific validity, and the fact that the majority of Americans object to the use of animals in experiments,1 our Board should implement a policy that it will not fund, conduct, or commission use of this test.

Supporting Statement
In the FST, animals are dropped into a container of water. Terrified that they will drown, they swim frantically trying to find an escape. Eventually they become exhausted and stop struggling. It causes substantial distress and is not required by the government to be conducted.
Eli Lilly-affiliated authors have described the FST as a model or test of behavioral despair.2 Our Company uses the FST to purportedly test the antidepressant qualities of compounds3 on the assumption that the sooner the animal stops swimming, the more depressed the animal is. However, there is evidence that floating is an adaptive behavior that saves energy and benefits survival, not a sign of depression.4
The FST’s ability to accurately predict human antidepressants is further undermined by the fact that it yields positive results for compounds that are not prescribed as human antidepressants, like caffeine,5 and negative results for compounds that are.6 Therefore, useful antidepressant compounds may be abandoned if they do not produce desired results in the FST. Indeed, the applicability of the FST to human depression has been substantially refuted by experts.7
According to our Company’s records none of the compounds tested by Eli Lilly since 1993 using the FST are currently approved to treat human depression, which means that the test did not lead to marketing these compounds as medications.
We need to develop new therapeutics to treat human depression, but experts cite the use of such animal experiments as a major reason for lack of progress.8
Our Company should include an assurance in its animal welfare policy9 that it will not fund, conduct, or commission use of the FST.
__________________________
1 Strauss (2018) https://tinyurl.com/ydbgts8z
2 Benvenga (1993) https://doi.org/10.1016/0014-2999(93)91005-8; O’Neill (2001) https://doi.org/10.1177/026988110101500104;
Li (2001) https://doi.org/10.1016/S0028-3908(00)00194-5; Skolnick (2003) https://patents.google.com/patent/US7973043B2/ko; Li (2003) https://link.springer.com/article/10.1023/A:1023648923447; Li (2006) https://doi.org/10.1124/jpet.106.103143; Benito Collado (2010) https://patents.google.com/patent/WO2011060035A1
3 Bai (2001) https://doi.org/10.1016/S0091-3057(01)00599-8; Li (2003); Witkin (2014) https://doi.org/10.1124/jpet.114.216804;
Chappell (2016) https://pubs.acs.org/doi/10.1021/acs.jmedchem.6b01119; Dressman (2016)
https://doi.org/10.1016/j.bmcl.2016.10.067; Bruns (2018) https://doi.org/10.1016/j.neuropharm.2017.10.032; Witkin (2018) https://doi.org/10.1016/j.bcp.2018.06.022
4 Molendijk (2015) https://doi.org/10.1016/j.psyneuen.2015.08.028
5 Schechter (1979) https://doi.org/10.1016/0014-2999(79)90212-7
6 Suman (2018) Failure to detect the action of antidepressants in the forced swim test in Swiss mice. https://doi.org/10.1017/neu.2017.33; Cryan (2002) https://doi.org/10.1016/S0165-6147(02)02017-5 7 Hendrie (2013) The failure of the antidepressant drug discovery process is systemic.
https://doi.org/10.1177%2F0269881112466185; Garner (2014) The significance of meaning: Why do over 90% of behavioral neuroscience results fail to translate to humans, and what can we do to fix it? https://doi.org/10.1093/ilar/ilu047; Molendijk (2015); Commons (2017) The rodent forced swim test measures stress-coping strategy, not depression-like behavior. https://pubs.acs.org/doi/10.1021/acschemneuro.7b00042
8 Hendrie (2013); Garner (2014)
9 https://www.lilly.com/animal-care-and-use

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Statement in Opposition to the Shareholder Proposal Requesting Implementation of a Policy to Not Fund, Conduct or Commission the Use of the Forced Swim Test
The Public Policy and Compliance Committee has reviewed this proposal and recommends a vote against it. We share the proponent's concerns about the care and welfare of laboratory animals, and accordingly, have implemented detailed processes and procedures to ensure the humane treatment of animals. If adopted, in certain circumstances the proponent’s policy could impede our ability to conduct the pre-clinical testing required to ensure that our pharmaceutical products are safe and effective for human use. As a result, and for the reasons set forth below, the policy requested by the proponent is unnecessary and not in the best interests of the company and its shareholders.
We are a worldwide and industry leader in the discovery, development, manufacturing, and marketing of human pharmaceutical products. Our continued success depends to a great extent on our ability to continue to discover, develop and bring to market innovative new medicines. This process of development requires a deep investment to research and development activities to establish the safety and effectiveness of our human pharmaceutical products. In the course of developing new products in support of our mission, we are required to evaluate and support the safety of our pharmaceutical products prior to human clinical trials and use. U.S. and foreign regulatory agencies have mandated that a defined amount of this research be performed in animals.
We do not condone, in any form, the mistreatment of research animals, and we recognize our fundamental ethical and scientific obligation to ensure the appropriate treatment of animals used in research. Where animal research is required, we seek to take every reasonable measure to reduce the number of animals used. We have processes and procedures in place to ensure humane treatment of animals, including programs for oversight by an internal corporate Animal Welfare Board, Institutional Animal Care and Use Committees, or an equivalent ethical review board, as well as veterinary oversight at our research-animal sites and at contract laboratories. We are committed to the responsible use of animals in medical research and the use of alternatives to animal testing whenever such methods are feasible, scientifically valid and appropriate.
We also are committed to adhere to standards set forth in the U.S. Animal Welfare Act and have been accredited for more than 35 years by the AAALAC, formerly known as the Association for Assessment and Accreditation of Laboratory Animal Care. AAALAC accreditation is a voluntary process that includes a detailed, comprehensive review of our research-animal program, including animal care and use policies and procedures, animal environment, housing and management, veterinary medical care, and physical plant operations. We currently publish information detailing our commitment to responsible animal research as well as an overview of our policies and procedures on our website https://www.lilly.com/animal-care-and-use.

Accordingly, our board believes that the policy requested by the proponent is unnecessary and not in the best interests of the company or our shareholders.

Board Recommendation on Item 6

The board recommends that you vote AGAINST this proposal.

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Item 7. Proposal Requesting a Report Regarding Direct and Indirect Political Expenditures

National Center for Public Policy Research (NCPPR), 20 F Street, NW, Suite 700, Washington, D.C., beneficial owner of 62 shares of our common stock, has submitted the following proposal:

Whereas, we believe in full disclosure of our Company's direct and indirect lobbying activities and expenditures to assess whether Eli Lilly's lobbying is consistent with the Company's expressed goals and in the best interest of shareowners.

RESOLVED, the shareowners of Eli Lilly request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Eli Lilly used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Eli Lilly's membership and payments to any tax-exempt organization that writes and/or endorses model legislation.

4.	Description of management's and the Board's decision-making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a "grassroots lobbying communication" is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. "Indirect lobbying" is lobbying engaged in by a trade association or other organization of which Eli Lilly is a member. Both "direct and indirect lobbying" and "grassroots lobbying communications" include efforts at the local, state and federal levels.
The report shall be presented to all relevant oversight committees and posted on Eli Lilly's website.
Supporting Statement
The Company lobbies on a broad array of issues and works with groups that do the same. That's a good thing as the Company is rightfully exercising free speech. As such, the Company has become a target for anti-free speech activists. These activists are working to defund pro-business organizations by attacking their corporate members.
The Company should take an active role in combating this narrative and attacks on its freedom of association rights.
The Company should be proud of its memberships in trade associations and non-profit groups that promote pro-business, pro-growth initiatives.
For example, the Company's relationships with groups such as the American Legislative Exchange Council and PhRMA should be applauded and endorsed by shareholders. These groups advance initiatives that are designed to unburden corporations such as Eli Lilly, allowing them the freedom to create jobs and economic prosperity in the United States.
Rather than letting outside agitators set the message that these relationships are somehow nefarious, the Company should explain the benefits of its involvement with groups that advocate for smaller government, lower taxes, and free-market reforms. The Company should show how these relationships benefit shareholders, increase jobs and wages, help local communities, and generally advance the Company's interests.
The proponent supports the Company's free speech rights and freedom to associate with groups that advance economic liberty. The Company should stand up for those rights.
Statement in Opposition to the Shareholder Proposal Requesting Report Regarding Direct and Indirect Political Expenditures
The Public Policy and Compliance Committee has reviewed this proposal and recommends a vote against it, as we currently publish a substantial amount of the information requested by the shareholder. The additional reporting requirements are unnecessary, as the information requested is publicly available and this reporting would place an undue administrative burden on the company.

Since 2005, the company has published the following information on our website (lilly.com/LillyPAC) for both direct company contributions and employee political action committee (PAC) contributions to support candidates for political office, political parties, officials, or committees in the U.S.:

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•	policies and procedures for company and PAC contributions

•	contributions to candidates, including information about the candidate's office (for example, state, local, or federal; House or Senate), party affiliation, and state

•	contributions to political organizations and Section 527 organizations reported by state.

This information is updated annually. In addition to the information available on our website, detailed corporate contributions, PAC contribution data, and the company’s direct lobbying expenses are available to the public on the Federal Election Committee website (fec.gov/data/) and through individual state agencies. The company’s direct lobbying expenses are also available to the public on the Lobbying Disclosure page of the U.S. House website (disclosures.house.gov/ld/ldsearch.aspx) and through individual state agencies.

In addition to direct political contributions, Lilly maintains memberships in certain 501(c)(6)s—trade associations that report lobbying activity to the U.S. government. We maintain memberships in trade associations and other tax-exempt organizations specific to business and pharmaceutical industry interests, such as PhRMA (Pharmaceutical Research and Manufacturers Association), BIO (Biotechnology Association), and the National Association of Manufacturers. We support organizations that champion public policies that contribute to pharmaceutical innovation, healthy patients, and a healthy business climate.

Information relating to Lilly’s memberships in trade associations to which we contribute $50,000 per year or more, and any such organizations where Lilly has a board seat can be found on our website.

These tax-exempt organizations are also required to disclose their lobbying expenditures under the Lobbying Act of 1995; they report their lobbying expenditures to the U.S. Senate.

As we do not control what portion of the organization’s budget is spent on lobbying, it is the fact of company membership in and support for the trade association, and the trade association’s total lobbying expenditure, that reveals the most about Lilly's political activities. As a result, the board does not believe any value provided by the requested additional disclosures merits the resources required to produce such a report.

Board Recommendation on Item 7

The board recommends that you vote AGAINST this proposal.

Other Information

Meeting and Voting Logistics

Additional Items of Business
We do not expect any items of business other than those set forth above because the deadline for shareholder proposals and nominations has passed. Nonetheless, if necessary, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

Voting
Shareholders as of the close of business on February 26, 2019 (the record date) may vote at the 2019 annual meeting. You have one vote for each share of common stock you held on the record date, including shares:

•	held directly in your name as the shareholder of record

•	held for you in an account with a broker, bank, or other nominee

•	attributed to your account in the company's 401(k) plan.

You may vote your shares in person at the meeting. However, we encourage you to vote by mail, by telephone, or online even if you plan to attend the meeting.

Required Vote
Below are the vote requirements for the various proposals:

•	The four nominees for director will be elected if the votes cast for the nominee exceed the votes cast against the nominee. Abstentions will not count as votes cast either for or against a nominee.

•	The following items of business will be approved if the votes cast for the proposal exceed those cast against the proposal:

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•	advisory approval of executive compensation

•	ratification of the appointment of principal independent auditor

•	two shareholder proposals.
Abstentions will not be counted either for or against these proposals.

•
The proposals to amend the articles of incorporation to eliminate the classified board structure and to eliminate supermajority voting provisions require the vote of 80 percent of the outstanding shares of our common stock. For these items, abstentions and broker non-votes have the same effect as a vote against the proposals.

Quorum
A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the annual meeting. As of February 26, 2019, XXXXXXXXXXXXX shares of company common stock were issued and outstanding.

Voting by Proxy
If you are a shareholder of record, you may vote your proxy by any one of the following methods:

Online. You may vote online at proxyvote.com. Follow the instructions on your proxy card or notice. If you received these materials electronically, follow the instructions in the e-mail message that notified you of their availability. Voting online has the same effect as voting by mail. If you vote online, do not return your proxy card.

By telephone. Shareholders in the U.S., Puerto Rico, and Canada may vote by telephone by following the instructions on your proxy card or notice. If you received these materials electronically, follow the instructions in the e-mail message that notified you of their availability. Voting by telephone has the same effect as voting by mail. If you vote by telephone, do not return your proxy card.

By mail. Sign and date each proxy card you receive and return it in the prepaid envelope. Sign your name exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as an attorney-in-fact, executor, administrator, guardian, trustee, or the officer or agent of a corporation or partnership), please indicate your name and your title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all owners. If you return your signed proxy but do not indicate your voting preferences, the proxy holder will vote on your behalf based upon the board’s recommendations.

You have the right to revoke your proxy at any time before the meeting by (i) notifying the company’s secretary in writing, or (ii) delivering a later-dated proxy online, by mail, or by telephone. If you are a shareholder of record, you may also revoke your proxy by voting in person at the meeting.

Voting Shares Held by a Broker
If your shares are held by a broker, the broker will ask you how you want your shares to be voted. You may instruct your broker or other nominee to vote your shares by following instructions that the broker or nominee provides to you. Most brokers offer voting by mail, by telephone, and online.

If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the ratification of the principal independent auditor, the broker may vote your shares in its discretion. For all other proposals, the broker may not vote your shares at all.

Voting Shares Held in the Company 401(k) Plan
You may instruct the plan trustee on how to vote your shares in the 401(k) plan online, by mail, or by telephone as described above, except that, if you vote by mail, the card that you use will be a voting instruction form rather than a proxy card.

In addition, unless you decline, your vote will apply to a proportionate number of other shares held by participants in the 401(k) plan for which voting directions are not received (except for a small number of shares from a prior stock ownership plan, which can be voted only on the directions of the participants to whose accounts the shares are credited).

All participants are named fiduciaries under the terms of the 401(k) plan and under the Employee Retirement Income Security Act (ERISA) for the limited purpose of voting shares credited to their accounts and the portion of undirected shares to which their vote applies. Under ERISA, fiduciaries are required to act prudently in making voting decisions.

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If you do not want to have your vote applied to the undirected shares, you must so indicate when you vote. Otherwise, the trustee will automatically apply your voting preferences to the undirected shares proportionally with all other participants who elected to have their votes applied in this manner.

If you do not vote, your shares will be voted by other plan participants who have elected to have their voting preferences applied proportionally to all shares for which voting instructions are not otherwise received.

Proxy Cards and Notices
If you received more than one proxy card, notice, or e-mail related to proxy materials, you hold shares in more than one account. To ensure that all your shares are voted, sign and return each card. Alternatively, if you vote by telephone or online, you will need to cast a vote for each proxy card, notice, or e-mail you receive. If you do not receive a proxy card, you may have elected to receive your proxy statement electronically, in which case you should have received an e-mail with directions on how to access the proxy statement and how to vote your shares. If you wish to request a paper copy of these materials and a proxy card, please call 800-579-1639.

Vote Tabulation
Votes are tabulated by an independent inspector of election, Broadridge Financial Solutions, Inc.

Attending the Annual Meeting - *New Admission Procedure*
The meeting will be held at the Lilly Center Auditorium at Lilly Corporate Center.
All shareholders as of close of business on February 26, 2019 may attend the annual meeting. To gain admission, you must request an admission ticket as described below and present it along with valid, government-issued photo identification, such as a driver’s license or passport. Your request for an admission ticket must be received before 5:00 p.m. EDT on April 30, 2019.

Admission tickets are available for registered and beneficial shareholders and for one guest accompanying each shareholder. If you are attending the meeting as a proxy for or qualified representative of a shareholder, you will need your legal proxy or authorization letter in addition to your admission ticket and photo identification.

To obtain an admission ticket for you and your guest online, please access “Register for Meeting” at proxyvote.com and follow the instructions provided. You will need to enter your 16-digit voting control number found in your proxy materials. You must print a ticket for you and your guest and bring each ticket to the meeting. Each person attending must provide the admission ticket and photo identification. If you are unable to print the ticket, please call Shareholder Meeting Support, Broadridge Financial Solutions, Inc. at 844-318-0137 for assistance. Failure to follow these admission procedures may delay your entry into, or prevent you from being admitted to, our annual meeting.

You can also register to attend the meeting by calling Shareholder Meeting Support, Broadridge Financial Solutions, Inc. at 844-318-0137. When registering via phone, you will be placed on the attendee list but will not receive an admission ticket. You will need to present photo identification to enter the meeting.
To ensure your safety, all attendees and their belongings will pass through a metal detector upon arrival at the annual meeting. Attendees may also be subject to further security inspections. No photography, videography, or audio recording is allowed inside Lilly buildings.
Parking will be available on a first-come, first-served basis in the garage indicated on the map at the end of this report. If you have questions about admittance or parking, please call 855-731-6026 (toll free) or 317-433-5112 (prior to the annual meeting).
The 2020 Annual Meeting
The company’s 2020 annual meeting is currently scheduled for May 4, 2020.

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Other Matters

Householding
We have adopted a procedure approved by the SEC called "householding." Under the householding procedure, certain shareholders, whether they own registered shares or shares in street name, who have the same address will receive only one set of proxy materials, unless one or more of the shareholders at that address has previously notified us that they want to receive separate copies. Each 401(k) Plan participant will continue to receive a copy of all of the proxy materials. Regardless of how you own your shares, if you received a single set of proxy materials as a result of householding, and one or more shareholders at your address would like to have separate copies of these materials with respect to the 2019 annual meeting or in the future, please contact Broadridge Financial Solutions, Inc. at 866-540-7095.

Other Information Regarding the Company’s Proxy Solicitation
The board is soliciting proxies for the 2019 annual meeting. We will pay all expenses in connection with our solicitation of proxies. We will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to and obtaining instructions from persons for whom they hold stock of the company. We expect to solicit proxies primarily by mail and email, but directors, officers, and other employees of the company may also solicit in person or by telephone, fax, or email. We have retained Georgeson LLC to assist in the distribution and solicitation of proxies. Georgeson may solicit proxies by personal interview, telephone, fax, mail, and email. We expect that the fee for those services will not exceed $17,500 plus reimbursement of customary out-of-pocket expenses.

Section 16(a) Beneficial Ownership Reporting Compliance
Under SEC rules, our directors and executive officers are required to file with the SEC reports of holdings and changes in beneficial ownership of company stock. We have reviewed copies of reports provided to the company, as well as other records and information. Based on that review, we concluded that all reports were timely filed, except that, due to administrative errors, Aarti Shah amended her Form 3 on January 17, 2018, to reflect her ownership of additional shares of company stock that were inadvertently excluded in the original filing. Myles O’Neill was late in reporting derivative shares beneficially owned by his spouse on his original Form 3 filed on January 10, 2018, and was late in reporting the vesting of two equity awards of his spouse, filed on September 24, 2018. Each filing was made promptly after the issue was discovered.

By order of the Board of Directors,

Bronwen L. Mantlo
Secretary
March 22, 2019

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Appendix A - Summary of Adjustments Related to the Annual Cash Bonus and Performance Award

Consistent with past practice, the Compensation Committee adjusted the reported financial results on which the 2018, annual cash bonus and the 2017-2019 PAs were determined to eliminate the distorting effect of certain unusual items on incentive compensation performance measures. The adjustments are intended to:

•	align award payments with the underlying performance of the core business

•	avoid volatile, artificial inflation or deflation of awards due to unusual items in the award year, and, where relevant, the previous (comparator) year

•
eliminate certain counterproductive short-term incentives—for example, incentives to refrain from acquiring new technologies, to defer disposing of underutilized assets, or to defer settling legacy legal proceedings to protect current bonus payments

•	facilitate comparisons with peer companies.

To ensure the integrity of the adjustments, the Compensation Committee establishes adjustment guidelines in the first 90 days of the performance period. These guidelines are generally consistent with the company guidelines for reporting non-GAAP financial measures to the investment community, which are reviewed by the Audit Committee. The adjustments apply equally to income and expense items. The Compensation Committee reviews all adjustments and retains downward discretion, i.e., discretion to reduce compensation below the amounts that are yielded by the adjustment guidelines.

Adjustments for 2018 Bonus Plan
For 2018 bonus calculations, the Compensation Committee made the following adjustments to reported EPS consistent with our external reporting of non-GAAP financial measures:

•	Eliminated the impact of the charge recognized for acquired in-process research development

•	Eliminated the impact of amortization of certain intangible assets

•	Eliminated the impact of asset impairments, restructuring, and other special charges

•
Eliminated the impact of certain income tax items, including adjustments for the 2017 Toll Tax (and related adjustments made during 2018) and other matters related to U.S. tax reform, as well as tax associated with the separation of the Elanco animal health business

•	Eliminated the impact of other specified items

In addition to the adjustments consistent with our reporting of non-GAAP financial measures, the Compensation Committee made one additional adjustment to reported EPS when calculating adjusted non-GAAP EPS for the bonus plan, as follows:

•
When the Compensation Committee set 2018 bonus targets, the EPS goal was set assuming a lower amount of share repurchases than were actually executed during 2018. The Compensation Committee neutralized the impact of the additional share repurchases on EPS results for the amount that exceeded one percent of the EPS goal.

Reconciliations of these adjustments to our reported EPS are below:

2018
EPS as reported	$3.13
Eliminate acquired in-process research and development charges	$1.83
Eliminate amortization of certain intangible assets	$0.43
Eliminate asset impairments, restructuring and other special charges	$0.41
Eliminate income tax items	(0.25)
Eliminate other specified items	$0.01
Non-GAAP EPS	$5.55
Share repurchase adjustment	(0.06)
Adjusted Non-GAAP EPS	$5.49
*Numbers may not add due to rounding

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Adjustments for 2017-2019 Performance Award
For the 2017-2019 performance award payout calculations, the Compensation Committee made the following adjustments to reported EPS consistent with our reporting of non-GAAP financial measures:

•	2018, 2017 and 2016: Eliminated the impact of the charges recognized for acquired in-process research and development

•	2018, 2017 and 2016: Eliminated the impact of amortization of certain intangible assets

•	2018, 2017 and 2016: Eliminated the impact of asset impairments, restructuring, and other special charges

•
2018 and 2017: Eliminated the impact of certain income tax items, including the 2017 Toll Tax (and related adjustments made during 2018) and other matters related to U.S. tax reform, as well as taxes associated with the separation of the Elanco animal health business

•	2018 and 2017: Eliminated the impact of other specified items

•	2016: Eliminated the impact of the Venezuelan financial crisis

In addition to the adjustments consistent with our reporting of non-GAAP financial measures, the Compensation Committee made the following other adjustments:

•
When the Compensation Committee set 2017-2019 performance award targets, the EPS goals were set assuming a higher effective tax rate prior to the enactment of U.S. tax reform. The Compensation Committee neutralized the impact of the reduction in our effective tax rate resulting from U.S. tax reform.

Reconciliations of these adjustments to our reported EPS are below:

	2018	2017	% Growth 2018 vs. 2017	2016	% Growth 2017 vs. 2016
EPS as reported	$3.13	$(0.19)	NM	$2.58	NM
Eliminate acquired in-process research and development charges	$1.83	0.97		$0.02
Eliminate amortization of certain intangible assets	$0.43	0.44		$0.44
Eliminate asset impairments, restructuring and other special charges	0.41	$1.23		$0.29
Eliminate certain income tax items	$(0.25)	$1.81		—
Eliminate other specified items	$0.01	$0.03		—
Eliminate impact of the Venezuelan financial crisis	—	—		$0.19
Non-GAAP EPS	$5.55	$4.28	29.7%	$3.52	21.6%
U.S. tax reform adjustment	$(0.24)	—		—
Adjusted Non-GAAP EPS	$5.31	$4.28	24.1%	$3.52	21.6%
*Numbers may not add due to rounding

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Appendix B - Proposed Amendments to the Company's Articles of Incorporation

Proposed changes to the company’s articles of incorporation are shown below related to Items 4 and 5, “Items of Business To Be Acted Upon at the Meeting.” The changes shown to Article 9(b) will be effective if Item 4, "Proposal to Amend the Company’s Articles of Incorporation to Eliminate the Classified Board Structure,” receives the vote of at least 80 percent of the outstanding shares. The changes to Articles 9(c), 9(d), and 13 will be effective if Item 5, "Proposal to Amend the Company’s Articles of Incorporation to Eliminate Supermajority Voting Provisions,” receives the vote of at least 80 percent of the outstanding shares. Additions are indicated by underlining and deletions are indicated by strike-outs. The full text of the company's Articles of Incorporation can be found on our website at: https://www.lilly.com/who-we-are/governance.
. . . . .
9. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and it is expressly provided that the same are intended to be in furtherance and not in limitation or exclusion of the powers conferred by statute:

(a) The number of directors of the Corporation, exclusive of directors who may be elected by the holders of any one or more series of Preferred Stock pursuant to Article 7(b) (the "Preferred Stock
Directors"), shall not be less than nine, the exact number to be fixed from time to time solely by resolution of the Board of Directors, acting by not less than a majority of the directors then in office.

(b) Prior to the 2020 annual meeting of directors, the Board of Directors (exclusive of Preferred
Stock Directors) shall be divided into three classes, with the term of office of one class expiring each year. ~~At the annual meeting of shareholders in 1985, five directors of the first class shall be elected to~~
~~hold office for a term expiring at the 1986 annual meeting, five directors of the second class shall be~~
~~elected to hold office for a term expiring at the 1987 annual meeting, and six directors of the third class~~
~~shall be elected to hold office for a term expiring at the 1988 annual meeting.~~ Commencing with the annual meeting of shareholders in ~~1986~~2020, each class of directors whose term shall then expire shall be elected to hold office for a ~~three~~one-year term expiring at the next annual meeting of shareholders. In the case of any vacancy on the Board ~~of Directors including a vacancy created by an increase in the~~
~~number~~ of Directors, the vacancy shall be filled by election of the Board of Directors with the director so elected to serve for the remainder of the term of the director being replaced or, in the case of an additional director, ~~for the remainder of the term of the class to which the director has been assinged.~~
until the next annual meeting of shareholders. All directors shall continue in office until the election and qualification of their respective successors in office. ~~When the number of directors is changed, any newly~~
~~created directorships or any decrease in directorships shall be so assigned among the classes by a~~
~~majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal~~
~~in number as possible.~~ No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Election of directors need not be by written ballot unless the By-laws so provide.

(c) Any director or directors (exclusive of Preferred Stock Directors) may be removed from office at any time, but only for cause and only by the affirmative vote of ~~at least 80%~~a majority of ~~the~~ votes ~~entitled~~
~~to be~~cast by the holders ~~of all the outstanding shared~~ of Voting Stock (as defined in Article 13 hereof), voting together as a single class.

(d) ~~Notwithstanding any other provision of these Amended Articles of Incorporation or of law which~~
~~might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of~~
~~any particular class of Voting Stock required by law or these Amended Articles of Incorporation, the~~
~~affirmative vote of at least 80% of the votes entitled to be cast by holders of all the outstanding shares of~~
~~Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article 9.~~

13. In addition to all other requirements imposed by law and these Amended Articles ~~and except as otherwise~~
~~expressly provided in paragraph (c) of this Article 13~~, none of the actions or transactions listed in paragraph (a)
below shall be effected by the Corporation, or approved by the Corporation as a shareholder of any majority-
owned subsidiary of the Corporation if, as of the record date for the determination of the shareholders entitled to vote thereon, any Related Person (as hereinafter defined) exists, unless the applicable requirements of paragraphs (b), (c), (d), ~~(e)~~, and (~~f~~e) of this Article 13 are satisfied.

(a) The actions or transactions within the scope of this Article 13 are as follows:

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(i) any merger or consolidation of the Corporation or any of its subsidiaries into or with such
Related Person;

(ii) any sale, lease, exchange, or other disposition of all or any substantial part of the assets of the Corporation or any of its majority-owned subsidiaries to or with such Related Person;

(iii) the issuance or delivery of any Voting Stock (as hereinafter defined) or of voting securities of any of the Corporation's majority-owned subsidiaries to such Related Person in exchange for cash, other assets or securities, or a combination thereof;

(iv) any voluntary dissolution or liquidation of the Corporation;

(v) any reclassification of securities (including any reverse stock split), or recapitalization of the
Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries, or any other transaction (whether or not with or otherwise involving a Related Person) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of capital
stock of     the Corporation, or any securities convertible into capital stock of the Corporation or into equity securities of any subsidiary, that is beneficially owned by any Related Person; or

(vi) any agreement, contract, or other arrangement providing for any one or more of the actions specified in the foregoing clauses (i) through (v).

(b) The actions and transactions described in paragraph (a) of this Article 13 shall have been authorized by the affirmative vote of ~~at least 80% of all~~a majority of the votes entitled to be cast by holders of all the outstanding shares of Voting Stock, voting together as a single class.

~~(c) Notwithstanding paragraph (b) of this Article 13, the 80% voting requirement shall not be applicable if~~
~~any action or transaction specified in paragraph (a) is approved by the Corporation's Board of Directors and~~
~~by a majority of the Continuing Directors (as hereinafter defined).~~

~~(d~~ (c) Unless approved by a majority of the Continuing Directors, after becoming a Related Person and prior to consummation of such action or transaction.:

(i) the Related Person shall not have acquired from the Corporation or any of its subsidiaries any newly issued or treasury shares of capital stock or any newly issued securities convertible into capital stock of the Corporation or any of its majority-owned subsidiaries, directly or indirectly
(except upon conversion of convertible securities acquired by it prior to becoming a Related Person or as a result of a pro rata stock dividend or stock split or other distribution of stock to all shareholders pro rata);

(ii) such Related Person shall not have received the benefit directly or indirectly (except proportionately as a shareholder) of any loans, advances, guarantees, pledges, or other financial assistance or tax credits provided by the Corporation or any of its majority-owned subsidiaries, or made any major changes in the Corporation's or any of its majority-owned subsidiaries' businesses or Corporation's capital stock below the rate in effect immediately prior to the time such Related
Person became a Related Person; and

(iii) such Related Person shall have taken all required actions within its power to ensure that the
Corporation's Board of Directors included representation by Continuing Directors at least proportionate to the voting power of the shareholdings of Voting Stock of the Corporation's
Remaining Public Shareholders (as hereinafter defined), with a Continuing Director to occupy an additional Board position if a fractional right to a director results and, in any event, with at least one
Continuing Director to serve on the Board so long as there are any Remaining Public Shareholders.

(~~e~~d) A proxy statement responsive to the requirements of the Securities Exchange Act of 1934, as amended, whether or not the Corporation is then subject to such requirements, shall be mailed to the shareholders of the Corporation for the purpose of soliciting shareholder approval of such action or transaction and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability or inadvisability of the action or transaction which the Continuing Directors may choose to state and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm

P80

selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the action or transaction from a financial point of view to the Remaining Public Shareholders, such investment banking firm to be paid a reasonable fee for its services by the Corporation. The requirements of this paragraph (~~e~~d)
shall not apply to any such action or transaction which is approved by a majority of the Continuing
Directors.

(~~f~~e) For the purpose of this Article 13

(i) the term "Related Person" shall mean any other corporation, person, or entity which beneficially owns or controls, directly or indirectly, 5% or more of the outstanding shares of Voting Stock, and any Affiliate or Associate (as those terms are defined in the General Rules and Regulations under the Securities
Exchange Act of 1934) of a Related Person; provided, however, that the term Related Person shall not include (a) the Corporation or any of its subsidiaries, (b) any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any subsidiary of the Corporation or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or (c) Lilly Endowment, Inc.; and
further provided, that no corporation, person, or entity shall be deemed to be a Related Person solely by reason of being an Affiliate or Associate of Lilly Endowment, Inc.;

(ii) a Related Person shall be deemed to own or control, directly or indirectly, any outstanding shares of
Voting Stock owned by it or any Affiliate or Associate of record or beneficially, including without limitation shares

a. which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants, or options, or otherwise or

b. which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause a. above), by any other corporation, person, or other entity with which it or its Affiliate or Associate has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Voting Stock, or which is its Affiliate (other than the
Corporation) or Associate (other than the Corporation);

(iii) the term "Voting Stock" shall mean all shares of any class of capital stock of the Corporation which are entitled to vote generally in the election of directors;

(iv) the term "Continuing Director" shall mean a director who is not an Affiliate or Associate or representative of a Related Person and who was a member of the Board of Directors of the Corporation immediately prior to the time that any Related Person involved in the proposed action or transaction became a Related Person or a director who is not an Affiliate or Associate or representative of a Related
Person and who was nominated by a majority of the remaining Continuing Directors; and

(v) the term "Remaining Public Shareholders" shall mean the holders of the Corporation's capital stock other than the Related Person.

(~~g~~f) A majority of the Continuing Directors of the Corporation shall have the power and duty to determine for the purposes of this Article 13, on the basis of information then known to the Continuing Directors, whether (i) any
Related Person exists or is an Affiliate or an Associate of another and (ii) any proposed sale, lease, exchange, or other disposition of part of the assets of the Corporation or any majority-owned subsidiary involves a substantial part of the assets of the Corporation or any of its subsidiaries. Any such determination by the Continuing
Directors shall be conclusive and binding for all purposes.

(~~h~~g) Nothing contained in this Article 13 shall be construed to relieve any Related Person or any Affiliate or
Associate of any Related Person from any fiduciary obligation imposed by law.

(~~i~~h) The fact that any action or transaction complies with the provisions of this Article 13 shall not be construed to waive or satisfy any other requirement of law or these Amended Articles of Incorporation or to impose any fiduciary duty, obligation, or responsibility on the Board of Directors or any member thereof, to approve such action or transaction or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit, or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such action or transaction.
The Board of Directors of the Corporation, when evaluating any actions or transactions described in paragraph (a)
of this Article 13, shall, in connection with the exercise of its judgment in determining what is in the best interests

P81

of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation the social and economic effects on the employees, customers, suppliers, and other constituents of the
Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located.

~~(j) Notwithstanding any other provision of these Amended Articles of Incorporation or of law which might~~
~~otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular~~
~~class of Voting Stock required by law or these Amended Articles of Incorporation, the affirmative vote of the~~
~~holders of at least 80% of the votes entitled to be cast by holders of all the outstanding shares of Voting Stock,~~
~~voting together as a single class, shall be required to alter, amend, or repeal this Article 13.~~

P82

Directions and Parking
From I-70 take Exit 79B; follow signs to McCarty Street. Turn right (east) on McCarty Street; go straight into Lilly Corporate Center. You will be directed to parking. Parking will be available on a first-come, first-served basis in the garage. Entrance to the Lilly Center Auditorium is adjacent to the parking garage.

P83

E56769-P16536

Lilly

The undersigned hereby appoints Messrs. M. J. Harrington, J. L. Smiley, and D. A. Ricks, and each of them, as proxies, each with full power to act without the others and with full power of substitution, to vote as indicated on the reverse side of this card all the shares of Common Stock of ELI LILLY AND COMPANY in this account held in the name of the undersigned at the close of business on February 26, 2019, at the Annual Meeting of Shareholders to be held on May 6, 2019, at 11:00 a.m. EDT, and at any adjournment thereof, with all the powers the undersigned would have if personally present.

If this card is properly executed and returned, the shares represented thereby will be voted. If a choice is specified by the shareholder, the shares will be voted accordingly. **If not otherwise specified, the shares represented by this card will be voted with the recommendations of the board of directors and in the discretion of the proxy holders upon such other matters as may properly come before the meeting.**

This proxy is solicited on behalf of the board of directors.

PLEASE MARK YOUR VOTES AND SIGN ON THE REVERSE SIDE OF THIS CARD.

Lilly

ELI LILLY AND COMPANY
LILLY CORPORATE CENTER, DC 1094
ATTN: CORPORATE SECRETARY OFFICE
INDIANAPOLIS, IN 46285

VOTE ONLINE - proxyvote.com
Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on Sunday, May 5, 2019. Have your proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE - *(1-800-690-6903)*
Transmit your voting instructions by telephone until 11:59 p.m. EDT on Sunday, May 5, 2019. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign, and date this card. Return it in the postage-paid envelope we have provided or return to Eli Lilly and Company, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. Card must be received by May 5, 2019.

SHAREHOLDER MEETING REGISTRATION
To vote and/or attend the meeting, go to the "Register for Meeting" link at proxyvote.com.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E56768-P16536 KEEP THIS PORTION FOR YOUR RECORDS

THIS CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ELI LILLY AND COMPANY

The board of directors recommends you vote FOR Items 1-5:

		For	Against	Abstain
1.	Election of directors, each for a three-year term.			
	1a. R. Alvarez	☐	☐	☐
	1b. C. R. Bertozzi	☐	☐	☐
	1c. J. R. Luciano	☐	☐	☐
	1d. K. P. Seifert	☐	☐	☐
2.	Approval, by non-binding vote, of the compensation paid to the company's named executive officers.	☐	☐	☐
3.	Ratification of Ernst & Young LLP as the principal independent auditor for 2019.	☐	☐	☐
4.	Approve amendments to the Articles of Incorporation to eliminate the classified board structure.	☐	☐	☐
5.	Approve amendments to the Articles of Incorporation to eliminate all supermajority voting provisions.	☐	☐	☐

The board of directors recommends you vote AGAINST shareholder proposals 6-7:

Please sign exactly as name appears hereon. One joint owner may sign on behalf of the others. When signing in a representative capacity, please clearly state your capacity.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (If Joint Owner) Date

ESOP/PAYSOP

E56771-P16536

Lilly Employee 401(k) Plan
Confidential Voting Instructions
To Northern Trust, Trustee

By signing on the reverse side or by voting by phone or Internet, you direct the Trustee to vote (in person or in proxy) as indicated on the reverse side of this card, the number of shares of Eli Lilly and Company Common Stock credited to this account under The Lilly Employee 401(k) Plan or an affiliated plan at the close of business on February 26, 2019, at the Annual Meeting of Shareholders to be held on May 6, 2019 at 11:00 a.m. EDT, and at any adjournment thereof.

If this card is properly executed and returned, the shares represented thereby will be voted. If a choice is specified by the shareholder, the shares will be voted accordingly. **If not otherwise specified, the shares represented by this card will be voted with the recommendations of the board of directors and in the discretion of the proxy holders upon such other matters as may properly come before the meeting.**

Also, unless you decline by checking the box below, you direct the Trustee to apply this voting instruction *pro rata* (along with all other participants who provide voting instructions and do not decline as provided below) to all shares of Common Stock held in the plans for which the Trustee receives no voting instructions (the "undirected shares"), except that shares formerly held in The Lilly Employee Stock Ownership Plan (PAYSOP) may only be voted upon the express instruction of the participants to whose accounts the shares are credited. For more information on the voting of the undirected shares, see the Proxy Statement.

Question 1: Check "no" only if you decline to have your vote applied *pro rata* to the undirected shares. Yes ☐ No ☐

These confidential voting instructions will be seen only by authorized representatives of the Trustee.

PLEASE MARK YOUR VOTES AND SIGN ON THE REVERSE SIDE OF THIS CARD.

ELI LILLY AND COMPANY
LILLY CORPORATE CENTER, DC 1094
ATTN: CORPORATE SECRETARY OFFICE
INDIANAPOLIS, IN 46285

VOTE ONLINE - proxyvote.com
Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on Wednesday, May 1, 2019. Have your proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE - (1-800-690-6903)
Transmit your voting instructions by telephone until 11:59 p.m. EDT on Wednesday, May 1, 2019. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign, and date this card. Return it in the postage-paid envelope we have provided or return to Eli Lilly and Company, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. Card must be received by May 1, 2019.

SHAREHOLDER MEETING REGISTRATION
To vote and/or attend the meeting, go to the "Register for Meeting" link at proxyvote.com.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E56770-P16536 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

ESOP/PAYSOP

THIS CARD IS VALID ONLY WHEN SIGNED AND DATED.

ELI LILLY AND COMPANY

The board of directors recommends you vote FOR Items 1-5:

		For	Against	Abstain
1.	Election of directors, each for a three-year term.			
	1a. R. Alvarez	☐	☐	☐
	1b. C. R. Bertozzi	☐	☐	☐
	1c. J. R. Luciano	☐	☐	☐
	1d. K. P. Seifert	☐	☐	☐
2.	Approval, by non-binding vote, of the compensation paid to the company's named executive officers.	☐	☐	☐
3.	Ratification of Ernst & Young LLP as the principal independent auditor for 2019.	☐	☐	☐
4.	Approve amendments to the Articles of Incorporation to eliminate the classified board structure.	☐	☐	☐
5.	Approve amendments to the Articles of Incorporation to eliminate all supermajority voting provisions.	☐	☐	☐

The board of directors recommends you vote AGAINST shareholder proposals 6-7:

Please sign exactly as name appears hereon. One joint owner may sign on behalf of the others. When signing in a representative capacity, please clearly state your capacity.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (If Joint Owner) Date